As filed with the Securities and Exchange Commission on _____________, 1996

                                             Registration No. 333-12969
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

       MICHIGAN                    6711                      38-1986608
    (State or Other           (Primary Standard            (IRS Employer
    Jurisdiction of       Industrial Classification      Identification No.)
   Incorporation or             Code Number)
     Organization)

                           ONE VANDENBERG CENTER
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-5000

 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)

                ALBERT T. POTAS             IT IS REQUESTED THAT COPIES OF
        OLD KENT FINANCIAL CORPORATION       COMMUNICATIONS BE SENT TO:
             ONE VANDENBERG CENTER
         GRAND RAPIDS, MICHIGAN 49503             GORDON R. LEWIS
                (616) 771-1931               WARNER NORCROSS & JUDD LLP
                                                900 OLD KENT BUILDING
                                                111 LYON STREET, N.W.
                                          GRAND RAPIDS, MICHIGAN 49503-2489
                                                   (616) 752-2752

         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)

         Approximate date of commencement of proposed sale of the
                         securities to the public:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]




                             ________________

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================







































PROSPECTUS AND PROXY STATEMENT


                    SPECIAL MEETING OF SHAREHOLDERS OF

                       SEAWAY FINANCIAL CORPORATION

                  IN CONNECTION WITH AN OFFERING OF UP TO

                             2,382,100 SHARES

                      OLD KENT FINANCIAL CORPORATION

                       COMMON STOCK, $1.00 PAR VALUE

     The board of directors of Seaway Financial Corporation ("Seaway") is furnishing this Prospectus and Proxy Statement on or about November 1, 1996, to solicit proxies to vote at the special meeting of Seaway shareholders to be held on December 5, 1996, and at any adjournment of that meeting. At the special meeting, the shareholders will consider and vote upon approval of an Agreement and Plan of Merger (the "Plan of Merger") pursuant to which Seaway would become affiliated with Old Kent Financial Corporation ("Old Kent") through the merger of Seaway with and into Old Kent (the "Merger").

     This Prospectus and Proxy Statement is a prospectus of Old Kent relating to an offering of Old Kent Common Stock, $1.00 par value. This offering is made only to the holders of Seaway Common Stock, $1.00 par value. (See "The Merger.")

     If the Merger is consummated, each share of Seaway Common Stock that is outstanding immediately prior to the effective time of the Merger will be converted into shares of Old Kent Common Stock. The number of shares to be received by each Seaway shareholder will be based on an Exchange Ratio, subject to payment in cash for fractional shares and adjustment under certain circumstances. The Exchange Ratio will be equal to $43.9057 (the "Purchase Price Per Share") divided by the average of the per share closing prices of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day before the date of the closing. Notwithstanding such average, the per share price of Old Kent Common Stock to be used in calculating the Exchange Ratio (the "Calculation Price") will not be more than $38.4524 per share nor less than $34.6429 per share unless certain conditions exist, Seaway requests a decrease in the Calculation Price and Old Kent agrees to such decrease. In no event will the Calculation Price be less than $31.0655. (See "The Merger--Stock Price Condition.") The Exchange Ratio is also subject to upward or downward adjustment upon the occurrence of certain events specified in the Plan of Merger. (See "The Merger.") THE CALCULATION PRICE AND THE EXCHANGE RATIO WILL BE DETERMINED BASED ON DATES AND EVENTS OCCURRING AFTER THE SPECIAL MEETING OF SHAREHOLDERS AND AFTER THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT. (SEE "THE MERGER.")

      Austin Financial Services, Inc. ("AFSI"), Seaway's financial adviser, has rendered its written opinion to the board of directors of Seaway, dated the date of this Prospectus and Proxy Statement, that, as of such date, the terms of the Merger are fair, from a financial point of view, to the holders of Seaway Common Stock. (See "The Merger--Opinion of Financial Adviser.")

     Consummation of the Merger is subject to Seaway shareholder and regulatory approvals and certain other conditions. (See "The Merger-- Conditions to the Merger and Abandonment.")

     YOUR VOTE IS IMPORTANT. THE MERGER CANNOT OCCUR UNLESS THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SEAWAY COMMON STOCK VOTE FOR APPROVAL OF THE PLAN OF MERGER. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus and Proxy Statement is dated October 24, 1996.






























                           AVAILABLE INFORMATION


     Old Kent is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files applicable reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the Public Reference Section of the Commission (Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549), and at the Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission (450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Old Kent files such materials with the Commission electronically through the EDGAR system. The Commission maintains a Web site that contains such materials regarding companies that file electronically with the Commission at http://www.sec.gov.

     Old Kent has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission relating to the Old Kent Common Stock offered in connection with the proposed Merger described in this Prospectus and Proxy Statement. This Prospectus and Proxy Statement does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and exhibits for further information about Old Kent, Seaway and their respective securities. Any person may inspect the Registration Statement without charge at the Public Reference Section of the Commission and may obtain copies of all or any part of it from the Commission at prescribed rates.

     THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MARY E. TUUK, SECRETARY, OLD KENT FINANCIAL CORPORATION, ONE VANDENBERG CENTER, GRAND RAPIDS, MICHIGAN 49503, TELEPHONE NUMBER (616) 771-5272. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 27, 1996.

     Old Kent undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus and Proxy Statement is delivered, upon written or oral request, a copy of any and all information that has been incorporated by reference in this Prospectus and Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus and Proxy Statement incorporates). Any such request should be directed to the individual identified in the paragraph above.



                       ii
                       SEAWAY FINANCIAL CORPORATION
                        200 SOUTH RIVERSIDE AVENUE
                         ST. CLAIR, MICHIGAN 48079

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Seaway Financial Corporation:

     A special meeting of shareholders of Seaway Financial Corporation will be held at the Crystal Gardens, 1200 Gratiot Boulevard, Marysville, Michigan, on December 5, 1996, at 7:00 p.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger between Seaway Financial Corporation and Old Kent Financial Corporation.

     2. To transact such other business as may properly come before the meeting.

     The board of directors has fixed the close of business on October 23, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting.


                                   By Order of the Board of Directors,


                                      /S/ DONALD L. OSTERLAND


                                   Donald L. Osterland, Secretary

   November 1, 1996



               YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO
                 ATTEND THE MEETING, PLEASE SIGN, DATE AND
                 RETURN THE ENCLOSED PROXY CARD PROMPTLY.










                      iii
PROSPECTUS AND PROXY STATEMENT

                    SPECIAL MEETING OF SHAREHOLDERS OF

                       SEAWAY FINANCIAL CORPORATION
                        200 SOUTH RIVERSIDE AVENUE
                         ST. CLAIR, MICHIGAN 48079
                              (810) 329-2244

                                TO APPROVE
                      AN AGREEMENT AND PLAN OF MERGER
                  INVOLVING AN OFFERING OF COMMON STOCK,
                            $1.00 PAR VALUE, OF

                      OLD KENT FINANCIAL CORPORATION
                           ONE VANDENBERG CENTER
                       GRAND RAPIDS, MICHIGAN 49503
                              (616) 771-5000


                         INTRODUCTION AND SUMMARY

INTRODUCTION

     Old Kent Financial Corporation ("Old Kent") and Seaway Financial Corporation ("Seaway") are furnishing this Prospectus and Proxy Statement and the accompanying form of proxy on or about November 1, 1996, to holders of record of Seaway Common Stock, $1.00 par value ("Seaway Common Stock"), at the close of business on October 23, 1996. The board of directors of Seaway is soliciting proxies to vote at the special meeting of Seaway shareholders to be held on December 5, 1996, and at any adjournment of that meeting. The shareholders' meeting will be held at the Crystal Gardens, 1200 Gratiot Boulevard, Marysville, Michigan, at 7:00 p.m., local time.

     The purpose of the special meeting of Seaway shareholders is to consider and vote on approval of the Agreement and Plan of Merger (the "Plan of Merger") attached as Appendix A to this Prospectus and Proxy Statement. The Plan of Merger provides for the merger of Seaway with and into Old Kent (the "Merger"). Approval of the Plan of Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Seaway Common Stock. (See "The Merger.") Seaway does not anticipate that any other matter will come before the special meeting.

     Seaway's board of directors unanimously voted to adopt the Plan of Merger at its July 30, 1996, meeting. (See "Voting and Management Information--Interests of Certain Persons.")


      THE BOARD OF DIRECTORS OF SEAWAY UNANIMOUSLY RECOMMENDS A VOTE
                    FOR APPROVAL OF THE PLAN OF MERGER.

OLD KENT FINANCIAL CORPORATION

     Old Kent is a bank holding company with its headquarters in Grand Rapids, Michigan. At June 30, 1996, Old Kent on a consolidated basis had assets of $12.2 billion, deposits of $9.8 billion, a net loan portfolio of $7.7 billion and shareholders' equity of $1 billion. Old Kent's principal banking subsidiaries, Old Kent Bank (Michigan) ("OKB-MI") and Old Kent Bank (Illinois) ("OKB-IL"), serve their communities through 190 banking offices in Michigan and 26 banking offices in Illinois. Old Kent also has 9 non-bank subsidiaries.

     Old Kent and its subsidiaries are engaged in the business of commercial banking and other related activities. The services offered by Old Kent and its subsidiaries encompass a wide spectrum of banking, financial and fiduciary services. These services include commercial and retail loans, business and personal checking accounts, savings and individual retirement accounts, time deposit instruments, automated transaction machine services, bank credit cards, debit cards, money transfer services, safe deposit facilities, cash management, electronic banking services, real estate and lease financing, equipment leasing, international banking services, credit life insurance, insurance agency services, personal investment and securities brokerage, corporate and personal trust services and other banking services.

     Old Kent's principal markets for financial services presently are the Michigan and Illinois communities in which Old Kent subsidiaries are located and the areas immediately surrounding those communities. The Grand Rapids market is the source of a substantial portion of Old Kent's business, representing 38 percent of total deposits and 36 percent of total loans at June 30, 1996. The foreign activities of Old Kent's subsidiaries primarily involve time deposits with banks and placements for domestic customers of the banks.

     Old Kent's largest subsidiary is OKB-MI. At June 30, 1996, OKB-MI had assets of $10.1 billion, deposits of $8.1 billion and a net loan portfolio of $6.5 billion. At June 30, 1996, OKB-MI's assets represented 82 percent of Old Kent's consolidated assets. OKB-MI is headquartered in Grand Rapids, Michigan, and conducts a general commercial banking business with individuals and corporate and governmental entities. OKB-MI serves an area consisting primarily of Western, Central and Southeastern Michigan.

     OKB-MI's subsidiary, Old Kent Mortgage Company, originates residential mortgages and conducts a traditional retail and wholesale mortgage banking business in one- to four-family residential mortgage loans. Substantially all mortgages originated are sold into the secondary market with servicing retained. Mortgage servicing for all of Old Kent's subsidiaries and independent investors is performed by OKB-MI's subsidiary, Old Kent Mortgage Services, Inc.



                                      -2-
     Old Kent's second largest subsidiary is OKB-IL. At June 30, 1996, OKB-IL had assets of $2.1 billion, deposits of $1.7 billion and a net loan portfolio of $1.2 billion. At June 30, 1996, OKB-IL's assets represented 17 percent of Old Kent's consolidated assets. OKB-IL is headquartered in Chicago, Illinois, and conducts a general commercial banking business with individuals and corporate and government entities. OKB-IL serves an area consisting primarily of Cook, DuPage and Kane Counties in Illinois.


SEAWAY FINANCIAL CORPORATION

     Seaway is a bank holding company located in St. Clair, Michigan. At June 30, 1996, Seaway on a consolidated basis had assets of $361.9 million, deposits of $320.8 million, a net loan portfolio of $203.6 million and shareholders' equity of $39.8 million. Seaway is the parent company of The Commercial and Savings Bank of St. Clair County, a Michigan banking corporation ("Commercial"), located in St. Clair, Michigan, which operates 9 banking offices and one trust office in St. Clair County, Michigan. Seaway is also the parent company of The Algonac Savings Bank, a Michigan banking corporation ("Algonac"), located in Algonac, Michigan, which operates 5 banking offices in St. Clair County, Michigan. Commercial and Algonac are collectively referred to as the "Banks" in this Prospectus and Proxy Statement.

     Seaway and the Banks are engaged in the business of commercial banking and other related activities. The services offered by Seaway and the Banks include taking deposits, making secured and unsecured loans, financing commercial transactions and performing corporate services.

     Seaway's principal market for financial services is St. Clair County, Michigan, and the communities within St. Clair County. Seaway has no material foreign assets or operations.


SUMMARY OF CERTAIN ASPECTS OF THE MERGER

     Seaway shareholders should consider the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus and Proxy Statement.

     BACKGROUND OF THE TRANSACTION. In January, 1996, Seaway's board of directors determined that Seaway should consider the feasibility and merits of the sale of the organization in light of the then existing merger and acquisition environment. Seaway engaged Austin Financial Services, Inc. ("AFSI") as its exclusive financial adviser with respect to Seaway's strategic alternatives, including its possible sale, merger, consolidation or other business combination. In developing these strategic alternatives, AFSI contacted Old Kent and several other regional bank holding companies to determine if they were interested in affiliating with a then unidentified organization. AFSI received 11 requests for additional

                                      -3-
information. After providing comprehensive disclosures about Seaway to the interested holding companies, AFSI received 4 written indications of interest by April 19, 1996, the due date imposed by Seaway. After reviewing these proposals, Seaway's board of directors decided to proceed with negotiations with Old Kent. Following these negotiations, Old Kent and Seaway entered into a letter of intent dated June 3, 1996, and, thereafter, the Plan of Merger on August 21, 1996. The Plan of Merger is included as Appendix A to this Prospectus and Proxy Statement. Old Kent's and Seaway's management, and their respective representatives, negotiated the purchase price and other terms of the Plan of Merger on an arm's-length basis.

     The board of directors of Seaway has determined that the proposed Merger is in the best interests of Seaway and its shareholders. The board believes that the Merger provides to Seaway shareholders an opportunity to have an interest in a larger and more diversified financial organization and one whose stock is traded on The NASDAQ Stock Market. The board believes that the Merger will assist the Banks in becoming more effective competitors in their markets through access to greater financial and managerial resources, and the ability to offer additional new services that complement those presently offered by each Bank. The board also believes that the Merger will permit achievement of greater economies of scale in the areas of regulatory compliance, holding company management, capital formation and data processing. (See "The Merger--Background of the Merger and --Merger Recommendation and Reasons for the Transaction.")

     CONSIDERATION TO BE RECEIVED IN THE MERGER. If the Merger is consummated, Seaway will be merged with and into Old Kent. The surviving corporation will be Old Kent. The surviving corporation will own the Banks and all of the other assets of Seaway.

     Each share of Seaway Common Stock outstanding at the time the Merger becomes effective will be converted into the number of shares of Old Kent Common Stock, $1.00 par value ("Old Kent Common Stock"), equal to the "Exchange Ratio." The Exchange Ratio will be equal to $43.9057 (the "Purchase Price Per Share") divided by the average of the per share closing prices of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day before the date of the closing (the "Pricing Period") as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means (as so calculated, the "Final OKEN Stock Price"). Notwithstanding this calculation of the Final OKEN Stock Price, the per share price of Old Kent Common Stock to be used in calculating the Exchange Ratio (the "Calculation Price") will not be more than $38.4524 per share nor less than $34.6429 per share unless certain conditions exist, Seaway requests a decrease in the Calculation Price and Old Kent agrees to such decrease. See "The Merger--Stock Price Condition" for a discussion of the conditions that must exist before Seaway may request a decrease in the Calculation Price. In no event will the Calculation Price be less than $31.0655. (See "The Merger--Stock Price


                                      -4-
Condition.") The Exchange Ratio is subject to upward or downward adjustment upon the occurrence of certain events specified in the Plan of Merger which result in changes in the number of shares of Seaway Common Stock outstanding and certain other events that could otherwise affect the nature or amount of the consideration to be received by Seaway shareholders in exchange for their shares of Seaway Common Stock. (See "The Merger--Conversion of Seaway Shares.")

     The following table shows a range of hypothetical Final OKEN Stock Prices and the Exchange Ratio corresponding to each Final OKEN Stock Price. The Exchange Ratios listed in the following table assume that the conditions that could cause Seaway to request a decrease in the Calculation Price do not exist.

                               AVERAGE     EXCHANGE
                                PRICE       RATIO
           At or Above        $38.4524      1.1418
                               37.5001      1.1708
                               36.5477      1.2013
                               35.5953      1.2335
           At or Below         34.6429      1.2674

     The following table shows the closing sale price of Old Kent Common Stock on the dates listed and the corresponding Exchange Ratio that would apply if the closing sale price shown was the average price of Old Kent Common Stock during the Pricing Period:

                                    CLOSING       EXCHANGE
          DATE                    SALE PRICE       RATIO
     June 3, 1996 <F1>             $36.9643        1.1878
     October 11, 1996              $43.875         1.1418

__________________________

<F1> The last trading day before public announcement of the proposed
     Merger, as adjusted to reflect a 5 percent stock dividend paid in July 1996.





                                      -5-
     The Purchase Price Per Share of $43.9057, which is divided by the Calculation Price to yield the Exchange Ratio that determines the amount of Old Kent Common Stock to be received by Seaway shareholders, and the limits on the range of the Exchange Ratio were determined through the parties' negotiation of the Plan of Merger. (See "The Merger--Merger Recommendation and Reasons for the Transaction") These terms reflect Seaway's and Old Kent's judgment as to the value of the shares of Seaway Common Stock relative to the historical and anticipated market price of Old Kent Common Stock.

     The limits of the range of the Exchange Ratio (1.1418 and 1.2674) are intended to limit the extent to which the amount of Old Kent Common Stock to be received by Seaway shareholders in the Merger is adjusted based on extraordinary fluctuations in the market price of Old Kent Common Stock that may be unrelated to Old Kent's financial condition or operations. See "The Merger--Stock Price Condition" for a discussion of Seaway's ability to either request a decrease in the Calculation Price or avoid consummating the Merger in the event of an extraordinary downward movement in the market price of Old Kent Common Stock which is disproportionate to a group of comparison stocks.

     Old Kent will not issue fractional shares of Old Kent Common Stock in the Merger. A Seaway shareholder who would otherwise be entitled to receive a fraction of a share of Old Kent Common Stock in the Merger will receive instead an amount of cash determined by multiplying that fraction by the actual Final OKEN Stock Price.

     OPINION OF FINANCIAL ADVISER. Seaway's financial adviser, AFSI, has rendered an opinion to the board of directors of Seaway, dated as of the date of this Prospectus and Proxy Statement, to the effect that, as of such date, the terms of the Merger are fair, from a financial point of view, to the holders of Seaway Common Stock. The opinion of AFSI is attached as Appendix B to this Prospectus and Proxy Statement. Shareholders are urged to read that opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications on the review undertaken by AFSI in connection with that opinion. For a more detailed description of this opinion, see "The Merger--Opinion of Financial Adviser."

     CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to certain conditions, including among others that the shareholders of Seaway approve the Plan of Merger, that necessary regulatory approvals are obtained, that no proceeding seeking to prevent the Merger is pending or threatened and that Old Kent and Seaway obtain various ancillary certificates, opinions and agreements. Seaway will not be obligated to consummate the Merger at any time when both of the following conditions exist: (i) the Final OKEN Stock Price is less than $31.0655 per share, subject to certain adjustments provided in the Plan of Merger; and (ii) the percentage determined by dividing the Final OKEN Stock Price by $36.5476 is


                                      -6-
more than 15 percentage points less than the percentage determined by dividing the aggregate price per share of certain comparison stocks (as defined in the Plan of Merger) on the last day of the Pricing Period by the aggregate price per share of those comparison stocks on May 14, 1996, subject to certain adjustments as provided in the Plan of Merger. At any time prior to the effective time of the Merger, the boards of directors of Old Kent and Seaway may by mutual consent abandon the Merger. Also, for certain specified reasons the board of directors of either Old Kent or Seaway may abandon the Merger. (See "The Merger--Conditions to the Merger and Abandonment.")

     Under certain circumstances involving the acquisition of control of Seaway by a party other than Old Kent, Seaway is required under the Plan of Merger to pay to Old Kent a termination fee. The termination fee is payable only upon the occurrence of certain events specified in the Plan of Merger. The effect of this provision of the Plan of Merger may be to discourage other persons from seeking an acquisition of Seaway. (See "The Merger--Termination Fee.")

     It is expected that the closing of the Merger will occur, and the Merger will become effective, during the first quarter of 1997.

     VOTE REQUIRED. Pursuant to the Michigan Business Corporation Act, the affirmative vote of the holders of a majority of the outstanding shares of Seaway Common Stock entitled to vote on the Plan of Merger is required to approve the Plan of Merger. Failures to vote, abstentions and broker non-votes will have the same effect as votes against approval of the Plan of Merger. As of August 31, 1996, Seaway's directors and executive officers and their affiliates held 25.9 percent of the outstanding shares of Seaway Common Stock, although Franklin H. Moore, Jr. disclaims beneficial owner-ship of 330,613 shares held by trusts of which he is a beneficiary. (See "Voting and Management Information--Interests of Certain Persons.") As of August 31, 1996, Old Kent's directors and executive officers and their affiliates did not hold any shares of Seaway Common Stock. No approval by Old Kent shareholders is required.

     REGULATORY APPROVAL. Consummation of the Merger is subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Old Kent filed its application for approval of the Merger with the Federal Reserve Board on October 4, 1996. The
Merger cannot be consummated for a period of 30 days after receipt of the Federal Reserve Board's final approval unless the Federal Reserve Board has not received any adverse comments from the United States Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the fifteenth day after the final approval by the Federal Reserve Board. During this 15- or 30-day period, the United States Department of Justice may review the competitive effects of the Merger to determine whether it will take action to block the Merger.



                                      -7-
     DISSENTERS' RIGHTS. Holders of Seaway Common Stock are not entitled to dissenters' rights under the Michigan Business Corporation Act in connection with the Merger.

     FEDERAL INCOME TAX CONSEQUENCES. As a condition precedent to consummation of the Merger, Old Kent and Seaway must each receive an opinion from Old Kent's counsel regarding the federal income tax consequences of the Merger. The opinion of Old Kent's counsel must be substantially to the effect that, among other matters, Seaway shareholders will not recognize taxable income or loss by reason of receiving shares of Old Kent Common Stock in the Merger and that shares of Old Kent Common Stock received by Seaway shareholders in the Merger will have the same basis and holding period as the respective shares of Seaway Common Stock surrendered in exchange for them. Cash received in lieu of fractional shares of Old Kent Common Stock will be taxable. The opinion of Old Kent's counsel will be based on one or more certificates or affidavits of fact provided by Old Kent and/or Seaway. (See "The Merger--Federal Income Tax Consequences.")

     Due to the complexities of federal, state and local income tax laws, it is strongly recommended that Seaway shareholders consult their own tax advisers concerning the federal, state and local tax consequences of the Merger.

     ACCOUNTING TREATMENT. Old Kent expects to account for the Merger under the purchase method of accounting. (See "The Merger--Accounting Treatment.")


MARKET VALUE OF SHARES

     Old Kent Common Stock is traded in the over-the-counter market and is quoted on The NASDAQ Stock Market under the symbol OKEN. Seaway Common Stock is not actively traded, although occasional transactions occur informally between individuals and local and regional brokerage firms. The prices at which such transactions are effected are only occasionally reported to Seaway. The last transaction effected in Seaway Common Stock for which price information is known to Seaway was effected on August 23, 1996, when 337 shares traded at a price of $41.00 per share. The last transaction prior to June 3, 1996 (the day immediately prior to public announcement of the proposed Merger) effected in Seaway Common Stock for which price information is known to Seaway was effected on May 28, 1996, when 1,000 shares traded at a price of $36.50 per share. The following table sets forth the per share closing price for Old Kent Common Stock reported on The NASDAQ Stock Market on June 3, 1996 (the last trading date prior to public announcement of the proposed Merger), and the estimated value of Old Kent Common Stock to be received for each share of Seaway Common Stock on an equivalent per share basis:



                                      -8-

                           OLD KENT                    SEAWAY
                         COMMON STOCK               COMMON STOCK
                                          LAST REPORTED
                                         SALE PRICE PRIOR     EQUIVALENT
       DATE              ACTUAL PRICE    TO JUNE 3, 1996     PER SHARE<F1>
     June 3, 1996          $36.9643          $36.50            $43.9062

_____________________

<F1> The equivalent per share price of Seaway Common Stock is the estimated market value of Old Kent Common Stock to be received in the Merger by Seaway shareholders for each share of Seaway Common Stock if the average price of Old Kent Common Stock during the Pricing Period used to determine the Exchange Ratio was the same as the actual price of Old Kent Common Stock as of the date indicated.

     As of August 31, 1996, there were 46,206,472 shares of Old Kent Common Stock issued and outstanding held by 14,646 holders of record. As of August 31, 1996, there were 1,685,430 shares of Seaway Common Stock issued and outstanding held by 486 holders of record.

     Old Kent and Seaway urge each Seaway shareholder to obtain a current market quote on Old Kent Common Stock.























                                      -9-
SELECTED FINANCIAL DATA

     The following unaudited table presents selected historical financial information and selected PRO FORMA combined financial information for Old Kent and Seaway. This information should be read in conjunction with the financial statements and notes thereto included elsewhere in or incorporated by reference into this Prospectus and Proxy Statement. The PRO FORMA combined financial information gives effect to the Merger. The PRO FORMA combined financial information may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or that may be attained in the future. The PRO FORMA combined financial information has been prepared on the assumption that the Merger will be accounted for under the purchase method of accounting.


                                                                   YEAR ENDED DECEMBER 31,                        SIX MONTHS ENDED
                                              1991          1992           1993            1994          1995      JUNE 30, 1996
                                                                   (dollars in thousands)
OLD KENT FINANCIAL CORPORATION
   (HISTORICAL)
  Income Statement Data:
     Net interest income                   $  356,074    $  403,821    $   427,587    $   455,635    $   476,693     $   243,143
     Provision for credit losses               41,687        58,987         34,822         22,465         21,666          15,975
     Net income                                95,988       114,445        131,324        137,084        141,814          76,795
  Balance Sheet Data (period end):
     Assets                                $9,250,652    $9,152,196    $10,340,037    $11,477,723    $12,003,084     $12,235,803
     Deposits                               7,696,052     7,664,476      8,411,203      9,429,337      9,357,366       9,823,149
     Loans                                  5,398,264     5,224,845      5,344,712      6,854,849      7,430,552       7,835,636
     Long-term and subordinated debt           84,331        24,565          1,215          1,119        101,023         100,970
     Shareholders' equity                     700,117       755,686        850,040        895,997      1,015,936       1,006,469

SEAWAY FINANCIAL CORPORATION
   (HISTORICAL)
  Income Statement Data:
     Net interest income                   $   11,754    $   13,088    $    13,159    $    13,297    $    14,129     $     7,332
     Provision for credit losses                  417           319             58             19            189             167
     Net income                                 3,565         3,906          4,022          3,907          4,061           2,172
  Balance Sheet Data (period end):
     Assets                                $  329,581    $  330,819    $   349,781    $   337,820    $   347,829     $   361,887
     Deposits                                 293,302       290,828        295,477        282,291        306,376         320,755
     Loans                                    163,597       175,300        170,453        178,894        192,283         206,038
     Long-term and subordinated debt              100            --             --             --             --              --
     Shareholders' equity                      30,328        32,574         35,243         34,945         39,031          39,749



                                      -10-

                                                  YEAR ENDED         SIX MONTHS ENDED
                                               DECEMBER 31, 1995      JUNE 30, 1996
                                                      (dollars in thousands)
PRO FORMA COMBINED<F1>
    Income Statement Data:
      Net interest income                       $    490,822          $   250,475
      Provision for credit losses                     21,855               16,142
      Net income                                     145,875               78,967
    Balance Sheet Data (period end)<F2>:
      Assets                                     $12,350,913          $12,597,690
      Deposits                                     9,663,742           10,143,904
      Loans                                        7,622,835            8,041,674
      Long-term and subordinated debt                101,023              100,970
      Shareholders' equity                         1,054,967            1,046,218
________________________

<F1> Under the "risk-based" capital guidelines presently in effect for banks and bank holding companies, minimum capital levels are based on the perceived risk in the various asset categories. Certain off-balance-sheet instruments such as loan commitments and letters of credit require capital allocations. Bank holding companies are required to maintain minimum risk-based capital ratios. Old Kent's ratios are above the regulatory minimum guidelines and each of its subsidiary banks met the regulatory criteria to be categorized as "well-capitalized" institutions at June 30, 1996. Seaway met the regulatory criteria to be categorized as a "well-capitalized" institution at June 30, 1996. The "well-capitalized" classification may permit financial institutions to minimize the cost of Federal Deposit Insurance Corporation insurance assessments by being charged a lesser rate than those that do not meet this definition. Designation as a "well-capitalized" institution does not constitute a recommendation by federal bank regulators. The following table shows capital ratios and requirements as of June 30, 1996:

                                                                             RISK-BASED CAPITAL
                                                                     LEVERAGE  TIER 1   TOTAL

     Old Kent's capital ratios                                         7.77%   10.44%   12.81%
     Seaway's capital ratios                                          11.27    19.29    20.48
     PRO FORMA combined capital ratios                                 7.32     9.83    12.17
     Regulatory capital ratios - "well-capitalized" definition         5.00     6.00    10.00
     Regulatory capital ratios - minimum requirement                   3.00     4.00     8.00

<F2> The PRO FORMA combined balance sheet data assumes the issuance of
     2,024,707 shares of Old Kent Common Stock in exchange for all of the outstanding shares of Seaway Common Stock. This assumes an Exchange

                                      -11-
     Ratio of 1.2013 shares of Old Kent Common Stock for each share of Seaway Common Stock. This Exchange Ratio assumes a Purchase Price Per Share of $43.9057 and a Calculation Price of $36.5477, which is midway between the $38.4524 upper limit and the $34.6429 lower limit (assuming the nonexistence of the conditions that could cause the Calculation Price to be decreased to $31.0655).

<F3> Seaway adopted SFAS No. 115 on December 31, 1993.


COMPARATIVE PER SHARE DATA

       The following unaudited table sets forth certain historical and PRO FORMA combined per common share information for Old Kent, and certain historical and equivalent PRO FORMA combined per common share information for Seaway. The data are derived from financial statements of Old Kent and Seaway incorporated by reference into or included elsewhere in this Prospectus and Proxy Statement. The PRO FORMA data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the period presented. The PRO FORMA financial data have been included in accordance with the rules of the Commission and are provided for comparative purposes only. The PRO FORMA combined per common share information for Old Kent and the equivalent PRO FORMA combined per common share information for Seaway are stated as if the Merger had taken place on the first day of each period presented. The information presented below has been restated to reflect stock dividends and stock splits.

                                                        YEAR ENDED DECEMBER 31,                  SIX MONTHS ENDED
                                           1991       1992       1993       1994       1995        JUNE 30, 1996
HISTORICAL PER SHARE DATA

Old Kent Financial Corporation<F1>
 Net Income per Common Share:
   Primary                                $ 2.07     $ 2.45     $ 2.76     $ 2.88     $ 2.96          $ 1.61
   Fully Diluted                            1.97       2.39       2.76       2.88       2.96            1.61
 Cash Dividends per
  Common Share                               .71        .82        .97       1.07       1.16             .61
 Book Value per Common
  Share (at period end):
   Primary                                 15.07      16.13      17.86      18.82      21.32           21.46
   Fully Diluted                           14.35      15.36      17.86      18.82      21.32           21.46




                                           -12-
Seaway Financial Corporation<F2>
 Net Income per Common Share:
   Primary                                $ 2.12     $ 2.32     $ 2.39     $ 2.32     $ 2.41          $ 1.29
   Fully Diluted                            2.12       2.32       2.39       2.32       2.41            1.29
 Cash Dividends per
  Common Share                               .93        .99       1.07       1.09       1.18             .64
 Book Value per Common
  Share (at period end):
   Primary                                 17.99      19.33      20.91      20.73      23.16           23.58
   Fully Diluted                           17.99      19.33      20.91      20.73      23.16           23.58

PRO FORMA PER SHARE DATA
                                                                         YEAR ENDED               SIX MONTHS ENDED
                                                                      DECEMBER 31, 1995            JUNE 30, 1996
PRO FORMA Combined (per Old Kent share)
 Net Income per Common Share:
   Primary                                                                 $ 2.92                     $ 1.59
   Fully Diluted                                                             2.92                       1.59
 Cash Dividends per
  Common Share<F3>                                                           1.16                        .61
 Book Value per Common
  Share (at period end):
   Primary                                                                  21.24                      21.38
   Fully Diluted                                                            21.24                      21.38

                                                                         YEAR ENDED               SIX MONTHS ENDED
                                                                      DECEMBER 31, 1995            JUNE 30, 1996
Equivalent PRO FORMA Combined
 Per Seaway Share<F4>
   Net Income per Common Share:
     Primary                                                               $ 3.51                     $ 1.91
     Fully Diluted                                                           3.51                       1.91
   Cash Dividends per
    Common Share                                                             1.39                        .73
   Book Value per Common
    Share (at period end):
     Primary                                                                25.52                      25.68
     Fully Diluted                                                          25.52                      25.68
_____________________________

<F1>   Adjusted for 5 percent stock dividends paid in 1996 and 1995.


                                      -13-
<F2>   Adjusted for a 10 percent stock dividend paid in 1995 and a 20 percent stock dividend paid in 1993.

<F3>   For the purposes of this presentation, the PRO FORMA combined cash dividends declared per common share are assumed to be the same as the cash dividends paid per common share by Old Kent on a historical basis during the periods indicated.

<F4>   The Seaway equivalent PRO FORMA combined per common share information is calculated by multiplying the Old Kent PRO FORMA combined per common share data by the Exchange Ratio of 1.2013 shares of Old Kent Common Stock for each share of Seaway Common Stock. This Exchange Ratio assumes a Purchase Price Per Share of $43.9057 and a Calculation Price of $36.5477, which is midway between the $38.4524 upper limit and the $34.6429 lower limit for that value provided under the Plan of Merger (assuming the nonexistence of the conditions that could cause the Calculation Price to be decreased to $31.0655).

                        GENERAL MEETING INFORMATION


PURPOSE

       The special meeting of Seaway shareholders will be held for the purpose of considering and voting upon a proposal to approve the Plan of Merger and to transact any and all other business that may properly come before the meeting, or any adjournment of that meeting.


VOTING BY PROXY

       If a Seaway shareholder properly executes and returns a proxy in the form distributed by Seaway, the proxies named will vote the shares represented by that proxy at the special meeting of shareholders of Seaway, and at any adjournment of that meeting. Where a shareholder specifies a choice, the proxy will be voted in accordance with the shareholder's specification. If no specific direction is given, the proxies will vote the shares in favor of approval of the Plan of Merger.

       Seaway's management does not currently know of any other matter to be presented at the special meeting. If other matters are presented, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

       A shareholder may revoke a proxy at any time prior to its exercise by written notice delivered to the corporate secretary of Seaway or by attending the special meeting of shareholders and voting in person.


                                      -14-
PROXY SOLICITATION

       The board of directors, officers and employees of Seaway will initially solicit proxies by mail. If they deem it advisable, directors, officers and employees of Seaway and the Banks may also solicit proxies in person or by telephone without additional compensation. In addition, nominees and other fiduciaries may also solicit proxies. Such persons may at the request of Seaway's management mail material to or otherwise communicate with the beneficial owners of shares held by them. Although it does not presently plan to do so, Seaway's management may request that directors, officers and employees of Old Kent and its subsidiaries assist in the proxy solicitation. If management makes such a request, such persons may also solicit proxies of Seaway shareholders by mail, telephone and personal interview without additional compensation. All expenses of solicitation of proxies will be paid by Seaway.


VOTING RIGHTS AND RECORD DATE

       Only shareholders of record of Seaway Common Stock at the close of business on October 23, 1996 (the "Record Date"), are entitled to notice of and to vote at the special meeting or at any adjournment of that meeting. At the close of business on the Record Date, 1,685,430 shares of Seaway Common Stock were issued and outstanding. As of August 31, 1996, 437,086 shares, or 25.9 percent of the outstanding shares of Seaway Common Stock, were beneficially owned by directors and executive officers of Seaway and their affiliates, although Franklin H. Moore, Jr. disclaims beneficial ownership of 330,613 shares held by trusts of which he is a beneficiary. These individuals have agreed that they will use their best efforts to cause the Plan of Merger to be approved by the shareholders of Seaway and consummated according to its terms. Each holder of record of Seaway Common Stock on the Record Date will be entitled to one vote for each share registered in his or her name on each matter presented for a vote of the shareholders at the special meeting. The Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Seaway Common Stock. For the purpose of counting votes on this proposal, failures to vote, abstentions and broker non-votes will have the same effect as votes against approval of the Plan of Merger.


EXPENSES

       Old Kent will pay all printing expenses and filing fees pertaining to the Registration Statement. Seaway will pay all expenses associated with printing and mailing this Prospectus and Proxy Statement, including all expenses for postage, labor and materials. Except in the case of certain breaches of the Plan of Merger by Old Kent or Seaway, if the Plan of Merger is terminated before the Merger becomes effective, Old Kent and Seaway each will pay its own fees and expenses incident to preparing for, entering into and carrying out the Plan of Merger and procuring any necessary approvals,

                                      -15-
including fees and expenses of its own legal counsel, accountants and other experts.


                                THE MERGER


       The respective boards of directors of Old Kent and Seaway have adopted an Agreement and Plan of Merger dated as of August 21, 1996 (the "Plan of Merger").

       The following discussion summarizes certain provisions of the Plan of Merger and aspects of the Merger. This summary discussion is not intended to be a complete description of the Merger and is qualified in its entirety by reference to the Plan of Merger. The Plan of Merger is attached as Appendix A and incorporated by reference in this Prospectus and Proxy Statement.


BACKGROUND OF THE MERGER

       In January of 1996, with authority of the board of directors, Mr. Franklin H. Moore, Jr., Chairman and Chief Executive Officer of
Seaway, contacted AFSI, in Toledo, Ohio, to discuss and consider the feasibility and merits of the sale of the organization in light of the then existing merger and acquisition environment. Mr. Moore contacted AFSI because of its experience in handling similar bank sale transactions in the state of Michigan and throughout the Midwest. On February 2, 1996,
Seaway engaged AFSI to act as its exclusive financial adviser with respect to strategic alternatives including the possible sale, merger, consolidation or other business combination involving Seaway. Following its engagement, AFSI prepared and delivered to the board of directors a valuation of the fair value of Seaway on a sale basis. The board of directors accepted the findings of the valuation report in February of 1996 and authorized AFSI to solicit preliminary offers.

       On March 8, 1996, AFSI prepared and mailed a description of Seaway to approximately 37 organizations AFSI believed would be interested in acquiring Seaway. The description provided current and historical financial performance trends and key aspects of the structure of Seaway.
At that time Seaway was not disclosed as the subject organization in the material. Respondents were requested to complete and return a confidentiality statement indicating their interest in receiving a full package of information on the as yet unreferenced organization. Of the original 37 letters mailed, 11 banking organizations signed and returned the confidentiality agreement.

       On March 27, 1996, extensive financial and other information about Seaway was forwarded to each organization which signed and returned the confidentiality agreement. AFSI received written indications of interest

                                      -16-
in affiliating with Seaway from 4 regional multi-bank holding companies.
On April 25, 1996, Seaway's board met with representatives of AFSI to assist the board in evaluating these indications of interest. At this meeting, the board of directors, with the assistance of AFSI, reviewed the financial and nonfinancial terms of each purchase offer. Of the 4 purchase offers received, one was significantly lower than the other 3 offers.
After consideration, the board determined to focus its efforts on reviewing the remaining 3 indications of interest. As such, all 3 organizations were provided the opportunity to discuss their offer and their organization at a meeting with Seaway's board. Old Kent met with the Seaway board on April 30, 1996, to discuss its offer. One of the other offers was withdrawn so that the organization could pursue other opportunities.

       On May 10, 1996, the board of directors of Seaway and AFSI met with the other bidder. On May 16, 1996, the board of directors met again via telephone conference. At this time the board reviewed amended purchase offers received from Old Kent and the other institution. The board determined, with the assistance of AFSI, that Old Kent was the preferred bidder due (in no specific priority) to the cultural differences with the other offeror, current lower and anticipated lesser volatility in the price of Old Kent Common Stock, the uncertainty as to the status of the trust department from the other institution, and a perception that the management style and stability of Old Kent would result in a better long-term future for the shareholders of Seaway. As a result of these discussions, the board instructed AFSI to pursue negotiations with Old Kent.

       After considerable negotiations, a letter of intent was reached with Seaway and Old Kent on June 3, 1996, and a joint press release announcing the proposed transaction was released. Negotiation of the definitive agreement was initiated. On July 24, 1996, the board met to review and consider the definitive agreement between Old Kent and Seaway. As a result of this review, several additional items were identified for further negotiation. On July 30, 1996, the Seaway board of directors unanimously voted to adopt the Plan of Merger. On August 21, 1996, the Plan of Merger between Seaway and Old Kent was signed and a joint press release was issued announcing the execution of the Plan of Merger.


MERGER RECOMMENDATION AND REASONS FOR THE TRANSACTION

       The terms of the Plan of Merger, including the Exchange Ratio, were the result of arm's-length negotiations between Seaway and Old Kent and their respective representatives. In the course of reaching its decision to approve the Plan of Merger, the board of directors of Seaway consulted with its special legal and financial advisers, as well as with management of Seaway. Without assigning any relative or specific weights, the board considered numerous factors, including but not limited to the following:

            (i) The transaction will result in no immediate gain or loss, for tax purposes, to Seaway's shareholders;

                                      -17-
           (ii) The Plan of Merger provides for a floating Exchange Ratio that contemplates an upper and lower limit which sets a minimum and maximum number of shares to be issued and a "walkaway" right that would permit Seaway to request an adjustment in the Exchange Ratio or terminate the Plan of Merger if the per share price of Old Kent Common Stock declined more rapidly than a comparable group of stocks;

          (iii) A business combination with a larger bank holding company, such as Old Kent, was expected to provide both greater short-term and long-term value to Seaway shareholders than other alternatives available and would enhance Seaway's competitiveness and its ability to serve its depositors, customers and the communities in which it operates;

           (iv) Old Kent's significant long-term experience in integrating the operations of banks and bank holding companies;

            (v) The economic conditions and prospects for the market in which Seaway operates, and competitive pressures in the financial services industry in general and the banking industry in particular;

           (vi) The Merger was expected to offer Seaway shareholders greater liquidity for their shares and prospects for continued growth than if Seaway were to remain independent;

          (vii)  The bank regulatory environment in general;

         (viii) The business, results of operations, asset quality and financial condition of Old Kent, the perceived future growth prospects of Old Kent and Seaway following the Merger and the potential synergies and cost savings expected to be realized from the Merger; and

           (ix) The presentations of Seaway's financial adviser, AFSI, and the opinion rendered by AFSI to the effect that the terms of the Plan of Merger were fair, from a financial point of view, to the holders of Seaway Common Stock. (See "The Merger--Opinion of Financial Adviser.")

       As of August 31, 1996, the directors and executive officers of Seaway, together with their affiliates and associates, as a group, beneficially owned approximately 437,086 shares of Seaway Common Stock representing approximately 25.9 percent of the shares outstanding, although Franklin H. Moore, Jr. disclaims beneficial ownership of 330,613 shares held by trusts of which he is a beneficiary. These persons will be entitled to receive the same consideration for their shares as any other Seaway shareholder at the effective time of the Merger. Under the terms of affiliates agreements, these directors and executive officers have agreed to use reasonable efforts to cause the Plan of Merger to be approved by Seaway shareholders and consummated according to its terms. (See "The Merger--

                                      -18-
Agreements of Affiliates.") After the Merger, Seaway's directors, executive officers, affiliates and associates as a group will own approximately 1.09 percent of the shares of Old Kent Common Stock outstanding (including shares held by trusts of which Mr. Moore disclaims beneficial ownership).

       Old Kent believes the proposed Merger will enable Old Kent to improve its geographic diversification by expanding Old Kent's presence into the St. Clair County, Michigan, area. In addition, Old Kent believes that the Merger will permit the achievement of certain economies of scale with respect to Old Kent's business conducted in Southeast Michigan.

        SEAWAY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF SEAWAY VOTE FOR APPROVAL OF THE PLAN OF MERGER.


OPINION OF FINANCIAL ADVISER

       Seaway's board of directors retained AFSI to act as exclusive financial adviser with respect to a review of Seaway's strategic alternatives and the possible sale or merger, involving all or a substantial amount of the business, securities or assets of Seaway. Seaway selected AFSI as its financial adviser because of its reputation and because AFSI has significant experience in transactions similar to that contemplated by the Plan of Merger. As part of its services, AFSI analyzed Seaway and its operations, historical performance and future prospects, identified and contacted selected bank holding companies acceptable to the Seaway board of directors to solicit indications of interest in a possible business combination with Seaway, participated in negotiations concerning the financial aspects of the Plan of Merger under the guidance of the Seaway board of directors, and provided an opinion as to the fairness, from a financial point of view, of the terms of the Plan of Merger to the holders of Seaway Common Stock.

       AFSI is a nationally recognized investment banking firm specializing in the banking and financial services industry. AFSI is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. In the past 10 years, AFSI has not provided professional services and/or products to Old Kent or Seaway in the ordinary course of business. Furthermore, AFSI does not contemplate any future business with Seaway and/or Old Kent arising from this engagement, nor has its opinion concerning the fairness, from a financial point of view, of the terms of the Plan of Merger been subject to indications of future business with either Seaway or Old Kent.

       AFSI has rendered a written opinion to the Seaway board of directors to the effect that, as of the date of this Prospectus and Proxy Statement, the terms of the Plan of Merger are fair, from a financial point of view, to the shareholders of Seaway. No limitations were imposed by the board of

                                      -19-
directors of Seaway upon AFSI with respect to the investigations made or procedures followed by AFSI in rendering its opinion. The full text of the opinion of AFSI dated the date of this Prospectus and Proxy Statement, which sets forth assumptions made, matters considered and limits on the review undertaken by AFSI, is included as Appendix B to this Prospectus and Proxy Statement. SEAWAY SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

       AFSI's opinion is directed only to the fairness, from a financial point of view, of the terms of the Plan of Merger and does not constitute a recommendation to any Seaway shareholder as to how such shareholder should vote at the special meeting of Seaway shareholders on any matter.

       In connection with its opinion, AFSI reviewed and analyzed material and information bearing upon the financial operating condition of Seaway and Old Kent including, but not limited to: (i) audited financial statements of Seaway and Old Kent for the years ending 1990-1995; (ii) financial statements of Seaway and Old Kent for June 30, 1996; (iii) certain other public information on Seaway and Old Kent; (iv) other internal financial and operating information which was provided to AFSI by Seaway and Old Kent; (v) publicly available information concerning certain other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry; (vi) discussed the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory examinations, financial condition, current loan quality and trends and future prospects of Seaway and Old Kent, both separately and on a combined basis with certain officers and representatives of Seaway and Old Kent; (vii) the reported price and trading activity for Seaway
Common Stock and Old Kent Common Stock, and compared certain financial and stock market information for Seaway and Old Kent with similar information for certain other companies the securities of which are publicly traded;
(viii) the financial terms of certain recent business combinations in the financial institution industry and performed such other studies and analyses as it considered appropriate; (ix) the Plan of Merger; and
(x) this Prospectus and Proxy Statement. AFSI also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. AFSI's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to AFSI through that date.

       AFSI relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to it by Seaway and Old Kent or from public sources. AFSI has not made an independent evaluation of the assets of Seaway or Old Kent, but has relied upon the books, records and audited financial statements of Seaway and Old Kent, as presented to AFSI. In addition, AFSI did not independently

                                      -20-
verify and relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of each of Seaway and Old Kent at June 30, 1996, were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Furthermore, AFSI did not independently verify the carrying values of other real estate owned and loans classified as in-substance foreclosures of each of Seaway and Old Kent in their respective June 30, 1996, balance sheets, and AFSI assumed that such carrying values complied fully with applicable law, regulatory policy and sound banking practice as of such date. AFSI was not retained to and did not conduct a physical inspection of any of the properties or facilities of Seaway or Old Kent, nor did AFSI make any independent evaluation or appraisal of the assets, liabilities or prospects of Seaway or Old Kent, was not furnished with any such evaluation or appraisal and did not review any individual credit files. AFSI also assumed that the Plan of Merger is, and will be, in compliance with all laws and regulations that are applicable to Seaway and Old Kent.

       In connection with rendering its opinion to Seaway's board, AFSI performed a variety of financial analyses which are summarized below. AFSI's summary of such analyses as set forth in this Prospectus and Proxy Statement does not purport to be a complete description of such analyses. AFSI believes that its analyses and the summary set forth in this Prospectus and Proxy Statement must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying AFSI's opinion. The preparation of a fairness opinion is a complex process involving AFSI's subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, AFSI made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Seaway and Old Kent. Any estimates contained in AFSI's analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. AFSI's estimates of values of companies do not purport to be appraisals or necessarily reflect the price at which companies or their securities actually may be sold. No company or transaction utilized in AFSI's analyses was identical to Seaway or Old Kent or the Plan of Merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments by AFSI concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interest, as well as other factors that could affect the public trading markets of the company or companies to which they are being compared. None of the analyses performed by AFSI was assigned a greater significance by AFSI than any other.

       The following is a brief description of the analyses performed by AFSI in connection with its opinion as described to Seaway's board of directors by AFSI:

                                      -21-
      SUMMARY. The terms of the Plan of Merger between Old Kent and Seaway provide that each share of Seaway Common Stock will be exchanged for Old Kent Common Stock under the Exchange Ratio described in the Plan of Merger. The Exchange Ratio shall be equal to the Purchase Price Per Share of $43.9057 divided by the average of the closing prices per share of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day prior to the closing date of the transaction (the "Closing Price") subject to the following: (i) if the Closing Price is greater than $38.4524 (the "Ceiling Price") then the Exchange Ratio shall be determined by dividing the Purchase Price Per Share by the Ceiling Price; (ii) if the Closing Price is less than $34.6429 (the "First Floor Price") then the Exchange Ratio shall be determined by dividing the Purchase Price Per Share by the First Floor Price; and (iii) an adjustment, only upon agreement by Seaway and acceptance by Old Kent, if Old Kent's Closing Price drops below $31.0655 and the percentage determined by dividing the Closing Price by $36.5476 is more than 15 percentage points less than the percentage determined by dividing the sum of the closing prices per share of a group of comparison stocks on the last day of the Pricing Period by the same as of May 14, 1996. Based on October 11, 1996 data, the Closing Price at $43.875 still remained above the $38.4524 Ceiling Price.

       DISCOUNTED CASH FLOW. Using a discounted cash flow analysis, AFSI projected the Banks' earnings from December 31, 1996 through December 31, 2000, assuming a minimum equity capital to asset ratio of 6 percent.
The present value per fully diluted share of Seaway Common Stock resulting from this analysis was $32.31.

       ADJUSTED BOOK VALUE. AFSI restated, where appropriate, the Banks' assets and liabilities to their fair market values. The value per fully diluted share of Seaway Common Stock resulting from this analysis was $35.76.

       WEIGHTED VALUE. AFSI used the same percentage weight (75 percent weight for the discounted cash flow value and 25 percent weight for the adjusted book value) to assign the results of each relevant valuation technique for each Bank. AFSI then added together the weighted values of each Bank resulting in a weighted average single value. Finally, AFSI substituted the weighted average single value in the parent company only balance sheet of Seaway to derive an aggregate fair value of Seaway. No other adjustments to Seaway's parent company only balance sheet were deemed necessary. The present value per fully diluted share of Seaway Common Stock resulting from this analysis was $33.94.

       ANALYSIS OF OTHER MERGER TRANSACTIONS. AFSI analyzed certain other mergers and acquisitions in the Midwest (including the states of Michigan, Ohio and Indiana) involving financial institutions with assets between $200 million and $600 million. AFSI compared the multiples produced by the Old Kent offer to the median multiples for the transactions analyzed. AFSI's analysis showed that the range of implied valuations of Seaway,

                                      -22-
applying the median transaction multiples described above to Seaway's earnings and book value was $47.18 to $34.43 per share. The results produced in this analysis do not purport to be indicative of actual values or expected values of Seaway or shares of Seaway Common Stock.

       ANALYSIS OF COMPARABLE COMPANIES. AFSI examined the operating and trading performance of Seaway in comparison to selected publicly traded bank/bank holding companies located in the Midwest with total assets between $200 million and $600 million. AFSI analyzed the relative performance and outlook for Seaway by comparing certain financial and trading market information of Seaway with the group of comparable banks. AFSI compared Seaway with the comparable banks based upon selected operating statistics, including capitalization, profitability and credit quality. Using data at, or for the 12 months ended, June 30, 1996, the multiple of median market price to latest 12 months earnings was 11.78 for the comparable banks. The median price to stated book value was 154.10 percent for the comparable banks. The implied market trading values for Seaway derived from such comparable company analysis utilizing the resulting median valuation ratios ranged from approximately $29.21 to $36.06 per share.

       Seaway and AFSI have entered into a letter agreement, dated
February 2, 1996 (the "AFSI Engagement Letter"), relating to the services to be provided by AFSI in connection with the Plan of Merger. Seaway has agreed to pay AFSI a fee (the "Fee") for its services equal to .50 percent of the value of the consideration received by Seaway and its shareholders which, based upon a projected $43.9057 equivalent price for each share of Seaway Common Stock, will equal $370,000. The Fee, which will be paid in cash, will be paid according to the following schedule: $25,000 was paid upon the execution of the AFSI Engagement Letter, AFSI's billing charges above the initial $25,000 were paid on a monthly basis, and the remaining balance will be paid at the effective time of the Plan of Merger. All such payments are non-refundable. In the AFSI Engagement Letter, Seaway also has agreed to indemnify AFSI and its officers, directors, shareholders, employees and agents for all of its time, expenses, and any liability incurred as a result of AFSI's proposed engagement by means of legal action, administrative proceedings or threat thereof, unless such action, proceeding or threat thereof is caused by AFSI's own unlawful conduct, breach of duty or negligence during the course of performing AFSI's services.

       AFSI, in rendering its opinion, has assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to any of the parties involved, or to Seaway shareholders receiving Old Kent Common Stock. In addition, AFSI has assumed that in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed upon Seaway or Old Kent that will have a materially adverse impact on the contemplated benefits of the proposed transaction to Seaway and Old Kent and their shareholders.



                                      -23-
CONVERSION OF SEAWAY SHARES

       Pursuant to the Plan of Merger, Seaway is soliciting proxies from Seaway shareholders for the purpose of approving the Plan of Merger. The affirmative vote of the holders of a majority of the outstanding shares of Seaway Common Stock is required to approve the Plan of Merger.

       At the time the Merger becomes effective, Seaway will be merged with and into Old Kent. The surviving corporation will be Old Kent and will own both Banks and all of the other assets of Seaway. The articles of incorporation of the surviving corporation will be the Restated Articles of Incorporation of Old Kent without change from the Restated Articles of Incorporation in effect immediately prior to the effective time of the Merger. The bylaws of the surviving corporation will be the Bylaws of Old Kent as in effect immediately prior to the effective time of the Merger.

       At the time the Merger becomes effective, each of the then issued and outstanding shares of Seaway Common Stock will be converted into the number of shares of Old Kent Common Stock equal to the Exchange Ratio. The Exchange Ratio will be equal to $43.9057 divided by the average of the per share closing prices of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day before the date of the closing (the "Pricing Period") as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means (as so calculated, the "Final OKEN Stock Price"). Notwithstanding that average, the per share price of Old Kent Common Stock to be used in calculating the Exchange Ratio (the "Calculation Price") will not be more than $38.4524 per share nor less than $34.6429 per share unless certain conditions exist. If such conditions exist, Seaway may request a decrease in the Calculation Price and Old Kent may agree to such decrease. Only if a decrease in the Calculation Price is requested and agreed to will the Calculation Price be less than $34.6429. For a description of the conditions that must exist before Seaway may request such a decrease in the Calculation Price, see "The Merger--Stock Price Condition." In no event will the Calculation Price be less than $31.0655. (See "The Merger--Stock Price Condition.")

       The Exchange Ratio is subject to upward or downward adjustment upon the occurrence of or the setting of a record date for certain events between the date of the Plan of Merger and the effective time of the Merger that result in or would result in changes in the number of shares of Old Kent Common Stock or Seaway Common Stock outstanding, as the case may be. The purpose of any such adjustment to the Exchange Ratio would be to prevent dilution of the interests of the respective shareholders of Old Kent and/or Seaway upon the occurrence of certain dilutive events listed in the Plan of Merger. It is expected that none of these events will occur and that no adjustment of the Exchange Ratio for any such event will be necessary.



                                      -24-
       Old Kent will not issue fractional shares of Old Kent Common Stock in the Merger. A Seaway shareholder who would otherwise be entitled to receive a fraction of a share of Old Kent Common Stock in the Merger will receive instead an amount of cash determined by multiplying that fraction by the actual Final OKEN Stock Price.

       Shareholders of Seaway are not entitled to dissenters' rights under the Michigan Business Corporation Act in connection with the Merger. (See "No Dissenters' Rights.")


STOCK PRICE CONDITION

       Seaway will not be obligated to consummate the Merger at any time when both of the following conditions exist: (i) the Final OKEN Stock Price is less than $31.0655, subject to certain adjustments; and (ii) the percentage determined by dividing the Final OKEN Stock Price by $36.5476 is more than 15 percentage points less than the percentage determined by dividing the sum of the closing prices of a group of comparison stocks (as defined in the Plan of Merger) on the last day of the Pricing Period by the sum of the closing prices of those comparison stocks on May 14, 1996. The comparison stocks used for this purpose include the publicly traded common stocks of a group of 15 regional bank holding companies listed in the Plan of Merger.

       The effect of this provision is that Seaway need not consummate the Merger at a time when the price of Old Kent Common Stock has declined substantially from the price prevailing when Seaway's board of directors approved the Merger and the price decline has been disproportionate to any decline in the average price of the comparison stocks.

       If both of these conditions exist, Seaway will have the right until the third business day after the last day of the Pricing Period (the "Exercise Period") to: (i) abandon the Merger and terminate the Plan of Merger; (ii) proceed with the Merger on the basis of the Exchange Ratio without adjustment; or (iii) request Old Kent to increase the Exchange Ratio (an "Increase Notice") for each share of Seaway Common Stock to that number of shares of Old Kent Common Stock determined by dividing the Purchase Price Per Share by $31.0655 (the "Adjusted Exchange Ratio"). If Old Kent receives an Increase Notice, Old Kent may either accept or decline the Adjusted Exchange Ratio. If Old Kent accepts the Adjusted Exchange Ratio, the Plan of Merger will remain in effect except that the Exchange Ratio will be equal to the Adjusted Exchange Ratio. If Old Kent declines the Adjusted Exchange Ratio, the Merger will be abandoned; provided, that if Old Kent declines the Adjusted Exchange Ratio, Seaway may elect to proceed with the Merger on the basis of the Exchange Ratio without any adjustment.





                                      -25-
DISTRIBUTION OF OLD KENT COMMON STOCK

       As of the effective time of the Merger, holders of Seaway Common Stock outstanding immediately prior to the effective time of the Merger will cease to be shareholders of Seaway and consequently will have no rights as Seaway shareholders. Certificates that represented shares of Seaway Common Stock outstanding immediately prior to the effective time of the Merger
("Old Certificates") will then represent the right to receive shares of Old Kent Common Stock having all of the voting and other rights of shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, as provided in the Plan of Merger, except that no former shareholder of Seaway shall receive dividends payable to holders of record of Old Kent Common Stock after the effective time of the Merger until the physical exchange of that shareholder's Old Certificates for new Old Kent Common Stock certificates shall have been effected. Upon physical exchange of that shareholder's Old Certificates, he or she will be entitled to receive from Old Kent an amount equal to all such dividends (without interest and less the amount of taxes, if any, which may have been imposed or paid) declared and paid with respect to those shares.

       As soon as practicable after the Merger becomes effective, Old Kent will send to record holders of Seaway Common Stock transmittal materials to be used to exchange Old Certificates for stock certificates representing shares of Old Kent Common Stock. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

       As soon as practicable after the Merger becomes effective, Old Kent will deliver the number of shares of Old Kent Common Stock issuable and the amount of cash payable for fractional shares in the Merger to Old Kent Bank, or such other bank or trust company as Old Kent may designate for such purpose (the "Exchange Agent").

       Promptly after receipt of the proper transmittal documents and Old Certificates from a Seaway shareholder, the Exchange Agent will issue and deliver new stock certificates to the shareholder. The Exchange Agent will issue and deliver certificates in the name and to the address appearing on Seaway's stock records as of the effective time of the Merger, or in such other name or to such other address as the holder of record may specify in the transmittal documents received by the Exchange Agent. The Exchange Agent will not be required to issue and deliver certificates to a shareholder until it has received all of the Old Certificates held of record by that shareholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials. Such Old Certificates, transmittal materials and affidavits must be in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.





                                      -26-
       The Exchange Agent will have discretion to determine reasonable rules and procedures relating to the issuance and delivery of certificates of Old Kent Common Stock into which shares of Seaway Common Stock are converted in the Merger and governing the payment for fractional shares.

       The declaration of a dividend on Old Kent Common Stock payable to shareholders of record of Old Kent as of a record date at or after the effective time of the Merger will include dividends on all shares of Old Kent Common Stock issuable under the Plan of Merger. However, no former shareholder of Seaway will be entitled to receive a distribution of such dividends until physical exchange of that shareholder's Old Certificates shall have been effected. Upon physical exchange of that shareholder's Old Certificates, he or she will receive from Old Kent an amount equal to all such dividends (without interest and less the amount of taxes, if any, which may have been imposed or paid) declared and paid with respect to those shares.

       At or after the effective time of the Merger, Old Kent and Seaway will not transfer on the stock transfer books of Seaway any shares of Seaway Common Stock that were issued and outstanding immediately prior to the effective time of the Merger. If, after the effective time of the Merger, a shareholder properly presents Old Certificates to Old Kent for transfer, Old Kent will cancel and exchange the Old Certificates for stock certificates representing shares of Old Kent Common Stock as provided in the Plan of Merger. After the effective time of the Merger, ownership of shares represented by Old Certificates may be transferred only on the stock transfer records of Old Kent.


EFFECTIVE TIME OF THE MERGER

       The Merger shall be consummated at the close of business on the date specified in a certificate of merger filed in accordance with the Michigan Business Corporation Act. If the shareholders of Seaway approve the Plan of Merger at the special meeting of Seaway shareholders, and the other conditions to the Merger set forth in the Plan of Merger and summarized under "The Merger--Conditions to the Merger and Abandonment" in this Prospectus and Proxy Statement are satisfied, the effective time of the Merger is anticipated to be during the first quarter of 1997, provided that the Plan of Merger has not been terminated prior to such time. The Merger may not be consummated for a period of 30 days after receipt of the Federal Reserve Board's final approval unless the Federal Reserve Board has not received any adverse comments from the United States Department of Justice during the first 15 days following final approval, in which case the Merger may be consummated on or after the fifteenth day after the final approval by the Federal Reserve Board. An application for prior approval of the Merger was submitted to the Federal Reserve Board on October 4, 1996. Although such approval is anticipated, there can be no assurance when or if such approval will be granted, or when or if any other condition to the Merger will be satisfied.

                                      -27-
BUSINESS OF SEAWAY PENDING THE MERGER

       The Plan of Merger contains covenants to which Seaway has agreed. The covenants remain in effect until the effective time of the Merger or until the Plan of Merger has been terminated and include, among others, an agreement that Seaway and each of its subsidiaries will: (i) conduct its business and manage its property only in the usual, regular and ordinary course; (ii) not enter into any employment agreement which is not terminable, without cost or penalty, on 60 days' or less notice; (iii) not issue any capital stock or any security convertible into capital stock, or grant any warrant or option to acquire capital stock, or otherwise alter its capital structure; (iv) not make any material changes in any policies or procedures applicable to the conduct of its business; (v) not sell, mortgage, pledge, encumber or otherwise dispose of any property or assets, except in the ordinary course of business, having a market value of $50,000 or more; (vi) except to reelect persons who are then incumbent directors and officers at annual meetings, not increase the number of directors or fill any vacancy on the board of directors or elect or appoint any person to an executive office; (vii) except for certain exceptions listed in the Plan of Merger, not increase the salary or compensation payable to or agree to pay any bonus to any director or officer, or any class or group of employees as a class or group, and not introduce or change any employee benefit plan or program of any kind for the benefit of its employees unless required by law or the Plan of Merger; (viii) not borrow money except in the ordinary course of business; and (ix) not change its articles of incorporation or its bylaws.

       Nothing contained in the Plan of Merger will preclude Seaway from declaring and paying cash dividends on Seaway Common Stock quarterly at a rate not to exceed $.32 per share in a manner, on dates and with respect to record dates consistent with its past practice, subject to maintaining capital ratios not less than as reported at December 31, 1995; provided, that Seaway must adjust the record date for its regularly scheduled dividend with respect to the period in which the Merger becomes effective if necessary to assure that Seaway shareholders receive only one dividend payable in the quarter in which the Merger becomes effective with respect to shares of Seaway Common Stock or Old Kent Common Stock received in the Merger. The board of directors of Seaway is under no obligation to pay dividends on Seaway Common Stock.


MANAGEMENT AFTER THE MERGER

       Upon the consummation of the Merger, the directors and officers of Old Kent will be the persons who were directors and officers of Old Kent immediately prior to the effective time of the Merger. The directors, officers and employees of Commercial and Algonac who were engaged immediately prior to the effective time of the Merger will continue immediately after the effective time of the Merger as directors, officers and employees of Commercial and Algonac.

                                      -28-
CONDITIONS TO THE MERGER AND ABANDONMENT

       The obligations of Old Kent and Seaway to consummate the Merger are subject to the fulfillment of certain conditions, including, without limitation, the following:

            (i) An affirmative vote of the holders of a majority of the outstanding shares of Seaway Common Stock is required to approve the Plan of Merger.

           (ii)  The Federal Reserve Board must approve the Merger.

          (iii) Old Kent and Seaway must comply with their respective covenants, and their respective representations and warranties must be true in all material respects, each as set forth in the Plan of Merger. (See "The Merger--Business of Seaway Pending the Merger.")

           (iv) Old Kent and Seaway must receive certain opinions of counsel.

            (v) Seaway must obtain waivers of all material rights and waivers of the loss of all material rights that could be triggered by the change in control of Seaway resulting from the Merger.

           (vi) Neither Old Kent nor Seaway must be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger.

          (vii) There must not be any suit or proceeding pending or threatened that could result in any liability that could have a material adverse effect on the financial condition, income, expenses, business, properties, operations or prospects of Seaway and its subsidiaries on a consolidated basis or that challenges the Merger.

       Either Old Kent or Seaway, whichever is entitled to the benefit of the foregoing conditions, may waive one or more of those conditions except where satisfaction of the condition is required by law. The Plan of Merger contains various other conditions to the respective obligations of Old Kent and Seaway that have been satisfied.

       The boards of directors, or duly authorized committees thereof, of Seaway and Old Kent may by mutual consent terminate the Plan of Merger and abandon the Merger at any time before the effective time of the Merger.

       Old Kent may terminate the Plan of Merger and abandon the Merger on its own action upon the occurrence of certain events specified in the Plan of Merger, including among others the following:




                                      -29-
            (i) Old Kent discovers that one or more of Seaway's representations and warranties is or has become untrue and the cumulative effect of all such untrue representations and warranties is material relative to the financial condition, income, expenses, business, properties, operations or prospects of Seaway and its subsidiaries on a consolidated basis;

           (ii) There occurs a materially adverse change in the financial condition, income, expenses, business, properties, operations or prospects of Seaway or any of its subsidiaries on a consolidated basis for reasons unique to Seaway or its subsidiaries and not the banking industry as a whole;

          (iii) An environmental assessment indicates any environmental conditions which Old Kent in its discretion believes could potentially pose a current or future risk of a material liability, interference with use or diminution of value of the property, Old Kent has notified Seaway of such conditions and Seaway has not cured such conditions to Old Kent's reasonable satisfaction within the 30-day period specified for that purpose in the Plan of Merger, or any extension of that period; or

           (iv) Seaway or its subsidiaries, or any of their respective directors, officers, employees, investment bankers, representatives or agents, solicit, encourage or negotiate with any party other than Old Kent any proposals, offers or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets or assumption of liabilities not in the ordinary course, or other business combination involving Seaway or its subsidiaries.

       Seaway may terminate the Plan of Merger and abandon the Merger on its own action upon the occurrence of certain events specified in the Plan of Merger, including among others the following:

            (i) Seaway discovers that one or more of Old Kent's representations and warranties is or has become untrue and the cumulative effect of all such untrue representations and warranties is material to the financial condition, income, expenses or business of Old Kent and its subsidiaries on a consolidated basis; or

           (ii) There occurs a materially adverse change in the financial condition, income, expenses or business of Old Kent and its subsidiaries on a consolidated basis for reasons unique to Old Kent and its subsidiaries and not the banking industry as a whole.

       Either Seaway or Old Kent may terminate the Plan of Merger and abandon the Merger on its own action upon the occurrence of certain events specified in the Plan of Merger, including among others, the following:


                                      -30-
            (i) Old Kent or Seaway commits one or more breaches of any provision of the Plan of Merger which would in the aggregate be material and such breach or breaches are not cured after notice;

           (ii)  The Merger is not effective on or before March 31, 1997;

          (iii) A court of competent jurisdiction issues a final unappealable injunction or other judgment restraining or prohibiting consummation of the Merger;

           (iv) The shareholders of Seaway fail to approve the Plan of Merger; or

            (v) The Federal Reserve Board or its delegate refuses to approve the Merger.

       See "The Merger--Stock Price Condition" for a description of the conditions under which Old Kent or Seaway may terminate the Plan of Merger and abandon the Merger following a decline in the value of Old Kent Common Stock that is disproportionate to a change in the value of a group of comparison stocks.


TERMINATION FEE

       Under certain circumstances involving the acquisition of control of Seaway by a party other than Old Kent, Seaway is required under the Plan of Merger to pay Old Kent a "Termination Fee." Seaway shall pay to Old Kent a Termination Fee of $7,400,000 only if, while the Plan of Merger is in effect: (i) a party other than Old Kent directly or indirectly acquires control (as defined in the Federal Bank Holding Company Act using
25 percent) of Seaway, or its successor by merger or consolidation, or acquires 25 percent or more of the consolidated assets of Seaway and the Banks; or (ii) Seaway solicits, invites, negotiates or enters into an agreement with a party other than Old Kent to acquire such control or such assets, or Seaway or such other party publicly announces an intention to do so, and within one year of the date of such solicitation, invitation, negotiation, agreement or announcement (whether or not the Plan of Merger is then in effect) the party acquires such control or such assets.


DESCRIPTION OF OLD KENT CAPITAL STOCK

       Old Kent's authorized capital stock consists of 150,000,000 shares of common stock, $1.00 par value ("Common Stock"), and 25,000,000 shares of preferred stock, no par value ("Preferred Stock"), of which 3,000,000 shares are designated Series A Preferred Stock and 300,000 shares are
designated Series B Preferred Stock.   As of August 31, 1996, Old Kent had



                                      -31-
outstanding 46,206,472 shares of Common Stock and no shares of Preferred Stock. Old Kent expects to issue no more than 2,382,100 shares of Common Stock in the Merger.

       COMMON STOCK. Holders of Old Kent Common Stock are entitled to dividends out of funds legally available for that purpose when, as and if declared by the board of directors. The dividend rights of Old Kent Common Stock are subject to the rights of Old Kent Preferred Stock which has been or may be issued. Each holder of Old Kent Common Stock is entitled to one vote for each share held on each matter presented for shareholder action. Old Kent Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

       In the case of any liquidation, dissolution or winding up of the affairs of Old Kent, holders of Old Kent Common Stock will be entitled to receive, pro rata, any assets distributable to common shareholders in respect of the number of shares held by them. The liquidation rights of Old Kent Common Stock are subject to the rights of holders of any Old Kent Preferred Stock which has been or may be issued.

       All outstanding shares of Old Kent Common Stock are, and all shares to be issued pursuant to the Plan of Merger will when issued be, fully paid and nonassessable.

       PREFERRED STOCK PURCHASE RIGHTS. Each share of Old Kent Common Stock has, and each share of Old Kent Common Stock to be issued in the Merger will have, attached to it the number of Series B Preferred Stock Purchase Rights ("Old Kent Rights") issued pursuant to a Rights Agreement dated as of December 19, 1988, between Old Kent and Old Kent Bank and Trust Company (the "Old Kent Rights Agreement") represented by each share of Old Kent Common Stock, as long as the Old Kent Rights are not separately transferable. As of the date of this Prospectus and Proxy Statement, each share of Old Kent Common Stock represents .605 of an Old Kent Right. The number of Old Kent Rights represented by each share of Old Kent Common
Stock is subject to adjustment upon the occurrence of certain events set forth in the Old Kent Rights Agreement. See "The Merger--Provisions Affecting Control" for a more detailed discussion of Old Kent Rights.

       PREFERRED STOCK. Old Kent is authorized to issue shares of Preferred Stock from time to time in one or more series. Preferred Stock may have such designations, powers, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by Old
Kent's board of directors. Such Preferred Stock may have priority over Old Kent Common Stock as to dividends and as to distribution of Old Kent's assets upon any liquidation, dissolution or winding up of Old Kent. Such Preferred Stock may be redeemable for cash, property or rights of Old Kent, may be convertible into shares of Old Kent Common Stock, and may have voting rights entitling the holder to not more than one vote per share on each matter submitted for shareholder action.

                                      -32-
PROVISIONS AFFECTING CONTROL

       The Michigan Business Corporation Act and Old Kent's shareholder rights plan contain provisions that could be utilized to impede efforts to acquire control of Old Kent.

       SHAREHOLDER RIGHTS PLAN. The board of directors of Old Kent has adopted a shareholder rights plan. This plan is designed to protect the shareholders of Old Kent against unsolicited attempts to acquire control of Old Kent in a manner that does not offer a fair price to all of the shareholders. Currently under this plan, .605 of an Old Kent Right is associated with each outstanding share of Old Kent Common Stock. Each full Old Kent Right entitles a shareholder of Old Kent to purchase one one-hundredth of a share of Series B Preferred Stock from Old Kent at a price of $80. The Old Kent Rights become exercisable if a person or group (an "Acquiring Person") has acquired, or has obtained the right to acquire, 20 percent or more of the outstanding shares of Old Kent Common Stock or has commenced a tender offer or exchange offer that would result in the Acquiring Person owning 25 percent or more of the outstanding shares of Old Kent Common Stock. If Old Kent was the surviving corporation in a merger with an Acquiring Person and Old Kent Common Stock was not changed or exchanged, an Acquiring Person was to become the beneficial owner of more than 25 percent of the outstanding shares of Old Kent Common Stock or an Acquiring Person was to engage in one or more "self-dealing" transactions deemed to be unfair to Old Kent, each holder of an Old Kent Right would have the right to receive, upon exercise, Old Kent Common Stock having a value equal to 2 times the exercise price of the Old Kent Right. In addition, after an Acquiring Person has acquired, or obtained the right to acquire, 20 percent or more of the outstanding shares of Old Kent Common Stock and the Acquiring Person causes Old Kent to merge into the Acquiring Person or causes 50 percent or more of Old Kent's assets to be sold or transferred, each holder of an Old Kent Right would have the right to receive, upon exercise, common stock of the Acquiring Person having a value equal to 2 times the exercise price of the Old Kent Right. Old Kent is entitled to redeem the Old Kent Rights at $.01 per Old Kent Right at any time until 10 days following the public announcement that an Acquiring Person has acquired, or has obtained the right to acquire, 20 percent or more of the outstanding shares of Old Kent Common Stock.

       MICHIGAN FAIR PRICE ACT. Certain provisions of the Michigan Business Corporation Act establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters (the "Fair Price Act"). The Fair Price Act provides that a supermajority vote of 90 percent of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person


                                      -33-
who owns 10 percent or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

       The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others: (i) the purchase price to be paid for the shares of the corporation in the business combination must be at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by an interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once becoming an interested shareholder, the person may not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

       The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution prior to the time that the interested shareholder first became an interested shareholder.

       CONTROL SHARE ACT. The Michigan Business Corporation Act regulates the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act"). The Control Share Act applies to Old Kent and its shareholders.

       The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20 percent, 33-1/3 percent or 50 percent. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders (defined to exclude the acquiring person, officers of the target corporation and directors of the target corporation who are also employees of the corporation) vote to confer voting rights on the control shares. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

       The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.





                                      -34-
COMPARISON OF RIGHTS OF OLD KENT SHAREHOLDERS AND SEAWAY SHAREHOLDERS

       If the Merger is consummated, a person holding a given percent of the outstanding shares of Seaway Common Stock will hold a lesser percent of the outstanding shares of Old Kent Common Stock after the Merger. In addition, because Old Kent is a larger entity than Seaway, the number of other financial institutions and companies that have the resources to acquire Old Kent will be smaller than for Seaway.

       Seaway Common Stock is not listed on a securities exchange or quotation system. Old Kent's shareholders enjoy a broader and more active market for Old Kent Common Stock than has historically existed for Seaway Common Stock. Listing on The NASDAQ Stock Market provides market quotations which are useful in resolving questions of fair valuation.

       Old Kent is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although Seaway is presently subject to a number of these reporting requirements, it is not subject to all of the reporting requirements applicable to Old Kent. Seaway's shareholders will therefore benefit from Old Kent's registration under the Exchange Act which will provide Seaway's shareholders with more current and detailed information regarding Old Kent than presently exists with respect to Seaway.

       As bank holding companies, both Old Kent's and Seaway's corporate affairs are governed by the Michigan Business Corporation Act. Therefore, persons who receive shares of Old Kent Common Stock in the Merger will have similar rights to those they presently possess as shareholders of Seaway, subject to the following.

       DISSENTERS' RIGHTS. Under Michigan law, a holder of shares of stock who does not vote in favor of certain corporate actions may have the right to obtain an appraisal of those shares in certain circumstances, and the right to receive cash in exchange for those shares (called rights of dissent). The Michigan Business Corporation Act recognizes rights of dissent in connection with certain amendments to the articles of incorporation, mergers, consolidations, sales or other dispositions of all or substantially all of the assets of a corporation, certain acquisitions for stock, and approval of a control share acquisition. Under Michigan law, rights of dissent are generally not available to holders of Old Kent Common Stock in connection with mergers, consolidations or sales of assets because shares of Old Kent Common Stock are held by more than 2,000 persons.

       However, Old Kent's Restated Articles of Incorporation provide that any Old Kent shareholder may dissent from any plan of merger or consolidation to which Old Kent is a party or any sale, lease, exchange or other disposition of all or substantially all of the assets of Old Kent not in the usual or regular course of business, in the manner, with the rights


                                      -35-
and subject to the requirements applicable to dissenting shareholders as provided in the Michigan Business Corporation Act, without regard to the exception to a shareholder's right to dissent provided in Section 762 of that act. This right of dissent does not apply to any corporate action that is approved by: (i) an affirmative vote of at least 50 percent of the entire board of directors of Old Kent; and (ii) an affirmative vote of
50 percent of the Continuing Directors. "Continuing Director" means a member of the board of directors of Old Kent who was either: (i) first elected or appointed as a director prior to April 17, 1989; or
(ii) subsequently elected or appointed as a director if such director was nominated or appointed by a majority of the then Continuing Directors.

       LIMITATION OF DIRECTOR LIABILITY. The Michigan Business Corporation Act permits corporations to limit the personal liability of their directors in certain circumstances. Old Kent's Restated Articles of Incorporation and Seaway's Articles of Incorporation both provide that directors of the respective corporation shall not be liable to the corporation or its shareholders for monetary damages for breaches of fiduciary duty, except to the extent that such a limitation of liability contravenes Michigan law. These provisions eliminate the personal liability of directors of Old Kent and Seaway in their capacity as directors (but not in their capacity as officers) to the respective corporation and its shareholders to the full extent permitted by Michigan law.

       EVALUATION OF PROPOSED OFFERS. Old Kent's Restated Articles of Incorporation provide that Old Kent's board of directors will not approve, adopt or recommend any proposal of any party other than Old Kent to make a tender or exchange offer for any equity security of Old Kent, or engage in any merger or consolidation of Old Kent with or into another entity, any sale, exchange, lease, mortgage, pledge, transfer or other disposition of all or substantially all of Old Kent's assets, any liquidation or dissolution of Old Kent or any reorganization or recapitalization of Old Kent which would result in a change of control of Old Kent, unless it has first evaluated the proposal and determined, in its judgment, that the proposal would be in substantial compliance with all applicable laws. If Old Kent's board of directors determines, in its judgment, that a proposal would be in substantial compliance with all laws, the board of directors will then evaluate the proposal and determine whether the proposal is in the best interests of Old Kent and its shareholders. In evaluating a proposed offer to determine whether it would be in the best interests of the corporation and its shareholders, the board of directors, in exercising its judgment, may consider all facts that it deems relevant including, without limitation: (i) the fairness of the consideration to be received by Old Kent's shareholders under the proposed offer; (ii) the possible economic and social impact of the proposed offer and its consummation on Old Kent and its subsidiaries and their employees, customers and depositors; (iii) the possible economic and social impact of the proposed offer and its consummation on the communities in which Old Kent and its



                                      -36-
subsidiaries operate or are located; (iv) the business, financial condition, safety, soundness and earning prospects of the offering party;
(v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of the assets of Old Kent to finance the transaction.


AGREEMENTS OF AFFILIATES

       The shares of Old Kent Common Stock to be issued to Seaway shareholders pursuant to the Plan of Merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"). That registration, however, does not cover resales by Seaway shareholders who may be deemed to control or be controlled by, or be under common control with, Seaway at the time of the special meeting of shareholders
("Affiliates").

       Each director and executive officer of Seaway, all of whom have been identified by Seaway as Affiliates of Seaway, has agreed that he or she will not sell, transfer or otherwise dispose of shares of Old Kent Common Stock received in the Merger in a manner which would result in violation of the Securities Act, or applicable rules and regulations. Old Kent may place a legend reflecting such transfer restrictions on the certificates representing such shares of Old Kent Common Stock. In addition, each director and executive officer of Seaway has agreed not to voluntarily sell or dispose of any shares of Seaway Common Stock without Old Kent's written consent (except as may be necessary to discharge a fiduciary duty or by gift made for estate planning purposes).

       Each director and executive officer of Seaway has agreed that he or she will use his or her best efforts to cause the Plan of Merger to be approved by the shareholders of Seaway and consummated according to its terms. Each such person has also agreed not to solicit, negotiate, discuss, accept or approve any offers or proposals from, or enter into any agreement with, any third party concerning a tender offer, merger, consolidation, share exchange or other business combination involving Seaway or concerning the offer, sale or disposition of any material assets of Seaway (other than asset dispositions in the ordinary course of business).


FEDERAL INCOME TAX CONSEQUENCES

       As a condition precedent to the Merger, Old Kent and Seaway must obtain an opinion of Warner Norcross & Judd LLP substantially to the effect that (among other issues) for federal income tax purposes:

            (i) The Merger of Seaway with and into Old Kent will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue


                                      -37-
       Code"), and Old Kent and Seaway will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

           (ii) The basis of the Seaway assets in the hands of Old Kent will be the same as the basis of those assets in the hands of Seaway immediately prior to the Merger;

          (iii) No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of Seaway in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of Seaway;

           (iv) The holding period of the assets of Seaway in the hands of Old Kent will include the holding period during which such assets were held by Seaway;

            (v) No gain or loss will be recognized by the shareholders of Seaway who receive shares of Old Kent Common Stock in exchange for all of their shares of Seaway Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock;

           (vi) The basis of the Old Kent Common Stock to be received by shareholders of Seaway will, in each instance, be the same as the basis of the respective shares of Seaway Common Stock surrendered in exchange for them; and

          (vii) The holding period of the Old Kent Common Stock received by shareholders of Seaway will, in each instance, include the period during which the Seaway Common Stock surrendered in exchange for them was held, provided that the Seaway Common Stock was, in each instance, held as a capital asset in the hands of the shareholder of Seaway at the effective time of the Merger.

       The opinion of Warner Norcross & Judd LLP will be based on one or more certificates or affidavits of fact provided by Old Kent and/or Seaway.

       EACH SHAREHOLDER OF SEAWAY SHOULD CONSULT A PROFESSIONAL TAX ADVISER ON THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. THE TAX AND OTHER MATTERS DESCRIBED IN THIS PROSPECTUS AND PROXY STATEMENT DO NOT CONSTITUTE LEGAL OR TAX ADVICE.


ACCOUNTING TREATMENT

       Old Kent expects to treat the Merger as a purchase for accounting purposes. Under generally accepted accounting principles governing purchase accounting, Old Kent would record the assets and liabilities of Seaway at their fair market value at the effective time of the Merger.


                                      -38-
                       SEAWAY FINANCIAL CORPORATION


BUSINESS

       Seaway, a bank holding company, was incorporated in Michigan on February 1, 1988. On September 30, 1988, Seaway acquired all of the stock of Commercial, a Michigan banking corporation chartered in 1871, and all of the stock of Algonac, a Michigan banking corporation chartered in 1912.

       The Banks provide a full range of commercial banking products and services to individuals, commercial businesses and light industrial businesses in their respective service areas. The Banks maintain diversified loan portfolios, including loans to individuals for home mortgages, automobiles, home improvements and other personal expenditures and loans to business entities for current operating needs, as well as asset acquisition needs. Both Banks offer a wide variety of checking, savings and money market accounts, as well as individual retirement accounts and certificates of deposit. Commercial operates a full service trust department which offers a full line of trust services. These include personal trusts, estates, conservatorships, employee benefit plans, estate planning, tax planning and preparation, as well as a number of mutual fund products, full brokerage services through an agreement with Prime Vest and both fixed rate and variable rate annuities. Commercial currently provides trust services on a contract basis to several other banks in Southeastern Michigan.

       Seaway relies solely upon the Banks for its revenues. On a consolidated basis, income from interest on loans and fees on loans accounted for 59 percent of Seaway's total revenues in 1995, 54.9 percent in 1994 and 55.9 percent in 1993. Interest on investment securities accounted for 27.8 percent of total revenues in 1995, 30.7 percent in 1994 and 28.4 percent in 1993. Fiduciary fees and other service fees accounted for 13.2 percent of total revenues in 1995, 14.4 percent in 1994 and 15.5 percent in 1993.

       Seaway enjoyed strong earnings for 1995, a new record high. Net income at $4.061 million was a 4 percent increase from the $3.907 million recorded in 1994 and above the previous record year of 1993 with $4.022 million. Total assets increased by $10 million to end the year at $347.8 million. Total assets for 1994 and 1993 were $337.8 and $349.8, respectively.

       As of year-end 1995, Seaway and the Banks had 275 employees including part-time staff.

       Seaway is a bank holding company which, through the Banks, is engaged in the business of commercial banking. The business of commercial banking in Seaway's marketplace is highly competitive. In addition to competition


                                      -39-
from other commercial banks, banks face significant competition from savings and loan associations, credit unions, finance companies, insurance companies and investment and brokerage firms. The principal methods of competition for financial services are price (interest rates paid on deposits, interest rates charged on borrowings and fees charged for services) and service (convenience and quality of services rendered to customers). The principal market for the Banks is St. Clair County, Michigan. Commercial services the areas in Northern and Western St. Clair County through its offices located in Emmett, Yale, Wadhams, Krafft Road, Marysville, Memphis, Fort Gratiot, Port Huron and St. Clair, Michigan. Algonac serves the Southern area of St. Clair County through its offices located in Marine City, Algonac, Pearl Beach, Fair Haven and Harsens Island, Michigan. Neither Bank has any significant out of state or foreign assets. Two major regional banks dominate the market and there are also 5 smaller commercial banks in the market. Twelve credit unions are active competitors for consumer deposits and consumer loans in St. Clair County.

       One strong savings and loan association that has recently converted to a savings bank competes aggressively with Seaway's offices all across St. Clair County. There are also numerous brokerage houses and insurance companies offering financial services and products within St. Clair County.

       Banks and bank holding companies are extensively regulated. Commercial and Algonac are each chartered under state law and are supervised, examined and regulated by the Financial Institutions Bureau of the Michigan
Department of Consumer and Industry Services and the Federal Deposit Insurance Corporation ("FDIC"), which insures the deposits of each institution.

       Federal and state laws which govern banks significantly limit their business activities in a number of respects. Prior approval of the Federal Reserve Board, and in some cases various other government agencies, is required for Seaway to acquire control of any additional banks or other operating subsidiaries. The business activities of Seaway, and Commercial and Algonac, are limited to banking and other activities which are determined by the Federal Reserve Board to be closely related to banking.

       Seaway is a legal entity separate and distinct from Commercial and Algonac. There are legal limitations on the extent to which Commercial and Algonac can lend or otherwise supply funds to Seaway. In addition, payment of dividends to Seaway by Commercial and Algonac is subject to various state and federal regulatory limitations.

       Under Federal Reserve Board policy, Seaway is expected to act as a source of financial strength to Commercial and Algonac and to commit resources to support them. Under federal law, the FDIC also has authority to impose special assessments on insured depository institutions to repay FDIC borrowings from the United States Treasury or other sources and to establish semiannual assessment rates on Bank Insurance Fund ("BIF") member banks to maintain the BIF at the designated reserve ratio required by law.

                                      -40-
       Banks are subject to a number of federal and state laws and regulations which have a material impact on their business. These include, among others, state usury laws, state laws relating to fiduciaries, the Truth in Lending Act, the Truth in Savings Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Expedited Funds Availability Act, the Community Reinvestment Act, electronic funds transfer laws, redlining laws, antitrust laws, environmental laws and privacy laws. The instruments of monetary policy of authorities such as the Federal Reserve Board may influence the growth and distribution of bank loans, investments and deposits, and may also affect interest rates on loans and deposits. These policies may have a significant effect on the operating results of banks.

       Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA"), adequately capitalized and managed bank holding companies are permitted to acquire existing out-of-state banks, whether or not the host state permits such acquisitions. In addition, effective June
1, 1997, adequately capitalized and managed bank holding companies will be permitted to combine into a single bank their subsidiary banks located in more than one state thereby creating an interstate branch system. Under IBBEA, states are permitted to "opt out" of this latter interstate branching authority by taking action prior to the effective date. States may also "opt in" early (i.e., prior to June 1, 1997). Further, IBBEA provides that states may act affirmatively to permit DE NOVO branching by banking institutions across state lines.

       The nature of the business of Commercial and Algonac is such that they hold title, on a temporary or permanent basis, to a number of parcels of real property. These include properties owned for branch offices and other business purposes as well as properties taken in or in lieu of foreclosure to satisfy loans in default. Under current federal laws, and current state laws if certain conditions are not satisfied, present and past owners of real property are exposed to liability for the cost of clean up of contamination on or originating from those properties, even if they are wholly innocent of the actions that caused the contamination. These liabilities can be material and can exceed the value of the contaminated property.

       Additional statistical information describing the business of Seaway appears in Appendix E to this Prospectus and Proxy Statement.


PROPERTIES

       Seaway's corporate headquarters are located at 200 South Riverside Avenue, St. Clair, Michigan 48079, in a building owned by Commercial. The Operations Center, which includes the accounting, auditing, compliance, data processing, loan processing, marketing and operations functions, is located at 975 Michigan Avenue, Marysville, Michigan 48040. The Operations


                                      -41-
Center is owned by Commercial. The Banks operate out of the following locations, which are all owned by the Banks except the Krafft Road branch office:

ALGONAC SAVINGS BANK:
  Main Office:                   1117 St. Clair River Drive, Algonac, Michigan 48001
  Marine City Office:            6770 S. River Road, Marine City, Michigan 48039
  Pearl Beach Office:            5318 Pte. Tremble Road, Algonac, Michigan 48001
  Fair Haven Office:             8920 Dixie Highway, Fair Haven, Michigan 48023
  Harsens Island Office:         1721 North Channel, Harsens Island, Michigan 48038



THE COMMERCIAL AND SAVINGS BANK OF ST. CLAIR COUNTY:
  Main Office:                   200 South Riverside Avenue, St. Clair, Michigan 48079
  Trust Office:                  300 South Riverside Avenue, St. Clair, Michigan 48079
  Fort Gratiot Office:           3846 Pine Grove Avenue, Fort Gratiot, Michigan 48059
  Wadhams Office:                5314 Lapeer Road, Kimball, Michigan 48074
  Emmett Office:                 3119 Main Street, Emmett, Michigan 48022
  Yale Office:                   3 North Main Street, Yale, Michigan 48097
  Marysville Office:             3300 Gratiot Boulevard, Marysville, Michigan 48040
  Memphis Office:                81111 Main Street, Memphis, Michigan 48041
  Krafft Road Branch:            2907 Krafft Road, Port Huron, Michigan 48060
  Main Street Port Huron Office: 400 Huron Avenue, Port Huron, Michigan 48060


LEGAL PROCEEDINGS

       Neither Seaway, Commercial nor Algonac is involved in any material pending legal proceeding other than ordinary routine litigation considered to be incidental to its business.


MARKET PRICE AND DIVIDENDS

       MARKET INFORMATION. There is no established public trading market for Seaway Common Stock. Transactions in Seaway Common Stock are occasionally effected by individuals on an informal basis. Some transactions are effected through the involvement of local or regional brokerage firms. The prices at which such transactions are effected are only occasionally reported to Seaway. The last transaction effected in Seaway Common Stock for which price information is known to Seaway was effected on August 23,

                                      -42-
1996, when 337 shares traded at a price of $41.00 per share. The last transaction prior to June 3, 1996 (the day immediately prior to public announcement of the proposed Merger) effected in Seaway Common Stock for which price information is known to Seaway was effected on May 28, 1996, when 1,000 shares traded at a price of $36.50 per share. As of August 31, 1996, there were 486 record holders of shares of Seaway Common Stock.

       DIVIDENDS. Seaway has paid regular cash dividends every quarter since it acquired the Banks on September 30, 1988. The following table summarizes the quarterly cash dividends paid to common shareholders during the last 2 full years for which financial information is presented and the first 2 quarters of 1996:

                QUARTER         1996      1995<F*>    1994<F*>
                  1st           $.32      $  .28       $ .27
                  2nd            .32         .30         .27
                  3rd            .32         .30         .27
                  4th                        .30         .28

                  TOTAL                    $1.18       $1.09

____________________

    <F*> These amounts have been adjusted for the 10 percent stock dividend declared in April 1995.

     Holders of Seaway Common Stock are entitled to receive dividends when, as and if declared by Seaway's board of directors out of funds legally available for that purpose. The earnings of Seaway are the principal source of funds to pay cash dividends. Consequently, cash dividends are dependent upon the earnings, capital needs, regulatory constraints and other factors affecting Seaway. See "The Merger--Business of Seaway Pending the Merger" for a discussion of certain restrictions on Seaway's ability to pay future dividends contained in the Plan of Merger.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is provided by Seaway management as its analysis of Seaway's financial condition and results of operations. This analysis should be read in conjunction with the separate historical financial statements of Seaway and notes thereto included as Appendices C and D to this Prospectus and Proxy Statement.

                                      -43-
     TWELVE MONTHS ENDED DECEMBER 31, 1995, 1994 AND 1993

     Seaway acquired all of the stock of Commercial on September 30, 1988, in a transaction accounted for as a pooling of interests. On that same date it acquired all of the stock of Algonac in a purchase transaction. Seaway is a bank holding company which conducts all of its business activities through its 2 subsidiary banks: Algonac and Commercial. All per share earnings are restated to reflect the declaration of a 20 percent stock dividend in April 1993 as well as a 10 percent stock dividend in April 1995.

     The combined Banks use their funds primarily to support lending activities. Loans increased by $13 million or 7.5 percent in 1995 and increased by $8 million or 5 percent in 1994 with a fairly constant percentage of 53 percent to 55 percent of total assets invested in loans. The loan increase in 1995 was $4 million in the consumer loan (installment) total, $3 million in the residential mortgage loan total and $6 million in the commercial loan total. Effective January 1, 1995, Statement of Financial Accounting Standard (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan" was adopted. The adoption of this standard did not have a significant impact on Seaway's financial position or results of operations.

      Seaway adopted Statement of Financial Accounting Standard (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," effective January 1, 1996. As a result of applying the new rules, servicing rights retained on mortgage loans sold (or securitized) will be required to be recorded as a separate asset. For loans with servicing rights retained, an allocation of the cost of the mortgage loans is made between the mortgage servicing rights and the loans (without mortgage servicing rights) based on their relative fair values. Any subsequent impairments will be recognized through a valuation allowance. Seaway does not expect the adoption of SFAS No. 122 to have a material impact on Seaway's financial position or results of operations.

     Investment securities, another major use of funds, decreased in 1995. Statement of Financial Accounting Standard (SFAS) No. 115 was adopted as of December 31, 1993, and created a separate category, investment securities available for sale, that are recorded at market value. The procedure of recording the securities at market increased shareholders' equity, in a separate component net of income taxes, by $93,000 in 1995. The unrealized gain included in shareholders' equity increased $2,008,000 in 1995. Loans increased $13 million in 1995. The Banks experienced an increase of $2 million in demand deposits during both 1995 and 1994. Federal funds sold increased $11 million in 1995. Estimated market value of tax exempt securities was $40,576,000 on December 31, 1995, and $38,876,000 on
December 31, 1994.




                                      -44-
     Tax exempt securities continued to average approximately 11 percent of total assets in 1995. In addition, investment securities represented 36 percent of total assets at December 31, 1995, and 41 percent of total assets at December 31, 1994.

     Seaway experienced a slight increase in combined deposits and repurchase agreements during 1995 from almost $301 million at year-end 1994 to $307 million at year-end 1995. Interest bearing deposits increased $22 million in 1995. The percentage of total assets represented by non-interest bearing deposits in 1995 continued at 12 percent versus 12.1 percent in 1994.

     Total average deposits increased by 1 percent in 1995 to $290,032,000, by less than 1 percent in 1994 to $286,667,000 and by 1 percent in 1993 to $284,466,000. Average non-interest bearing demand deposits increased to the following: $32,931,000 in 1995, $31,077,000 in 1994 and $28,746,000 in
1993. Average interest bearing demand deposits decreased during 1995 to the following: $87,128,000 in 1995, $89,986,000 in 1994 and $86,976,000
in 1993. Average savings deposits decreased during 1995 to the following: $56,500,000 in 1995, $56,724,000 in 1994 and $53,173,000 in
1993. Average time deposits as a total increased during 1995 to the following: $113,473,000 in 1995, $108,800,000 in 1994 and $115,571,000 in
1993.

     In 1993, securities sold under agreements to repurchase were developed as an alternative for certificates of deposit over $100,000. In 1995, with the adjustment of the FDIC assessment, the advantage of utilizing the repurchase agreements diminished. The balance at December 31 was $761,000 in 1995, $9,166,000 in 1994 and $17,162,000 in 1993. The weighted average interest rate for 1995 was 5.83 percent, for 1994 was 5.44 percent and for 1993 was 3.19 percent. The year-end balance for certificates of deposit of $100,000 and over increased to $28,827,000 in 1995 from $16,437,000 in 1994 and $20,821,000 in 1993. Both the repurchase agreements and certificates of deposit of $100,000 and over are matched against a special group of securities that are carefully managed to ensure that each repurchase agreement or certificate results in a profitable transaction for the Banks. These funds are obtained from the local communities and include excess public funds, business funds and individual funds that are bid upon by the various banks, savings institutions and credit unions in the area. Seaway does not have any reverse repurchase agreements.

     The major components of other liabilities are accrued interest payable ($866,000 in 1995 and $605,000 in 1994), accrued expenses payable ($330,000 in 1995 and $711,000 in 1994) and profit sharing and incentive compensation payable ($366,000 in 1995 and $172,000 in 1994). Profit sharing and incentive compensation represents a higher payout for 1995 than 1994. The other individual components are not significant.




                                      -45-
     RESULTS OF OPERATIONS

     Seaway reported net income of $4,061,000 in 1995 compared to $3,907,000 in 1994 and $4,022,000 in 1993. Net income per common share, adjusted for a stock dividend, was $2.41 or a 3.9 percent increase from earnings per share of $2.32 in 1994 after adjustment for the 10 percent stock dividend that was declared in April 1995. Earnings per share in 1993 were $2.39 as adjusted. Return on average shareholders' equity was 10.96 percent in 1995 compared to 11.09 percent in 1994 and 11.99 percent in 1993. The return on average total assets increased to 1.19 percent in 1995 compared to 1.14 percent in 1994 and 1.20 percent in 1993. Noninterest income fell by $87,000 in 1995. The major decline in income was income from fiduciary activities which declined from $1,631,000 in 1994 to $1,458,000 in 1995. Income from fiduciary activities was $1,594,000 in 1993.

     Net interest income is the difference between interest earned on earning assets and interest paid on interest bearing liabilities (principally deposits). Changes in the mix and volume of assets and liabilities and the yields and rates earned or paid have a significant impact on earnings. For example, an investment in loans at 10.66 percent is more beneficial than those same funds invested in securities at 5.59 percent. Total interest earning assets yielded 7.66 percent and total interest bearing liabilities yielded 3.84 percent which resulted in a net yield on interest earning assets of 4.42 percent in 1995. Additional detail is disclosed in the Gross Margin Analysis in Table 1 of the Statistical Information included as Appendix E to this Prospectus and Proxy Statement. For the year ended December 31, 1995, net interest income was $14,129,000 or a 6.3 percent increase in the 1994 net interest income of $13,297,000. Net interest income for 1993 was $13,159,000. Net interest margin was 4.42 percent in 1995, 4.14 percent in 1994 and 4.18 percent in 1993.

     As indicated in the Gross Margin Analysis, 1995 asset earning rates increased by .67 percent from 1994 and 1995 interest bearing liabilities increased by .50 percent from 1994. The result of the changes in the asset earning rates and the interest bearing liabilities produced approximately the same net interest income results. Market conditions were the main factor in these results along with management's actions to maintain net interest income.

     The provision for loan losses reflects management's judgment of the cost associated with the credit risk inherent in the loan portfolio. Past experience, as well as an analysis of current economic conditions, is used in making this judgment. All loans, or portions thereof, deemed to be uncollectible are charged against the allowance for loan losses. Loan losses net of recoveries for 1995, 1994 and 1993 were $77,000, $19,000 and $54,000, respectively. Net loan losses as a percentage of average loans were .04 percent, .01 percent and .03 percent in 1995, 1994 and 1993, respectively.

                                      -46-
     In applying past experience, the provision for loan losses for 1995 was considerably greater than 1994 because of the increase in the loan portfolio and a lower amount of recoveries in 1995. Even though 1994 rates of net charge-offs to average loans were less than 1995, the net charge-offs to average loans for 1993, 1992 and 1991 were on a comparable basis. It continues to be management policy to maintain a reserve for possible loan losses that would equal 1.20 percent of total loans. Management is not aware of any trend or reason to believe that exceptions should be made to its policy calculations.

     At December 31, 1995, the reserve for loan losses was $2,294,000 which was 1.19 percent of total loans outstanding. At December 31, 1994, this reserve account was $2,182,000 or 1.22 percent of total loans outstanding. Allowance for loan loss reserves continues to be in compliance with management's policy.

     Non-accrual loans, loans 90 days past due and other real estate at December 31, 1995, were $1,696,000 or 14.9 percent less than year-end 1994 and represented .90 percent of total loans outstanding. At December 31, 1994, these loans totaled $1,994,000 or 1.1 percent of total loans. At December 31, 1993, these loans totaled $2,227,000 or 1.3 percent of total loans. Asset quality remained strong. Nonperforming loans were $1.57 million, or .80 percent of loans at December 31, 1995, and $1.69 million, or
 .90 percent of loans at December 31, 1994. At September 1995, Seaway's peer group comparable percentage was 1.57 percent. Peer group statistics at December 31, 1994, were 1.59 percent and at December 31, 1993, were 2.47 percent. Peer group statistics are taken from the Federal Reserve "Bank Holding Company Performance Report" for the 7th District.

     Other operating income decreased to $3,693,000 (2.3 percent) at December 31, 1995, from $3,780,000 at December 31, 1994, which decreased from $4,164,000 at December 31, 1993. The significant factors in this reduction were (i) an 89.4 percent decrease in the income from fiduciary activities totaling $173,000; and (ii) a 10.3 percent increase in service charges on deposit accounts totaling $98,000. With the constant pressure on interest margins, management is aware that other income must increase to offset the continuing increases in the cost of doing business.

     Total other expense increased by 2.2 percent in 1995 compared to 1994 for a total increase of $270,000. A major portion of this increase represented salary and benefit expense which increased $365,000 or 5.2 percent above 1994 levels. The primary item in this increase was increased pay for incentive bonuses and profit sharing as the Banks met predetermined targets. A major reduction of $319,000 reflected the reduction in FDIC assessment fees.

     Seaway accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." Income tax expense is significantly impacted by the relative amount of taxable income from the


                                      -47-
loan and securities portfolios versus tax-exempt income from obligations of state and municipal entities. Deferred income tax reflects timing differences in the recognition of the tax base for various assets and liabilities. In 1995 current income tax expense increased to $890,000 from $819,000 in 1994 and $973,000 in 1993.

     Effective federal income tax rates were 21 percent for 1995; 19 percent for 1994 and 19 percent for 1993. These rates reflect the large portion of tax exempt income received in all 3 years.

     LIQUIDITY AND CAPITAL RESOURCES

     The asset/liability management responsibility of the organization rests with a committee ("ALCO") made up of senior officers of each of the Banks. ALCO meets monthly to monitor liquidity, funding sources, investment policies and overall interest rate sensitivity and interest rate risk. The object of this process is to coordinate the balance sheets of each Bank, their loan and deposit levels and investment portfolios in order that maximum net interest income is achieved without sacrificing quality or liquidity.

     ALCO reviews monthly the maturity schedules of the earning assets and interest bearing liabilities. A gap analysis of each Bank is reviewed in detail to ascertain the degree to which each Bank shows a negative or positive gap position. A positive gap position occurs when at a 1 year time horizon the maturity or repricing opportunity of interest bearing assets exceed the maturity or repricing opportunity of interest bearing liabilities. The converse situation creates a negative gap position.

     At December 31, 1995, and the 2 prior year-ends, Seaway was in a negative gap position. Normally, this position will be beneficial to earnings in a falling rate environment and detrimental to earnings in a rising rate environment. As of December 31, 1995, management believes that the gap position places Seaway in a desirable position given anticipated movements in interest rates.

     At December 31, 1995, 1994 and 1993 Seaway's net liquidity ratio was
43.4 percent, 35.7 percent and 38.1 percent, respectively. Net liquid assets are comprised of investment securities that are not pledged, federal funds sold, bankers acceptances, cash and due from banks and time deposits in other banks less any reserve requirements and are expressed as a percentage of total assets. This strong liquidity position allowed Seaway to meet the increasing loan demand of its customers and to absorb any short term decline in deposits which might be experienced.

     At December 31, 1995, earning assets were $327,185,000 or 94.1 percent of total assets. This compared to $317,168,000 in earning assets at December 31, 1994, or 93.9 percent of total assets. The primary components



                                      -48-
in the increase ($10,017,000) are related to the increase in the total deposits of the Banks totaling $24,085,000 and the increase in total loans of the Banks totaling $13,389,000.

     At December 31, 1995, interest bearing deposit liabilities totaled $269,640,000 compared to $248,085,000 at year-end 1994. Interest bearing deposit liabilities include regular savings, NOW accounts, money market accounts, interest bearing checking accounts and certificates of deposit. The interest bearing deposit accounts are used in funding loans and investment securities.

     Management's policy for returning a nonperforming loan to a performing loan status is that the loan must be current (all principal and interest payments made). Any loan that is returned to performing status is watched closely. It is not Seaway's practice to divide loans.

     Generally, the accrual of interest income on a loan is suspended when the loan becomes 90 days past due unless the loan is fully collateralized and is in the process of collection. A restructured loan is one that is accruing interest, but on which concessions in the original terms of the loan have been made due to a weakening in the financial strength of the borrower.

     Seaway is dedicated to maintaining a capital position in excess of 8 percent equity capital to total assets. Depositor and investor confidence is necessary to continue to operate profitably. This also places Seaway in a position to expand through new offices or acquisitions should these opportunities arise. Seaway's primary capital ratio, which includes shareholders' equity, net of the SFAS No. 115 component and loan loss reserves was 11.9 percent at December 31, 1995, compared to 11.6 percent at December 31, 1994 and 10.6 percent at December 31, 1993. Pure equity capital at December 31, 1995, was 11.19 percent. This same ratio was
10.08 percent at December 31, 1994. Seaway and the Banks are in full compliance with the current regulatory capital ratio requirements of 6 percent for primary capital and 8 percent for risk-based capital.

                         SUMMARY OF CAPITAL RATIOS
                                   1995
                                          ALGONAC  COMMERCIAL   SEAWAY
     Primary Capital Ratio                11.86%     10.29%     11.85%
     Equity Capital Ratio                 11.86%     11.86%     11.19%
     Risk-Based Capital Ratio             23.44%     23.44%     20.16%

     Seaway has been able to increase internally generated equity in spite of an aggressive dividend policy under which Seaway paid out in excess of


                                      -49-
40 percent of net earnings in each of the past 3 years. The dividend policy is closely allied to the dedicated purpose of maintaining a strong capital position.


     SIX MONTHS ENDED JUNE 30, 1996 AND 1995

     The interim financial statements included as Appendix D to this Prospectus and Proxy Statement include all adjustments which, in the opinion of management, are necessary to reflect fair statements of the results for the interim periods presented and are recurring in nature.

     RESULTS OF OPERATIONS

     Seaway reported net income of $2,172,000 in the first 6 months of 1996 compared to $2,000,000 in the same period in 1995. Net income for the first 6 months of 1996 was $1.29 per share, or a 8.4 percent increase in earnings per share, as compared to the first 6 months of 1995 at $1.19 after adjusting for the 10 percent stock dividend declared April 13, 1996. On an annualized basis, return on beginning shareholders' equity was 11.1 percent in the first 6 months of 1996 versus 11.4 percent in the first 6 months of 1995. On an annualized basis, return on average assets was at 1.23 percent in the first 6 months of 1996, from 1.17 percent in the same period for 1995. Earnings of $1,078,000 were recorded for the second quarter of 1996. In the second quarter of 1996, earnings were down from the first quarter results by 1.5 percent. Second quarter per share earnings were $.64 compared to second quarter 1995 earnings of $.61 per share after adjusting for the 10 percent stock dividend declared on April 13, 1996.

     For the first 6 months of 1996, net interest income, after provision for loan losses, was $7,165,000, a 4.7 percent increase from the first 6 months of 1995 net interest income after loan loss provision of $6,845,000. The increase was due primarily to a 12.3 percent increase in the loan portfolios of Commercial and Algonac. Deposits increased by $13,182,000 or 4 percent, after adding repurchase agreements, in the first 6 months of 1996 as compared to the first 6 months of 1995. With the decrease of mutual fund growth, it is noted that additional funds are being added to the various bank deposit accounts.

     Total loans increased by $22,615,000 with an additional increase of $1,147,000 in mortgages held for sale as compared to June 30, 1995. Loan quality remains strong as nonperforming loans represent 1.1 percent of total loans outstanding. Net loan charge-offs for the first 6 months were in a net recovery position.

     Total other income in the first 6 months of 1996 increased to $1,910,000 from $1,891,000 in the first 6 months of 1995, representing an increase of 1 percent. The 6 major factors were a 1.1 percent increase in fiduciary income from trust operations totaling $9,000; an increase of


                                      -50-
$34,000 in service charges on deposit accounts; an increase of $42,000 in brokerage fees; an increase of $24,000 in income from other real estate; a decrease of $33,000 in security transactions; and a decrease of $32,000 in the sale of mortgage loans. With the constant pressure on interest margins, management is very conscious that other income must be developed to offset the continuing increase in the cost of doing business. Mortgages originated and sold totaled $3,692,000 for the first 6 months of 1996 as compared to $2,147,000 for the first 6 months of 1995.

                            LOANS HELD FOR SALE
                               YEAR-TO-DATE
                          (DOLLARS IN THOUSANDS)

                                                                  JUNE 30,   DECEMBER 31,   JUNE 30,
                                                                    1996        1995         1995
Loan originations sold for the period ending                       $3,692      $6,959       $2,147

Gains on loan originations sold for the period ending              $  (10)     $   41       $    6

Loans originated for sale - not yet sold                           $1,454      $   --       $  307

     SFAS No. 122, "Accounting for Mortgage Servicing Rights" was implemented effective January 1, 1996. The calculation of the capitalized amounts have not been material in either the first or second quarters of 1996.

     Total other expenses increased by 1 percent or $72,000 in the first 6 months of 1996 compared to the first 6 months of 1995. Salary and benefits expenses increased by $173,000 or 4.9 percent above 1995 levels. If performance levels continue through the end of the year comparable to the first 6 months of 1996, the Incentive Compensation and Profit Sharing Plans should provide for a payout to participants in the plans. Accruals have been established in the financial information for the anticipated amounts as if the current financial performance is continued through the end of year 1996. This handling of anticipated payout is consistent with previous years. Net occupancy costs have increased by $111,000 or
12.4 percent above 1995 levels. Professional fee expense increased by $21,000 and FDIC expense decreased by $317,000 below 1995 levels. Marketing costs have increased by $45,000 above 1995 levels. Management continues to look at ways to reduce operating costs.

     Management of Commercial and Algonac monitors the adequacy of the reserve on a quarterly basis with an in-depth review of all non-accrual loans, other real estate, loans 90 days past due and all other loans where the financial statements of the borrower reveal a deterioration in


                                      -51-
financial strength. After each review, specific sums in the loan loss reserve are allocated to weak situations and the remaining balance is tested for adequacy when measured by historical loss experience and anticipated changes in the economic environment. At all times during the past 3 years, the reserve accounts were deemed to be fully adequate to cover the credit risks in each of the Banks' portfolios. A specific loan loss reserve does not exist for potential losses on loan commitments. No losses from loan commitments have occurred in 1996, 1995 or 1994.

     Management is not aware of any loans classified for regulatory purposes as loss, doubtful, substandard or special mention that have not been disclosed under Item III of Industry Guide III that (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources; or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Management knows of no trends, events or uncertainties which presently exist that are reasonably likely to have a material effect on liquidity, capital resources or operations. The regulatory authorities have not made any recommendations that would impact Seaway's liquidity, capital resources or operations. SFAS No. 114, which is based on the analysis of expected cash flows and collateral values, required no additional reserve for possible loan losses for impaired loans as of June 30, 1996.

     At June 30, 1996, the reserve account was $2,463,000 which represented
1.20 percent of total loans outstanding. Seaway's current goal is to maintain the reserve for loan losses at 1.20 percent of total loans outstanding. At June 30, 1995, this reserve account was $2,204,000 or
1.20 percent of total loans outstanding. At December 31, 1995, the reserve for loan losses was $2,294,000 which was 1.19 percent of total loans outstanding. Loan losses net of recoveries for the first 6 months of 1996 were a net recovery of $2,000 versus a net loss of $7,000 for the first
6 months of 1995. Loan quality continues to remain at a high level with net loan charge-offs for the first 6 months being negligible.
















                                      -52-

                          RESERVE FOR LOAN LOSSES
                          (DOLLARS IN THOUSANDS)

                                                                  JUNE 30,   DECEMBER 31,   JUNE 30,
                                                                   1996          1995         1995
Reserve for loan losses as a percentage of nonperforming
 loans                                                            108.5%        145.6%       124.2%

Reserve for loan losses as a percentage of nonperforming
 assets                                                            85.1%        135.3%       103.1%

Reserve for loan losses as a percentage of loans outstanding
 at 6 months end                                                    1.20%         1.19%        1.20%

     Nonperforming assets are defined as nonaccrual, other real estate owned and restructured loans. Generally, the accrual of interest income on a loan is suspended when the loan becomes 90 days past due unless the loan is fully collateralized and is in the process of collection. A restructured loan is one that is accruing interest, but on which concessions in the original terms of the loan have been made due to a weakening in the financial strength of the borrower. Management's policy for returning a nonperforming loan to a performing loan status is that the loan must be current (all principal and interest payments made.) Any loan that is returned to performing status is watched closely. It is not Seaway's practice to divide loans.

                           NONPERFORMING ASSETS
                          (DOLLARS IN THOUSANDS)

                                                                JUNE 30,     DECEMBER 31,    JUNE 30,
                                                                  1996          1995           1995
Impaired loans under SFAS No. 114 <F1>                           $1,753        $1,236        $   --

Non-accrual loans:
  Restructured loans                                                 --            --            --

Original terms                                                      200           130           646

Accruing loans past due 90 days or more                             318           210         1,128

     Total nonperforming loans                                   $2,271        $1,576        $1,774



                                      -53-
Other real estate owned                                             623           120           364

     Total nonperforming assets                                  $2,894        $1,696        $2,138

Nonperforming loans as a percentage of total loans                1.10%          .82%          .97%

Nonperforming assets as a percentage of total loans
  plus other real estate owned                                    1.40%           .88%        1.16%

Nonperforming assets as a percentage of total assets               .80%           .49%         .62%

<F1> Seaway adopted SFAS No. 114 on January 1, 1995.

     Securities are recorded in accordance with Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires an investment in a security to be classified based on Seaway's intent with respect to holding securities. The following summarizes the classification of securities held at June 30, 1996 and 1995 as well as December 31, 1995. The effect of SFAS No. 115 in the first 6 months of 1996 was a decrease in assets of $425,000 and a decrease in equity of $283,000, net of deferred tax credits of $142,000.

                           INVESTMENT SECURITIES
                                                    JUNE 30,                  JUNE 30,                 DECEMBER 31,
                                                      1996                      1995                      1995
                                             AMORTIZED     MARKET      AMORTIZED     MARKET      AMORTIZED      MARKET
                                               COST        VALUE         COST        VALUE         COST         VALUE
U.S. Government agencies and
 obligations available-for-sale              $ 34,462     $ 34,273     $ 44,175     $ 43,875     $ 39,278     $ 39,316

U.S. Government agencies and
 obligations held-to-maturity                      --           --           --           --           --           --

Municipal bonds held-to-maturity               39,144       39,825       37,910       39,018       38,136       39,462

Municipal bonds available-for-sale              1,090        1,096          222          225        1,097        1,114

Other securities available-for-sale             1,863        1,912        1,863        2,025        1,863        1,950

Other securities held-to-maturity              13,800       13,483       14,602       14,383        8,643        8,537

Mortgage backed securities
 available-for-sale                            36,226       35,935       36,966       36,742       35,044       35,043

   Total investments                         $126,585     $126,524     $135,738     $136,268     $124,061     $125,422

                                      -54-
AVAILABLE FOR SALE

U.S. Government agencies and
 obligations                                              $ 34,273                  $ 43,875                  $ 39,316

Municipal bonds                                              1,096                       225                     1,114

Other securities                                             1,912                     2,025                     1,950

Mortgage-backed securities                                  35,935                    36,742                    35,043

   Total                                                  $ 73,216                  $ 82,867                  $ 77,423

HELD TO MATURITY

U.S. Government agencies and
 obligations                                              $     --                  $     --                  $     --

Municipal bonds                                             39,144                    37,910                    38,136

Other securities                                            13,800                    14,602                     8,643

Mortgage-backed securities                                      --                        --                        --

   Total                                                  $ 52,944                  $ 52,512                  $ 46,779


     LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1996, Seaway's net liquidity ratio was 39.2 percent. At December 31, 1995, this ratio was 35.7 percent and at June 30, 1995, it was
39.8 percent. Net liquid assets are comprised of investment securities that are not pledged, federal funds sold, bankers' acceptances, cash and due from banks and time deposits in other banks, less any reserve requirements.

     This strong liquidity position allows Seaway to meet any increasing loan demands of its customers or to absorb any short-term decline in deposits which might be experienced.

     Seaway is dedicated to maintaining a capital position in excess of 8 percent equity capital to total assets. In light of the current regulatory and banking environment, Seaway believes it is important to maintain a ratio in excess of the required amount. Depositor and investor confidence is necessary to continue to operate profitably. The higher ratio also places Seaway in a position to expand through new offices or acquisitions should these opportunities arise. Seaway's primary capital ratio, which includes shareholders' equity and loan reserves, at June 30,


                                      -55-
1996, was 11.7 percent, 11.6 percent at June 30, 1995 and 11.9 percent at December 31, 1995. Return on equity capital at June 30, 1996, was
11.1 percent.  This same ratio was 10.6 percent at June 30, 1995, and
11.2 percent at December 31, 1995.


SELECTED FINANCIAL DATA

     Certain selected financial data for Seaway appears under the captions "Introduction and Summary--Selected Financial Data" and "Introduction and Summary--Comparative Per Share Data" in this Prospectus and Proxy
Statement.


FINANCIAL STATEMENTS

     The Audited Consolidated Financial Statements of Seaway Financial Corporation and Subsidiaries for the years ended December 31, 1995, 1994 and 1993, together with the report of Plante & Moran, LLP thereon dated January 12, 1996 and notes thereto, are included as Appendix C to this Prospectus and Proxy Statement. The Unaudited Financial Statements of Seaway Financial Corporation and Subsidiaries for the three and six months ended June 30, 1996 are included as Appendix D to this Prospectus and Proxy Statement.



























                                      -56-
                           NO DISSENTERS' RIGHTS


     Holders of Seaway Common Stock are not entitled to dissenters' rights under the Michigan Business Corporation Act in connection with the Merger.


                     VOTING AND MANAGEMENT INFORMATION


VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF SEAWAY

     Holders of record of shares of Seaway Common Stock at the close of business on the Record Date will be entitled to vote at the special meeting of Seaway shareholders. As of the Record Date, there were 1,685,430 shares of Seaway Common Stock outstanding. Each share of Seaway Common Stock is entitled to one vote.

     The following table sets forth information concerning the number of shares of Seaway Common Stock held by each shareholder who is known to Seaway's management to be the beneficial owner of more than 5 percent of the outstanding shares as of August 31, 1996:

                                                                                                  OLD KENT COMMON
                                                   AMOUNT AND NATURE OF BENEFICIAL             STOCK TO BE RECEIVED
                                                OWNERSHIP OF SEAWAY COMMON STOCK <F1>            IN THE MERGER<F2>
                                                         SHARED
                                       SOLE VOTING      VOTING OR                               TOTAL        PERCENT
        NAME AND ADDRESS OF            AND INVEST-      INVESTMENT               PERCENT      FOLLOWING         OF
         BENEFICIAL OWNER              MENT POWER       POWER<F3>      TOTAL     OF CLASS     MERGER<F4>     CLASS<F5>

Alice W. Moore Trust<F6>
  730 N. Riverside Avenue
  St. Clair, Michigan 48079             229,237               --      229,237     13.6%        275,382        <F*>

Franklin H. and Alice W. Moore
  Irrevocable Trust<F6>
  200 S. Riverside Avenue
  St. Clair, Michigan 48079             101,376               --      101,376      6.01%       121,782        <F*>

_______________________________

(Footnotes begin on page 40.)




                                      -57-
     The following table sets forth certain information concerning the number of shares of Seaway Common Stock held as of August 31, 1996, by each of Seaway's directors, each of Seaway's officers whose compensation exceeded $100,000 in 1995 and all of Seaway's directors and executive officers as a group:

                                                                                           OLD KENT COMMON
                                                 AMOUNT AND NATURE OF BENEFICIAL         STOCK TO BE RECEIVED
                                              OWNERSHIP OF SEAWAY COMMON STOCK <F1>        IN THE MERGER<F2>
                                                         SHARED
                                          SOLE VOTING   VOTING OR                          TOTAL      PERCENT
                                          AND INVEST-   INVESTMENT            PERCENT    FOLLOWING      OF
  NAME OF BENEFICIAL OWNER                MENT POWER    POWER<F3>     TOTAL   OF CLASS   MERGER<F4>   CLASS<F5>
Marshall J. Campbell                           165        1,843       2,008     <F*>         2,412      <F*>
John M. Farr                                38,721           --      38,721      2.3%       45,974      <F*>
Glen E. McBride                                 --        2,012       2,012     <F*>         2,417      <F*>
Franklin H. Moore, Jr.<F6>                  29,531           --      29,531     1.75%       35,475      <F*>
Donald L. Osterland                             --       21,560      21,560     1.28%       25,900      <F*>
I. Dale Sheldon                              1,397          385       1,782     <F*>         2,140      <F*>
Charles W. Staiger                              --        4,092       4,092     <F*>         4,915      <F*>
All directors and executive
  officers as a group                       69,814       36,659     106,473     6.32%      127,906      <F*>

_____________________________

<F*>   Less than 1 percent.

<F1>   The numbers of shares stated are based on information furnished by the persons listed and include shares personally owned of record by each person and shares that, under applicable regulations, are deemed to be otherwise beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or direct the voting of the security. Investment power includes the power to dispose or direct the disposition of the security. A person is also considered the beneficial owner of a security if the person has a right to acquire beneficial ownership of the security within 60 days.

<F2>   Based on an assumed Exchange Ratio of 1.2013 shares of Old Kent Common
       Stock for each share of Seaway Common Stock. (See "Introduction and Summary--Comparative Per Share Data.") No named Seaway shareholder will beneficially own 1 percent or more of the outstanding shares of Old Kent Common Stock after the Merger.


                                      -58-
<F3>   These numbers include shares as to which the listed person or entity is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children and others over whom the listed person may have substantial influence by reason of relationship. In some instances the listed person disclaims beneficial ownership of these shares. Shares held in fiduciary capacities by the Banks are not included.

<F4>   This column reflects the number of shares of Old Kent Common Stock to be issued to the specified person in exchange for the number of shares of Seaway Common Stock shown in the "Total" column for such person.

<F5>   This column reflects the percentage of the outstanding shares of Old
       Kent Common Stock which the specified person will hold following consummation of the Merger. These percentages were computed with reference to a total of 48,231,179 shares of Old Kent Common Stock outstanding, representing the sum of 46,206,472 shares outstanding as of August 31, 1996, and 2,024,707 shares to be issued in the Merger. The computation does not take fractional shares into account.

<F6>   Commercial is the Trustee of the Alice W. Moore Trust and the
       Franklin H. and Alice W. Moore Irrevocable Trust. Franklin H. Moore, Jr. and his 3 siblings are beneficiaries of each such trust. No individual beneficiary has authority to direct the vote or disposition of any shares held by either trust, but collectively upon unanimous action the beneficiaries may direct the vote and/or disposition of the shares held by the trusts under Commercial's trust policies. Mr. Moore disclaims beneficial ownership of these shares. Mr. Moore may, by reason of his officership and director-ship, be in a position to influence the voting or disposition of shares held in trust by Commercial to some degree, but disclaims beneficial ownership of these shares.


INTERESTS OF CERTAIN PERSONS

     As of August 31, 1996, directors and executive officers of Seaway are or may be deemed to be the beneficial owners of a total of 437,086 shares, or 25.9 percent of the outstanding shares, of Seaway Common Stock, although Mr. Moore disclaims beneficial ownership of 330,613 such shares. (See "Voting and Management Information--Voting Securities and Principal Shareholders of Seaway.")

     Each director and executive officer of Seaway, all of whom have been identified by Seaway as affiliates of Seaway, has agreed that he or she will not sell, transfer or otherwise dispose of shares of Old Kent Common Stock received in the Merger in a manner which would result in violation of

                                      -59-
the Securities Act or applicable rules and regulations. Old Kent may place a legend reflecting such transfer restrictions on the certificates representing such shares of Old Kent Common Stock. In addition, each director and executive officer of Seaway has agreed not to voluntarily sell or dispose of any shares of Seaway Common Stock without Old Kent's written consent (except as may be necessary to discharge a fiduciary duty or by gift made for estate planning purposes).

     Each director and executive officer of Seaway has agreed that he or she will use his or her best efforts to cause the Plan of Merger to be approved by the shareholders of Seaway and consummated according to its terms. Each such person has also agreed not to solicit, negotiate, discuss, accept or approve any offers or proposals from, or enter into any agreement with, any third party concerning a tender offer, merger, consolidation, share exchange or other business combination involving Seaway or concerning the offer, sale or disposition of any material assets of Seaway (other than asset dispositions in the ordinary course of business).

     As of August 31, 1996, Mr. Moore owned 1,264 shares of Old Kent
Common Stock. No other director or executive officer of Seaway owned any shares of Old Kent Common Stock at that date. As of August 31, 1996, no director or executive officer of Old Kent owned any shares of Seaway Common Stock or had any personal interest in the Merger other than by reason of his or her holdings of Old Kent Common Stock. Except as otherwise described in this Prospectus and Proxy Statement, there are no material relationships among the executive officers, directors and principal shareholders of Seaway and the executive officers, directors and principal shareholders of Old Kent.


                            GENERAL INFORMATION


INCORPORATION BY REFERENCE

     The following documents and information are incorporated by reference into this Prospectus and Proxy Statement:

          Old Kent's Annual Report on Form 10-K filed with the Commission for the year ended December 31, 1995.

          The following reports filed by Old Kent pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995:

               (i) Old Kent's Current Report on Form 8-K filed with the Commission on December 31, 1995.

              (ii) Old Kent's Current Report on Form 8-K filed with the Commission on February 23, 1996.


                                      -60-
             (iii)  Old Kent's Quarterly Report on Form 10-Q filed
          with the Commission for the quarterly period ended March 31,
          1996.

              (iv) Old Kent's Quarterly Report on Form 10-Q filed with the Commission for the quarterly period ended June 30, 1996.

          The description of Old Kent Common Stock contained in Old Kent's Form 8-B filed with the Commission on May 31, 1984, and all amendments and reports filed for the purpose of updating such description.

          All other reports Old Kent files with the Commission subsequent to the date of this Prospectus and Proxy Statement, but prior to the date of the special meeting of Seaway shareholders, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus and Proxy Statement shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that a statement contained in this Prospectus and Proxy Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus and Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.


INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements and schedules of Old Kent and its subsidiaries incorporated by reference in this Prospectus and Proxy Statement and elsewhere in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Seaway and its subsidiaries included in this Prospectus and Proxy Statement have been audited by Plante and Moran, LLP, independent auditors, as stated in their report, and have been so used in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


SHAREHOLDER PROPOSALS

     In the event that Seaway shareholders approve the Plan of Merger and the Merger is consummated, Seaway shareholders will become Old Kent shareholders and there will be no annual meeting of Seaway shareholders in

                                      -61-
1997. If the Merger is not consummated, proposals of Seaway shareholders intended to be presented at the annual meeting of shareholders in 1997 must be received by Seaway for consideration for inclusion in its proxy statement and form of proxy relating to that meeting a reasonable time before the proxy solicitation is made for that meeting.


LEGAL OPINIONS

     Certain legal matters in connection with the proposed Merger will be passed upon for Old Kent by its general counsel, Warner Norcross & Judd LLP of Grand Rapids, Michigan, and for Seaway by its counsel, Bischoff, Kenney & Niehaus of Sylvania, Ohio.

     As of October 11, 1996, partners in and attorneys employed by or associated with Warner Norcross & Judd LLP and their associates were beneficial owners of a total of 221,777 shares of Old Kent Common Stock having an aggregate market value of $9,730,466 as of that date. Shares reported as beneficially owned include all shares as to which such persons have direct or indirect, sole or shared, power to direct voting or disposition, including personal shares as well as shares held in fiduciary capacities.

SOURCES OF INFORMATION

     The information contained in this Prospectus and Proxy Statement relating to Old Kent and Seaway has been furnished by each of them for inclusion in this Prospectus and Proxy Statement. Seaway has relied upon Old Kent with respect to the accuracy and completeness of the information concerning Old Kent, and Old Kent has relied upon Seaway with respect to the accuracy and completeness of the information concerning Seaway.




















                                      -62-
                                APPENDIX A

                       AGREEMENT AND PLAN OF MERGER



























































                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                       SEAWAY FINANCIAL CORPORATION

                                    AND

                      OLD KENT FINANCIAL CORPORATION



                        Dated as of August 21, 1996




























                             TABLE OF CONTENTS
                                                                       PAGE

ARTICLE I - THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . .  A-2
     1.1   APPROVAL OF PLAN OF MERGER. . . . . . . . . . . . . . . . .  A-2
     1.2   THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . .  A-2
     1.3   EFFECTIVE TIME OF THE MERGER. . . . . . . . . . . . . . . .  A-2
     1.4   MERGER OF SEAWAY WITH AND INTO OLD KENT . . . . . . . . . .  A-2
     1.5   EFFECTS OF THE MERGER . . . . . . . . . . . . . . . . . . .  A-2
     1.6   ADDITIONAL ACTIONS. . . . . . . . . . . . . . . . . . . . .  A-3
     1.7   SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . .  A-3

ARTICLE II - CONVERSION AND EXCHANGE OF SHARES . . . . . . . . . . . .  A-3
     2.1   CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . .  A-3
     2.2   UPSET PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  A-5
     2.3   ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . .  A-7
     2.4   CESSATION OF SHAREHOLDER STATUS . . . . . . . . . . . . . .  A-9
     2.5   SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD
           KENT COMMON STOCK . . . . . . . . . . . . . . . . . . . . .  A-9
     2.6   NO FRACTIONAL SHARES. . . . . . . . . . . . . . . . . . . . A-11

ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES. . . . . . . . A-11
     3.1   AUTHORIZATION, NO CONFLICTS, ETC. . . . . . . . . . . . . . A-11
     3.2   ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . . . . A-12
     3.3   CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . A-13
     3.4   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . A-14
     3.5   ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . A-14
     3.6   ABSENCE OF MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . A-14
     3.7   ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . . . . A-14
     3.8   CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . A-15
     3.9   ABSENCE OF DEFAULTS UNDER CONTRACTS . . . . . . . . . . . . A-15
     3.10  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . A-15
     3.11  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . A-16
     3.12  REGULATORY FILINGS. . . . . . . . . . . . . . . . . . . . . A-16
     3.13  REGISTRATION STATEMENT, ETC.. . . . . . . . . . . . . . . . A-16
     3.14  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . A-17
     3.15  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . A-17
     3.16  OLD KENT COMMON STOCK . . . . . . . . . . . . . . . . . . . A-18
     3.17  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . A-18
     3.18  REPRESENTATIONS AND WARRANTIES AT CLOSING . . . . . . . . . A-18

ARTICLE IV - SEAWAY'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . A-18
     4.1   AUTHORIZATION, NO CONFLICTS, ETC. . . . . . . . . . . . . . A-18
     4.2   ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . . . . A-19
     4.3   SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . A-20
     4.4   CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . A-21
     4.5   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . A-21
     4.6   ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . A-22
     4.7   ABSENCE OF MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . A-22
     4.8   ABSENCE OF LITIGATION . . . . . . . . . . . . . . . . . . . A-22

                       A-i
                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

     4.9   CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . A-23
     4.10  ABSENCE OF DEFAULTS UNDER CONTRACTS . . . . . . . . . . . . A-23
     4.11  REGULATORY FILINGS. . . . . . . . . . . . . . . . . . . . . A-23
     4.12  REGISTRATION STATEMENT, ETC.. . . . . . . . . . . . . . . . A-24
     4.13  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . A-24
     4.14  TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . A-25
     4.15  CONDITION OF REAL PROPERTY. . . . . . . . . . . . . . . . . A-25
     4.16  REAL AND PERSONAL PROPERTY LEASES . . . . . . . . . . . . . A-26
     4.17  REQUIRED LICENSES, PERMITS, ETC.. . . . . . . . . . . . . . A-26
     4.18  CERTAIN EMPLOYMENT MATTERS. . . . . . . . . . . . . . . . . A-27
     4.19  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . A-28
     4.20  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . A-29
     4.21  DUTIES AS FIDUCIARY . . . . . . . . . . . . . . . . . . . . A-31
     4.22  INVESTMENT BANKERS AND BROKERS. . . . . . . . . . . . . . . A-31
     4.23  SEAWAY-RELATED PERSONS. . . . . . . . . . . . . . . . . . . A-31
     4.24  CHANGE IN BUSINESS RELATIONSHIPS. . . . . . . . . . . . . . A-32
     4.25  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . A-32
     4.26  CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . A-32
     4.27  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . A-32
     4.28  LOAN GUARANTEES . . . . . . . . . . . . . . . . . . . . . . A-33
     4.29  EVENTS SINCE DECEMBER 31, 1995. . . . . . . . . . . . . . . A-33
     4.30  RESERVE FOR LOAN LOSSES . . . . . . . . . . . . . . . . . . A-34
     4.31  LOAN ORIGINATION AND SERVICING. . . . . . . . . . . . . . . A-34
     4.32  PUBLIC COMMUNICATIONS; SECURITIES OFFERING. . . . . . . . . A-34
     4.33  NO INSIDER TRADING. . . . . . . . . . . . . . . . . . . . . A-34
     4.34  CONTINUITY OF INTEREST. . . . . . . . . . . . . . . . . . . A-34
     4.35  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . A-34
     4.36  REPRESENTATIONS AND WARRANTIES AT CLOSING . . . . . . . . . A-35

ARTICLE V - COVENANTS PENDING CLOSING. . . . . . . . . . . . . . . . . A-35
     5.1   SEAWAY DISCLOSURE STATEMENT . . . . . . . . . . . . . . . . A-35
     5.2   OLD KENT DISCLOSURE STATEMENT . . . . . . . . . . . . . . . A-35
     5.3   BREACHES OF REPRESENTATIONS . . . . . . . . . . . . . . . . A-36
     5.4   CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME OF
           THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . A-36
     5.5   REGULAR DIVIDENDS AND COMPENSATION ADJUSTMENTS. . . . . . . A-39
     5.6   DATA PROCESSING AND RELATED CONTRACTS . . . . . . . . . . . A-40
     5.7   AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . A-40
     5.8   MAINTENANCE OF INSURANCE. . . . . . . . . . . . . . . . . . A-40
     5.9   COMPETING PROPOSALS . . . . . . . . . . . . . . . . . . . . A-40
     5.10  REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . A-41
     5.11  OTHER FILINGS . . . . . . . . . . . . . . . . . . . . . . . A-41
     5.12  MISCELLANEOUS AGREEMENTS AND CONSENTS . . . . . . . . . . . A-42
     5.13  EXCHANGE OF FINANCIAL INFORMATION . . . . . . . . . . . . . A-42
     5.14  INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . . A-42
     5.15  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . A-43

                      A-ii
                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

     5.16  ENVIRONMENTAL INVESTIGATION . . . . . . . . . . . . . . . . A-44
     5.17  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . A-45

ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS. . . . . . A-45
     6.1   RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . . . . A-45
     6.2   OPINION OF LEGAL COUNSEL. . . . . . . . . . . . . . . . . . A-46
     6.3   REQUIRED APPROVALS. . . . . . . . . . . . . . . . . . . . . A-46
     6.4   ORDER, DECREE, ETC. . . . . . . . . . . . . . . . . . . . . A-46
     6.5   PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . A-46
     6.6   TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . A-46
     6.7   REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . A-47
     6.8   CERTIFICATE AS TO OUTSTANDING SHARES. . . . . . . . . . . . A-47
     6.9   CHANGE OF CONTROL WAIVERS . . . . . . . . . . . . . . . . . A-47
     6.10  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . A-47
     6.11  ENVIRONMENTAL RISK. . . . . . . . . . . . . . . . . . . . . A-47
     6.12  OTHER CLOSING TRANSACTION DOCUMENTS . . . . . . . . . . . . A-48

ARTICLE VII - CONDITIONS PRECEDENT TO SEAWAY'S OBLIGATIONS . . . . . . A-48
     7.1   RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . . . . A-48
     7.2   OPINION OF LEGAL COUNSEL. . . . . . . . . . . . . . . . . . A-48
     7.3   REQUIRED APPROVALS. . . . . . . . . . . . . . . . . . . . . A-48
     7.4   ORDER, DECREE, ETC. . . . . . . . . . . . . . . . . . . . . A-49
     7.5   TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . A-49
     7.6   REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . A-49
     7.7   FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . . A-49
     7.8   OTHER CLOSING TRANSACTION DOCUMENTS . . . . . . . . . . . . A-49

ARTICLE VIII - ABANDONMENT OF MERGER . . . . . . . . . . . . . . . . . A-50
     8.1   MUTUAL ABANDONMENT PRIOR TO EFFECTIVE TIME OF THE
           MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . A-50
     8.2   OLD KENT'S RIGHTS TO TERMINATE. . . . . . . . . . . . . . . A-50
     8.3   SEAWAY'S RIGHTS TO TERMINATE. . . . . . . . . . . . . . . . A-51

ARTICLE IX - LIABILITIES AND REMEDIES. . . . . . . . . . . . . . . . . A-52
     9.1   TERMINATION FEE . . . . . . . . . . . . . . . . . . . . . . A-52
     9.2   LIABILITY AFTER TERMINATION . . . . . . . . . . . . . . . . A-53
     9.3   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . A-54
     9.4   SPECIFIC ENFORCEMENT. . . . . . . . . . . . . . . . . . . . A-54
     9.5   JURISDICTION; VENUE; JURY . . . . . . . . . . . . . . . . . A-54

ARTICLE X - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . A-54
     10.1  AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . A-54
     10.2  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . A-54
     10.3  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . A-55
     10.4  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . A-55
     10.5  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . A-55

                      A-iii
                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

     10.6  NO ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . A-55
     10.7  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . A-56
     10.8  FURTHER ASSURANCES; PRIVILEGES. . . . . . . . . . . . . . . A-56
     10.9  HEADINGS, ETC.. . . . . . . . . . . . . . . . . . . . . . . A-56
     10.10 CALCULATION OF DATES AND DEADLINES. . . . . . . . . . . . . A-56
     10.11 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . A-56


DEFINITIONS

ACCEPTANCE PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
ADJUSTED EXCHANGE RATIO. . . . . . . . . . . . . . . . . . . . . . . .  A-4
AGGREGATE PRICE PER SHARE OF THE COMPARISON STOCKS . . . . . . . . . .  A-5
BANK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
BREACHING PARTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-36
BUSINESS COMBINATION . . . . . . . . . . . . . . . . . . . . . . . . . A-41
CALL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-22
CEILING PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-4
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-29
CERTIFICATE OF MERGER. . . . . . . . . . . . . . . . . . . . . . . . .  A-2
CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-2
COMPARISON ISSUER. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
COMPARISON STOCKS. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
COMPARISON STOCKS BASE PRICE PER SHARE . . . . . . . . . . . . . . . .  A-5
CONSTITUENT CORPORATION. . . . . . . . . . . . . . . . . . . . . . . .  A-2
CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
EFFECTIVE TIME OF THE MERGER . . . . . . . . . . . . . . . . . . . . .  A-2
EMPLOYEE BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . . . . A-15
EMPLOYMENT-RELATED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . A-27
ENVIRONMENTAL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . A-29
ENVIRONMENTAL RISK . . . . . . . . . . . . . . . . . . . . . . . . . . A-44
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-15
EXCHANGE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-10
EXCHANGE RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-3
EXERCISE PERIOD. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-6
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-20
FEDERAL BANK HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . .  A-1
FEDERAL RESERVE BOARD. . . . . . . . . . . . . . . . . . . . . . . . .  A-1
FINAL OKEN STOCK PRICE . . . . . . . . . . . . . . . . . . . . . . . .  A-4
FIRST FLOOR PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . .  A-4
FIXING PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
HAZARDOUS SUBSTANCE. . . . . . . . . . . . . . . . . . . . . . . . . . A-29
INCREASE NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
INTERNAL REVENUE CODE. . . . . . . . . . . . . . . . . . . . . . . . . A-15
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-17


                      A-iv
                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
MICHIGAN ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
OLD CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
OLD KENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
OLD KENT COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . .  A-1
OLD KENT DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . A-11
OLD KENT RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-13
OLD KENT RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . A-13
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-28
PHASE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-44
PHASE II AND III WORK. . . . . . . . . . . . . . . . . . . . . . . . . A-45
PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-30
PRICING PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-4
PROPOSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-41
PROSPECTUS AND PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . A-16
PURCHASE PRICE PER SHARE . . . . . . . . . . . . . . . . . . . . . . .  A-4
REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . A-16
SEAWAY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
SEAWAY COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . .  A-1
SEAWAY DEFINED BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . A-28
SEAWAY DISCLOSURE STATEMENT. . . . . . . . . . . . . . . . . . . . . . A-18
SEAWAY-RELATED PERSON. . . . . . . . . . . . . . . . . . . . . . . . . A-31
SEAWAY'S FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . A-21
SEAWAY'S LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-26
SEAWAY'S REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . A-25
SEAWAY'S SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . A-20
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-16
SECOND FLOOR PRICE . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5
SECURITIES ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-40
SECURITIES EXCHANGE ACT. . . . . . . . . . . . . . . . . . . . . . . . A-34
SHAREHOLDERS' MEETING. . . . . . . . . . . . . . . . . . . . . . . . .  A-2
SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . .  A-2
TERMINATION FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . A-52
TRANSACTION DOCUMENT . . . . . . . . . . . . . . . . . . . . . . . . . A-16
UNAFFILIATED PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . A-52
UPSET CONDITION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-5










                       A-v
                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of August 21, 1996, between Seaway Financial Corporation, a Michigan corporation headquartered at 200 Riverside Avenue, St. Clair, Michigan ("SEAWAY"), and Old Kent Financial Corporation, a Michigan corporation headquartered at One Vandenberg Center, Grand Rapids, Michigan ("OLD KENT").

     Old Kent and Seaway desire that Seaway and its subsidiaries become affiliated with Old Kent. The affiliation would be effected through the merger of Seaway with and into Old Kent in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT"). The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER."

     Old Kent is a bank holding company registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK HOLDING COMPANY ACT"). Old Kent has authorized capital stock consisting of 175,000,000 shares, divided into two classes: 150,000,000 shares of common stock, $1 par value per share ("OLD KENT COMMON STOCK"); and 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock and 300,000 shares are designated Series B Preferred Stock. As of July 26, 1996, 46,041,003 shares of Old Kent Common Stock were issued and outstanding, and approximately 872,856 shares of Old Kent Common Stock were reserved for issuance in connection with employee stock option and benefit plans. As of the date of this Plan of Merger, no shares of preferred stock were issued and outstanding. The number of issued and outstanding shares of Old Kent Common Stock is subject to change before the Effective Time of the Merger (defined in Section 1.3) by reason of the issuance of additional shares of Old Kent Common Stock upon the exercise of employee stock options and the grant or sale of shares to, or for the account of, employees and directors pursuant to other benefit plans, and the issuance of additional shares if and as authorized by Old Kent's Board of Directors. Each share of Old Kent Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders; no shareholder of Old Kent Common Stock is entitled to vote on this Plan of Merger.

     Seaway is a bank holding company registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Seaway has authorized capital stock consisting of 2,100,000 shares, divided into two
classes:   2,000,000 shares of common stock, $1 par value per share
("SEAWAY COMMON STOCK"); and 100,000 shares of preferred stock, $1 stated value per share. As of the date of this Plan of Merger, 1,685,430 shares of Seaway Common Stock were issued and outstanding. As of the date of this Plan of Merger, no shares of preferred stock were issued and outstanding. The number of issued and outstanding shares of Seaway Common Stock is not


                       A-1
subject to change before the Effective Time of the Merger. Each share of Seaway Common Stock is entitled to one vote on all matters submitted for a vote of the shareholders, including their action on this Plan of Merger.

     In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered and the Registration Statement (defined in Section 3.13 (REGISTRATION STATEMENT, ETC.)) has become effective, Seaway shall submit this Plan of Merger to its shareholders for approval at a meeting properly called, noticed, and held for that purpose (the "SHAREHOLDERS' MEETING"). At the Shareholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of Seaway shall recommend that its shareholders vote for approval of this Plan of Merger. No shares of Old Kent Common Stock shall be entitled to vote on approval of this Plan of Merger.

     1.2  THE CLOSING.  The Merger shall be consummated following the
"CLOSING."   The Closing shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either party upon 10 business days' written notice after the last to occur of the following events: (i) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) approval of this Plan of Merger by Seaway's shareholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent or Seaway as set forth in Articles VI and VII, respectively. Upon completion of the Closing, Seaway and Old Kent shall each execute and file the certificate of merger as required by the Michigan Act to effect the Merger (the "CERTIFICATE OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "EFFECTIVE TIME OF THE MERGER" shall be as of the time and date to be specified in the Certificate of Merger, which shall be as soon as practicable, but not later than the first business day of the month next following the month in which the Closing occurs. The parties presently anticipate that the Effective Time of the Merger will be on January 2, 1997.


                       A-2
     1.4 MERGER OF SEAWAY WITH AND INTO OLD KENT. At the Effective Time of the Merger, Seaway shall be merged with and into Old Kent. Seaway and Old Kent are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time of the Merger, the Constituent Corporations shall become a single corporation, which shall be Old Kent (the "SURVIVING CORPORATION").

     1.5 EFFECTS OF THE MERGER. The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act with respect to the merger of two domestic corporations where the surviving corporation will be subject to the laws of the State of Michigan.

     1.6 ADDITIONAL ACTIONS. At any time after the Effective Time of the Merger, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of Seaway acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. Seaway hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This limited power of attorney shall only be operative following the Effective Time of the Merger. The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of Seaway to take any and all such action contemplated by this Plan of Merger.

     1.7 SURVIVING CORPORATION. Immediately after the Effective Time of the Merger, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          1.7.1 NAME. The name of the Surviving Corporation shall be "Old Kent Financial Corporation."

          1.7.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Old Kent as in effect immediately prior to the Effective Time of the Merger, without change.

          1.7.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Old Kent as in effect immediately prior to the Effective Time of the Merger, without change.

          1.7.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of Old Kent immediately prior to the Effective Time of the Merger.



                       A-3
          1.7.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of Old Kent immediately prior to the Effective Time of the Merger.


              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger, the exchange of Seaway Common Stock for Old Kent Common Stock shall be effected as follows:

     2.1  CONVERSION OF SHARES.  At the Effective Time of the Merger:

          2.1.1 CONVERSION OF SEAWAY COMMON STOCK. Subject to the provisions of Sections 2.2 (UPSET PROVISIONS), 2.6 (NO FRACTIONAL SHARES), and 2.3 (ADJUSTMENTS), each share of Seaway Common Stock outstanding immediately prior to the Effective Time of the Merger shall be converted into that number (the "EXCHANGE RATIO") of validly issued, fully paid, and nonassessable shares of Old Kent Common Stock, rounded to the nearest ten thousandth of a share, determined by dividing $43.9057 (the "PURCHASE PRICE PER SHARE") by the average of the closing prices per share of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day prior to the date of the Closing (the "PRICING PERIOD") as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means (as so calculated, the "FINAL OKEN STOCK PRICE"). Notwithstanding this calculation of the Final OKEN Stock Price, the Exchange Ratio shall be computed as follows under these circumstances:

               (a) If the Final OKEN Stock Price is greater than $38.4524 (the "CEILING PRICE"), then the Exchange Ratio shall be determined by dividing the Purchase Price Per Share by the Ceiling Price.

               (b)  If the Final OKEN Stock Price is less than $34.6429
          (the "FIRST FLOOR PRICE"), and Subsection 2.1.1(c) does not apply, then the Exchange Ratio shall be determined by dividing the Purchase Price Per Share by the First Floor Price.

               (c) If Seaway gives, and Old Kent accepts, an Increase Notice (defined in Section 2.2.2(c)) as provided under Section
          2.2 (UPSET PROVISIONS), then the Exchange Ratio shall be determined by dividing the Purchase Price Per Share by the Second Floor Price (defined in Section 2.2.1(a)) (resulting in the "ADJUSTED EXCHANGE RATIO").

          2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger will have attached to it the number of Old


                       A-4
     Kent Rights (defined in Section 3.3.1) issuable pursuant to the Old Kent Rights Agreement then represented by each share of Old Kent Common Stock at the Effective Time of the Merger, provided, that the Old Kent Rights are not then separately transferable.

          2.1.3 CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock outstanding immediately prior to the Effective Time of the Merger shall continue to be outstanding without any change. Each shareholder of Old Kent whose shares were outstanding immediately before the Effective Time of the Merger will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time of the Merger.

          2.1.4 STOCK HELD BY OLD KENT. Each share of Seaway Common Stock, if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary capacity for a person other than Old Kent or any of its subsidiaries, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

          2.1.5 SEAWAY COMMON STOCK NO LONGER OUTSTANDING. Each share of Seaway Common Stock outstanding immediately prior to the Effective Time of the Merger shall be deemed to be no longer outstanding and to represent solely the right to receive shares of Old Kent Common Stock as provided in Section 2.1.1 (CONVERSION OF SEAWAY COMMON STOCK), together with any dividends and other distributions payable as provided in Section 2.5.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in
     Section 2.6 (NO FRACTIONAL SHARES).

     2.2  UPSET PROVISIONS.  After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING) Seaway and Old Kent shall have the following rights if the "Upset Condition" described below then exists:

          2.2.1 UPSET CONDITION. The "UPSET CONDITION" shall exist if both of the following conditions exist:

               (a) The Final OKEN Stock Price determined without regard to the First Floor Price limitation under Section 2.1.1(b) is less than $31.0655 (the "SECOND FLOOR PRICE"), subject to adjustment under Section 2.3 (ADJUSTMENTS); AND

               (b) The percentage determined by dividing the Final OKEN Stock Price by $36.5476 (the "FIXING PRICE") is more than
          15 percentage points less than the percentage determined by dividing the Aggregate Price Per Share of the Comparison Stocks on the last day of the Pricing Period by the Aggregate Price Per Share of the Comparison Stocks on May 14, 1996 (the "COMPARISON


                       A-5
          STOCKS BASE PRICE PER SHARE"), subject to adjustment under
          Section 2.3 (ADJUSTMENTS).

     The "AGGREGATE PRICE PER SHARE OF THE COMPARISON STOCKS" means the sum of the closing prices per share of all of the Comparison Stocks as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means, on the day in question. The "COMPARISON STOCKS" mean the most widely held class of common stock of each of the following corporations (the closing price and trading symbol of each stock on May 14, 1996, are listed below for reference purposes only):

                                                       TRADING        CLOSING
          CORPORATION                                  SYMBOL          PRICE
          First Security Corporation                    FSCO           25.000
          Huntington Bancshares, Inc.                   HBAN           24.000
          First Tennessee National Corp.                FTEN           33.750
          Firstar Corporation                           FSR            47.125
          Fifth Third Bancorp                           FITB           54.250
          First of America Bank Corporation             FOA            45.750
          Regions Financial Corp.                       RGBK           46.625
          Marshall & Ilsley Corporation                 MRIS           26.625
          Star Banc Corp.                               STB            67.125
          AmSouth Bancorporation                        ASO            38.500
          Signet Banking Corporation                    SBK            24.500
          Mercantile Bancorporation, Inc.               MTL            45.000
          Crestar Financial Corporation                 CF             55.750
          Commerce Bancshares, Inc.                     CBSH           34.750
          Central Fidelity Banks, Inc.                  CFBS           34.250

          Aggregate Price Per Share of
             Comparison Stocks (subject to adjustment)               $603.000

    provided, however, that any of these corporations shall be excluded from this definition and from the comparison described in
    Section 2.2.1(b) if between May 14, 1996, and the end of the Pricing Period there is publicly announced a proposed merger, acquisition, or business combination of that corporation, or a tender offer or exchange offer for, or other transaction involving the acquisition of a majority of, that corporation's common stock or assets.

         2.2.2  SEAWAY'S RIGHTS IN UPSET CONDITION.  If the Upset
    Condition shall then exist, Seaway shall have the right, exercisable at any time prior to 5 p.m. on the third business day after the last day of the Pricing Period (the "EXERCISE PERIOD") to:



                       A-6
               (a) Abandon the Merger and terminate this Plan of Merger by delivering to Old Kent within the Exercise Period written notice of its decision to do so; upon the delivery of such notice by Seaway, the Merger shall be abandoned and this Plan of Merger shall immediately terminate without further action;

              (b) Proceed with the Merger on the basis of the Exchange Ratio determined pursuant to Section 2.1.1 (CONVERSION OF SEAWAY COMMON STOCK) under Subsection 2.1.1(b) by delivering to Old Kent within the Exercise Period written notice of its decision to do so or by failing to deliver any notice to Old Kent pursuant to this Section 2.2.2 (SEAWAY'S RIGHTS IN UPSET CONDITION) during the Exercise Period; or

              (c) Request that Old Kent proceed on the basis of the Adjusted Exchange Ratio determined pursuant to Section 2.1.1 (CONVERSION OF SEAWAY COMMON STOCK) under Subsection 2.1.1(c), by delivering written notice of this request (an "INCREASE NOTICE") to Old Kent within the Exercise Period.

         2.2.3 OLD KENT'S RIGHTS UPON RECEIPT OF INCREASE NOTICE. If the Upset Condition occurs and Old Kent receives an Increase Notice pursuant to Section 2.2.2 (SEAWAY'S RIGHTS IN UPSET CONDITION), then Old Kent shall either accept or decline the Adjusted Exchange Ratio by delivering written notice of its decision to Seaway at or before 5 p.m. on the third business day after the expiration of the Exercise Period (the "ACCEPTANCE PERIOD").

              (a) If Old Kent accepts the Adjusted Exchange Ratio within the Acceptance Period, then this Plan of Merger shall remain in effect in accordance with its terms except that the Exchange Ratio shall be equal to the Adjusted Exchange Ratio; or

              (b) If Old Kent either (i) declines the Adjusted Exchange Ratio or (ii) fails to deliver written notice of its decision to accept or decline the Adjusted Exchange Ratio within the Acceptance Period, then the Merger shall be abandoned and this Plan of Merger shall thereupon terminate without further action by Seaway or Old Kent effective as of 5 p.m. on the third business day following the expiration of the Acceptance Period, except as provided in Section 2.2.4.

         2.2.4 SEAWAY'S FURTHER RIGHTS IF ADJUSTED EXCHANGE RATIO IS REJECTED. If Old Kent either (i) declines the Adjusted Exchange Ratio or (ii) fails to deliver written notice of its decision to accept or decline the Adjusted Exchange Ratio within the Acceptance Period, then Seaway may elect to withdraw its Increase Notice and proceed with the Merger on the basis of the Exchange Ratio determined pursuant to
    Section 2.1.1 (CONVERSION OF SEAWAY COMMON STOCK) under Subsection


                       A-7
    2.1.1(b) by written notice delivered to Old Kent at or before 5 p.m. on the third business day following the expiration of the Acceptance Period. Upon this election, no abandonment of the Merger or termination of this Plan of Merger shall be deemed to have occurred, this Plan of Merger shall remain in effect in accordance with its terms, and the Closing shall thereafter occur in accordance with the terms of this Plan of Merger.

    2.3 ADJUSTMENTS. The Exchange Ratio and related amounts and related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISIONS) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

         2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a stock dividend, stock split, or other general distribution of Old Kent Common Stock to holders of Old Kent Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split, or distribution occurs prior to the beginning of the Pricing Period, then the Fixing Price, Ceiling Price, First Floor Price, and Second Floor Price shall be adjusted by multiplying them by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately after such dividend, split, or distribution.

         2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision, or combination which would substantially change the number and value of outstanding shares of Old Kent Common Stock; a distribution of warrants or rights with respect to Old Kent Common Stock; or any other transaction which would have a substantially similar effect; then the nature or amount of the consideration to be received by the shareholders of Seaway in exchange for their shares of Seaway Common Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of Seaway Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for Seaway Common Stock, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.


                       A-8
         2.3.3 POSTPONEMENT OF CLOSING. Old Kent and Seaway agree not to convene the Closing at any time which would result in there being an ex-dividend or ex-distribution date for any transaction described in Subsections 2.3.1 or 2.3.2 at any time during the Pricing Period.

         2.3.4 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section 2.3 (ADJUSTMENTS), no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to Old Kent's Dividend Reinvestment Plan, pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other benefit plans of Old Kent so long as such grants or sales of shares are substantially consistent with Old Kent's past practice or not materially dilutive to Old Kent's shareholders.

         2.3.5 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section 2.3 (ADJUSTMENTS), no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets for consideration which the board of directors of Old Kent, or a duly authorized committee thereof, determines to be fair and reasonable.

         2.3.6 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this
    Section 2.3 (ADJUSTMENTS), nothing contained in this Plan of Merger is intended to preclude Old Kent from amending its articles of incorporation to change its capital structure or from issuing additional shares of Old Kent Common Stock, preferred stock, shares of other capital stock, or securities which are convertible into shares of capital stock.

         2.3.7 INCREASE IN OUTSTANDING SHARES OF SEAWAY COMMON STOCK. In the event that the number of shares of Seaway Common Stock outstanding is greater than 1,685,430 (the total number of shares of Seaway Common Stock outstanding as of the date of this Plan of Merger) for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger), then the Purchase Price Per Share shall be adjusted to that price determined by multiplying the Purchase Price Per Share by a fraction (i) the numerator of which shall be 1,685,430; and (ii) the denominator of which shall be the total number of shares of Seaway Common Stock outstanding as of the Effective Time of the Merger.

         2.3.8 COMPARISON STOCKS. If the issuer of any Comparison Stock (a "COMPARISON ISSUER") declares a stock dividend, stock split, or other


                       A-9
    general distribution of that Comparison Issuer's common stock to holders of that Comparison Issuer's common stock, and the ex-dividend or ex-distribution date for such stock dividend, stock split, or distribution occurs between May 14, 1996, and the end of the Pricing Period, then the price of such Comparison Issuer's common stock as of May 14, 1996, for the purposes of Section 2.2 (UPSET PROVISIONS) shall be adjusted by multiplying that price by a ratio (i) the numerator of which shall be the total number of shares of that Comparison Issuer's common stock outstanding immediately prior to such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of that Comparison Issuer's common stock outstanding immediately after such dividend, split, or distribution.

    2.4 CESSATION OF SHAREHOLDER STATUS. As of the Effective Time of the Merger, record holders of shares of Seaway Common Stock outstanding immediately prior to the Effective Time of the Merger shall cease to be shareholders of Seaway and shall have no rights as Seaway shareholders. Each stock certificate representing shares of Seaway Common Stock ("OLD CERTIFICATES") shall then be deemed to represent only the right to receive shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

    2.5 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time of the Merger, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

         2.5.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time of the Merger, Old Kent shall send or cause to be sent to each record holder of Seaway Common Stock as of the Effective Time of the Merger transmittal materials for use in exchanging that holder's Old Certificates for Old Kent Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

         2.5.2 EXCHANGE AGENT. As soon as practicable after the Effective Time of the Merger, Old Kent will deliver to Old Kent Bank, a Michigan banking corporation, or such other bank or trust company as Old Kent may designate (the "EXCHANGE AGENT"), the number of shares of Old Kent Common Stock issuable and the amount of cash payable for fractional shares in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled to such shares.




                      A-10

         2.5.3 DELIVERY OF NEW CERTIFICATES. Old Kent shall cause the Exchange Agent to promptly issue and deliver stock certificates in the names and to the addresses that appear on Seaway's stock records as of the Effective Time of the Merger, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; provided, that:

              (a) RECEIPT OF OLD CERTIFICATES. With respect to each Seaway shareholder, the Exchange Agent shall have received all of the Old Certificates held by that shareholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and

              (b) SATISFACTORY FORM. Such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

         2.5.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock which is payable to shareholders of record of Old Kent as of a record date on or after the Effective Time of the Merger, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former shareholder of Seaway shall be entitled to receive a distribution of any such dividend until the physical exchange of that shareholder's Old Certificates for new Old Kent Common Stock certificates shall have been effected. Upon the physical exchange of that shareholder's Old Certificates, that shareholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, which may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock represented thereby.

         2.5.5 STOCK TRANSFERS. On or after the Effective Time of the Merger, there shall be no transfers on Seaway's stock transfer books of the shares of Seaway Common Stock which were issued and outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Old Kent Common Stock as provided in this Plan of Merger. After the Effective Time of the Merger, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Old Kent.

         2.5.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine reasonable rules and procedures relating to the exchange of Old Certificates and the issuance and delivery of new certificates of Old Kent Common Stock into which shares of Seaway Common Stock are converted in the Merger and governing the payment for fractional shares of Seaway Common Stock.


                      A-11
    2.6  NO FRACTIONAL SHARES.  Notwithstanding any other provision of
Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger (taking into account all shares held by a particular Seaway shareholder) upon the surrender of Old Certificates pursuant to Section 2.5 (SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK). No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange pursuant to Section 2.5 (SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK) shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final OKEN Stock Price.


          ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

    Old Kent represents and warrants to Seaway that, except as otherwise set forth in a disclosure statement dated August 8, 1996, and any amendments or supplements thereto dated as of or before the date of this Plan of Merger (collectively, the "OLD KENT DISCLOSURE STATEMENT"), which have been delivered to Seaway prior to the execution of this Plan of
Merger:

    3.1  AUTHORIZATION, NO CONFLICTS, ETC.

         3.1.1 AUTHORIZATION OF AGREEMENT. The execution, delivery, and performance of this Plan of Merger by Old Kent have been duly authorized and approved by all necessary corporate action. This Plan of Merger is legally binding on and enforceable against Old Kent in accordance with its terms.

         3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of:

              (a) ARTICLES OR BYLAWS. Any provision of Old Kent's articles of incorporation or bylaws; or

              (b) STATUTES, JUDGMENTS, ETC. Any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).



                      A-12
         3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not:

              (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected:

                   (1) Which is material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis; or

                   (2) The violation or breach of which could prevent Old Kent from consummating the Merger;

              (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

              (c) TORTIOUS INTERFERENCE. Subject Seaway or Seaway's Subsidiaries (as defined in Section 4.3 (SUBSIDIARIES)) to liability for tortious interference with contractual rights.

         3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent other than in connection or compliance with the provisions of the Michigan Act, compliance with federal and state securities laws, bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD"), and the approval required under the Federal Bank Holding Company Act.

    3.2 ORGANIZATION AND GOOD STANDING. Old Kent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which such qualification or admission is material to its business.


                      A-13
    3.3  CAPITAL STOCK.

         3.3.1 CLASSES AND SHARES. The authorized capital stock of Old Kent consists of 175,000,000 shares divided into two classes as follows: (i) 150,000,000 shares of common stock, $1 par value, of which, as of July 26, 1996, a total of 46,041,003 shares were validly issued and outstanding; and (ii) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock and 300,000 shares are designated Series B Preferred Stock, none of which were issued and outstanding as of the date of this Plan of Merger. The 300,000 shares of Series B Preferred Stock are reserved for issuance pursuant to Series B Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement dated as of December 19, 1988, between Old Kent and Old Kent Bank and Trust Company (the "OLD KENT RIGHTS AGREEMENT").

         3.3.2 NO OTHER CAPITAL STOCK. As of the execution of this Plan of Merger:

              (a) Other than Old Kent Common Stock, there is no security or class of securities issued and outstanding which represents or is convertible into capital stock of Old Kent; and

              (b) There are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Old Kent, or agreements to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger are represented by and transferable only with certificates representing shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or a committee of such board, which shares in the aggregate do not exceed one percent of the number of shares of Old Kent Common Stock issued and outstanding; and (v) shares of Old Kent Common Stock issuable under Old Kent's Dividend Reinvestment Plan.

         3.3.3 ISSUANCE OF SHARES. Between July 26, 1996, and the execution of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (i) the exercise of employee stock options under employee stock option


                      A-14
    plans; (ii) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, or other benefit plans; (iii) any stock dividend declared and payable (whether or not distributed) as of a record date prior to the date of this Plan of Merger; and (iv) Old Kent's Dividend Reinvestment Plan.

         3.3.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries has outstanding any security or issue of securities:

              (a) The holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger; or

              (b) Which entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

    3.4 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for the year ended December 31, 1995, as reported on by Old Kent's independent accountants, Arthur Andersen & Co., and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for the quarters ended March 31, 1996, and June 30, 1996, including all schedules and notes relating to such statements, as previously delivered to Seaway, are correct and complete in all material respects. These statements fairly present Old Kent's and its subsidiaries' financial condition and results of operations on a consolidated basis on the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such financial statements or the notes thereto).

    3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the consolidated balance sheet of Old Kent as of December 31, 1995, and the notes thereto, as of that date neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) which were, or as to which there is a reasonable probability that they could be, materially adverse to the business, income, or financial condition of Old Kent and its subsidiaries on a consolidated basis.

    3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no material adverse change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a material adverse change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis for reasons unique to Old Kent and not applicable to the banking industry as a whole.



                      A-15
    3.7 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has or may have a material adverse effect on the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis. There is no factual basis known to Old Kent which presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

    3.8 CONDUCT OF BUSINESS. Old Kent and its subsidiaries have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.20.2 ENVIRONMENTAL LAWS)); except for violations which would not have a material adverse effect on the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.

    3.9 ABSENCE OF DEFAULTS UNDER CONTRACTS. There is no existing default by Old Kent, any of its subsidiaries, or any other party, under any contract or agreement to which Old Kent or any of its subsidiaries is a party, or by which they are bound, which would have a material adverse effect on the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.

    3.10 EMPLOYEE BENEFIT PLANS. With respect to any "employee welfare benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for Old Kent or to which Old Kent has made payments or contributions on behalf of its employees:

         3.10.1 ERISA COMPLIANCE. Old Kent, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, including Sections 601-608 concerning continuation of health care coverage, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts, except to the extent that noncompliance is not material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.




                      A-16
         3.10.2 INTERNAL REVENUE CODE COMPLIANCE. Old Kent, each Employee Benefit Plan which is intended to be a qualified plan under
    Section 401(a) of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code, including Section 4980B concerning continuation of health care coverage, except to the extent that noncompliance is not material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.

         3.10.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any material nonexempt "prohibited transaction" as defined in
    Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

         3.10.4 PAYMENT OF CONTRIBUTIONS. Old Kent has made all material contributions required under each Employee Benefit Plan and under applicable laws and regulations.

         3.10.5 PAYMENT OF BENEFITS. There are no material payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from Old Kent which have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

         3.10.6 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, a material "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

    3.11 ENVIRONMENTAL MATTERS. Old Kent and its subsidiaries have complied with all Environmental Laws (as defined in Section 4.20.2 (ENVIRONMENTAL LAWS)), except to the extent that noncompliance is not material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.

    3.12 REGULATORY FILINGS. Except as to any filing that would not be material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis, in the last five years:

         3.12.1 SEC FILINGS. Old Kent has filed, and will continue to file, in a timely manner all required filings with the Securities and Exchange Commission (the "SEC"), including without limitation all reports on Form 10-K and Form 10-Q;


                      A-17
         3.12.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

         3.12.3 COMPLETE AND ACCURATE. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions therein.

    3.13  REGISTRATION STATEMENT, ETC.

         3.13.1 "TRANSACTION DOCUMENT." The term "TRANSACTION DOCUMENT," when capitalized in this Plan of Merger, shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in connection with the Old Kent Common Stock to be issued in the Merger; (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to Seaway shareholders in connection with the Shareholders' Meeting; and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the State of Michigan, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

         3.13.2 ACCURATE INFORMATION. None of the information to be supplied by Old Kent for inclusion, or included, in any Transaction Document will:

              (a) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (i) at the respective times such Transaction Documents are filed; (ii) with respect to the Registration Statement, when it becomes effective; and (iii) with respect to the Prospectus and Proxy Statement, when it is mailed.

              (b) With respect to the Registration Statement and the Prospectus and Proxy Statement, as either may be amended or supplemented, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

         3.13.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.






                      A-18
    3.14  TAX MATTERS.

         3.14.1 TAX RETURNS. Old Kent has duly and timely filed all material tax returns which it has by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, and intangibles taxes, except for returns for which extensions were filed. Each such tax return, report, and statement, as amended, is correct and complies with all applicable laws and regulations in all material respects.

         3.14.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by Old Kent have been paid in full, and the provisions made for taxes on the consolidated balance sheet of Old Kent and its subsidiaries as of December 31, 1995, are sufficient for the payment of all material federal, state, county, and local taxes of Old Kent and its subsidiaries accrued but unpaid, whether or not disputed, as of December 31, 1995, except to the extent that any failures to so pay or accrue are not in the aggregate material to the financial condition, income, expenses or business of Old Kent and its subsidiaries on a consolidated basis.

         3.14.3 TAX AUDITS. As of the date of this Plan of Merger (i) none of the federal consolidated income tax returns of Old Kent and its subsidiaries filed for any tax year after 1992 have been audited by the Internal Revenue Service (the "IRS"); (ii) there is no tax audit or legal or administrative proceeding for assessment or collection of Federal income taxes pending or, to Old Kent's knowledge, threatened with respect to Old Kent; and (iii) no claim for assessment or collection of Federal income taxes has been asserted with respect to Old Kent and not been satisfied or resolved.

    3.15 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to the Merger.

    3.16 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

    3.17 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material



                      A-19
fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

    3.18 REPRESENTATIONS AND WARRANTIES AT CLOSING. Old Kent further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


           ARTICLE IV - SEAWAY'S REPRESENTATIONS AND WARRANTIES

    Seaway represents and warrants to Old Kent that, except as otherwise set forth in a disclosure statement dated August 7, 1996, and any amendments or supplements thereto dated as of or before the date of this Plan of Merger (collectively, the "SEAWAY DISCLOSURE STATEMENT"), which have been delivered to Old Kent prior to the execution of this Plan of
Merger:

    4.1  AUTHORIZATION, NO CONFLICTS, ETC.

         4.1.1 AUTHORIZATION OF AGREEMENT. The Plan of Merger has been duly adopted by Seaway's board of directors. The execution, delivery, and performance of this Plan of Merger by Seaway have been duly authorized and approved by all necessary corporate action. When executed and delivered, this Plan of Merger will be legally binding on and enforceable against Seaway in accordance with its terms, except that the consummation of the Merger is subject to the approval of Seaway's shareholders as described in Section 1.1 (APPROVAL OF PLAN OF MERGER).

         4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Seaway, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of:

              (a) ARTICLES OR BYLAWS. Any provision of Seaway's Articles of Incorporation or bylaws; or

              (b) STATUTES, JUDGMENTS, ETC. Any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Seaway or Seaway's Subsidiaries (as defined in Section 4.3.1, 4.37 (OWNERSHIP OF SUBSIDIARIES)), assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).



                      A-20
         4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Seaway, and the consummation of the Merger, do not and will not:

              (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Seaway or any of Seaway's Subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Seaway or any of Seaway's Subsidiaries is a party or by which they are bound or affected:

                   (1) Which is material to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries; or

                   (2) The violation or breach of which could prevent Seaway from consummating the Merger;

              (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Seaway or any of Seaway's Subsidiaries is a party or subject, or by which it is bound or affected; or

              (c) TORTIOUS INTERFERENCE. Subject Old Kent or its subsidiaries to liability for tortious interference with contractual rights.

         4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Seaway other than in connection or compliance with the provisions of the Michigan Act, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act.

    4.2 ORGANIZATION AND GOOD STANDING. Seaway is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Seaway possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Seaway is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. Seaway is not required to be qualified or admitted to conduct business as a foreign corporation in any other state in which such qualification or admission would be material to its business.

                      A-21
    4.3  SUBSIDIARIES.

         4.3.1 OWNERSHIP OF SUBSIDIARIES. Seaway owns all of the issued and outstanding shares of capital stock of The Commercial and Savings Bank of Saint Clair County and The Algonac Savings Bank (separately, each a "BANK" and, collectively, "SEAWAY'S SUBSIDIARIES"), free and clear of all claims, security interests, pledges, or liens of any kind. Each of Seaway's Subsidiaries is duly organized, validly existing, and in good standing under the laws of the State of Michigan. Seaway does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using
    5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or which holds any significant assets other than as stated in this Section 4.3 (SUBSIDIARIES).

         4.3.2 RIGHTS TO CAPITAL STOCK. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of Seaway's Subsidiaries.

         4.3.3  QUALIFICATION AND POWER.  Each of Seaway's Subsidiaries:

              (a) CORPORATE QUALIFICATION. Is qualified or admitted to conduct business in the State of Michigan and any other state in which such qualification or admission would be material to its business; and

              (b) CORPORATE POWER. Has full corporate power and authority to carry on its business as and where now being conducted.

         4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. Each of Seaway's Subsidiaries maintains in full force and effect deposit insurance through the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"). Each of Seaway's Subsidiaries has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. Each of Seaway's Subsidiaries has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

         4.3.5 ASSETS USED IN BUSINESS. All nonfinancial assets that are material to the conduct of the business of Seaway and Seaway's Subsidiaries are owned, leased, or licensed by Seaway and Seaway's Subsidiaries and are adequate to carry on such business as presently conducted. All of Seaway's and Seaway's Subsidiaries' nonfinancial assets and properties are in an operating condition and state of


                      A-22
    maintenance and repair suitable for their present use, and in the possession of Seaway or Seaway's Subsidiaries.

    4.4  CAPITAL STOCK.

         4.4.1 CLASSES AND SHARES. The authorized capital stock of Seaway consists of 2,100,000 shares divided into two classes as follows: (i) 2,000,000 shares of common stock, $1 par value per share, of which, as of the date and time of the execution of this Plan of Merger, 1,685,430 shares were issued and outstanding; and
    (ii) 100,000 shares of preferred stock, $1 stated value per share, none of which were issued and outstanding as of the date of this Plan of Merger.

         4.4.2 NO OTHER CAPITAL STOCK. There is no security or class of securities authorized or issued which represents or is convertible into capital stock of Seaway except as described in this Section 4.4 (CAPITAL STOCK). As of the execution of this Plan of Merger, there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Seaway, or agreements to which Seaway is a party or by which it is bound to issue capital stock.

         4.4.3 ISSUANCE OF SHARES. After the execution of this Plan of Merger, the number of issued and outstanding shares of Seaway Common Stock is not subject to change before the Effective Time of the Merger.

         4.4.4 VOTING RIGHTS. Other than the shares of Seaway Common Stock described in this Section 4.4 (CAPITAL STOCK), neither Seaway nor any of Seaway's Subsidiaries has outstanding any security or issue of securities:

              (a) The holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger; or

              (b) Which entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

    4.5  FINANCIAL STATEMENTS.

         4.5.1 FINANCIAL STATEMENTS. The consolidated financial statements of Seaway and Seaway's Subsidiaries as of and for the each of three years ended December 31, 1993, 1994, and 1995, as reported on by Seaway's independent accountants, Plante & Moran, LLP, and the unaudited consolidated financial statements of Seaway and Seaway's Subsidiaries as of and for each of the quarters ended March 31, 1996, and June 30, 1996, including all schedules and notes relating to such statements, as previously delivered to Old Kent, are correct and complete in all material respects. When prepared and delivered to Old


                      A-23
    Kent, the unaudited consolidated financial statements of Seaway and Seaway's Subsidiaries as of and for the quarter ended September 30, 1996, including all schedules and notes relating to such statements, will be correct and complete in all material respects. All of the consolidated financial statements identified in this Subsection are collectively referred to as "SEAWAY'S FINANCIAL STATEMENTS." Seaway's Financial Statements fairly present, and will fairly present, Seaway's and Seaway's Subsidiaries' financial condition and results of operations on a consolidated basis on the dates and for the periods indicated. Seaway's Financial Statements have been prepared, and will be prepared, in conformity with generally accepted accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such financial statements or the notes thereto).

         4.5.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and accounting principles applied consistently throughout the periods indicated (except as otherwise noted in such reports) and were correct and complete in all material respects when filed:

              (a) The consolidated reports of condition and income of each of the Banks as of and for each of the years ended
         December 31, 1993, 1994, and 1995, as filed with the FDIC; and

              (b)  The FR Y-9 and FR Y-6 for Seaway and Seaway's
         Subsidiaries as of and for each of the years ended December 31, 1993, 1994, and 1995, as filed with the Federal Reserve Board.

    All of such reports required to be filed prior to the Closing by Seaway and/or Seaway's Subsidiaries will be prepared and filed in conformity with applicable regulatory requirements and accounting principles applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Subsection are collectively referred to as the "CALL REPORTS."

    4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the consolidated balance sheet of Seaway and Seaway's Subsidiaries as of December 31, 1995, and the notes thereto, neither Seaway nor any of Seaway's Subsidiaries had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) which are, or as to which there is a reasonable probability that they could be, materially adverse to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries.



                      A-24
    4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no material adverse change in the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a material adverse change in the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries for reasons unique to Seaway and not applicable to the banking industry as a whole.

    4.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Seaway, any of Seaway's Subsidiaries, or the assets or business of Seaway or any of Seaway's Subsidiaries, any of which has or may have a material adverse effect on the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries. There is no factual basis known to Seaway which presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

    4.9 CONDUCT OF BUSINESS. Seaway and Seaway's Subsidiaries have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.20.2 (ENVIRONMENTAL LAWS)); except for violations that would not have a material adverse effect on the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries.

    4.10 ABSENCE OF DEFAULTS UNDER CONTRACTS. There is no existing default by Seaway or any of Seaway's Subsidiaries, or any other party, under any contract or agreement to which Seaway or any of Seaway's Subsidiaries is a party, or by which they are bound, which could have a material adverse effect on the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries. Excepting any ordinary and customary banking relationships, to the best of Seaway's knowledge, there are no material agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments under which another party is in material default under its obligations to Seaway or any of Seaway's Subsidiaries.




                      A-25
    4.11   REGULATORY FILINGS.  In the last five years:

         4.11.1 SEC FILINGS. Seaway has filed, and will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

         4.11.2 REGULATORY FILINGS. Seaway has filed in a timely manner all other filings with other regulatory bodies for which filings are required;

          4.11.3 COMPLETE AND ACCURATE. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions therein which, as of the making of this representation and warranty, would be material to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway and Seaway's Subsidiaries on a consolidated basis; and

         4.11.4 COMPLIANCE WITH REGULATIONS. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

    4.12  REGISTRATION STATEMENT, ETC.

         4.12.1 ACCURATE INFORMATION. None of the information to be supplied by Seaway for inclusion, or included, in any Transaction Document will:

              (a) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (i) at the respective times such Transaction Documents are filed; (ii) with respect to the Registration Statement, when it becomes effective; and (iii) with respect to the Prospectus and Proxy Statement, when it is mailed.

              (b) With respect to the Registration Statement and the Prospectus and Proxy Statement, as either may be amended or supplemented, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

         4.12.2 COMPLIANCE OF FILINGS. All documents which Seaway is responsible for filing with any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.




                      A-26
    4.13  TAX MATTERS.

         4.13.1 TAX RETURNS. Seaway and Seaway's Subsidiaries have duly and timely filed all material tax returns which they have by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, and intangibles taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regulations.

         4.13.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by Seaway and Seaway's Subsidiaries have been paid in full as and when due. The provisions made for taxes on the consolidated balance sheet of Seaway and Seaway's Subsidiaries as of December 31, 1995, are sufficient for the payment of all federal, state, county, and local taxes of Seaway and Seaway's Subsidiaries accrued but unpaid as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1995.

         4.13.3 TAX AUDITS. None of the federal consolidated income tax returns of Seaway and Seaway's Subsidiaries filed for any tax year after 1990 have been audited by the IRS. There is no tax audit or legal or administrative proceeding for assessment or collection of taxes pending or, to Seaway's knowledge, threatened with respect to Seaway or any of Seaway's Subsidiaries. No claim for assessment or collection of taxes has been asserted with respect to Seaway or any of Seaway's Subsidiaries. No waiver of any limitations statute or extension of any assessment or collection period has been executed by or on behalf of Seaway or any of Seaway's Subsidiaries.

    4.14 TITLE TO PROPERTIES. Seaway and Seaway's Subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the consolidated balance sheet of Seaway and Seaway's Subsidiaries as of December 31, 1995, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

         4.14.1 REFLECTED ON BALANCE SHEET. As reflected on the consolidated balance sheet of Seaway and Seaway's Subsidiaries as of December 31, 1995, and the notes thereto;

         4.14.2 NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances which are normal to the business of Seaway and Seaway's Subsidiaries and which are not material in relation to the financial condition, income, expenses, business, properties, or operations of Seaway or any of Seaway's Subsidiaries; and

                      A-27
         4.14.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, or which would not otherwise be material to the financial condition, income, expenses, business, properties, or operations of Seaway or any of Seaway's Subsidiaries.

    4.15 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, leased, or used by Seaway and Seaway's Subsidiaries ("SEAWAY'S REAL PROPERTY") to the best knowledge and belief of Seaway after reasonable inquiry:

         4.15.1 NO ENCROACHMENTS. No building or improvement to Seaway's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Seaway's Real Property or on any easement benefiting Seaway's Real Property. None of the boundaries of Seaway's Real Property deviates substantially from those shown on the survey of such property, if any, included with the Seaway Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to Seaway's Real Property.

         4.15.2 ZONING. Neither Seaway nor any of Seaway's Subsidiaries is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to Seaway's Real Property.

         4.15.3 BUILDINGS. All buildings and improvements to Seaway's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

         4.15.4 NO CONDEMNATION. None of Seaway's Real Property is the subject of any condemnation action. There is, to the best of Seaway's knowledge, no proposal under active consideration by any public or governmental authority or entity to acquire Seaway's Real Property for any governmental purpose.

    4.16 REAL AND PERSONAL PROPERTY LEASES. With respect to the leases and licenses pursuant to which Seaway or any of Seaway's Subsidiaries, as lessee or licensee, has possession of real or personal property ("SEAWAY'S LEASES"):

         4.16.1 Each of Seaway's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

                      A-28
         4.16.2 There is no existing default under any of Seaway's Leases or any event which with notice or lapse of time, or both, would constitute a default with respect to Seaway, any of Seaway's
    Subsidiaries, or any other party to the contract.

         4.16.3 None of Seaway's Leases contain a prohibition against assignment by Seaway or any of Seaway's Subsidiaries, by operation of law or otherwise, or any provision which would materially interfere with the possession or use of the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Seaway or Seaway's Subsidiaries.

    4.17  REQUIRED LICENSES, PERMITS, ETC.

         4.17.1 LICENSES, PERMITS, ETC. Seaway and Seaway's Subsidiaries each hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for its conduct of business as presently conducted.

         4.17.2  REGULATORY ACTION.  Neither Seaway nor any of Seaway's
    Subsidiaries:

              (a) Has within the last five years been charged with, or to the best of Seaway's knowledge is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard; or

              (b) Is the subject of any pending or, to Seaway's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

    4.18  CERTAIN EMPLOYMENT MATTERS.

         4.18.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs and practices of Seaway and Seaway's Subsidiaries relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer facilities.

         4.18.2 RECORD OF PAYMENTS. There are no existing or outstanding obligations of Seaway or any of Seaway's Subsidiaries, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 4.18.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person which have not been duly recorded


                      A-29
    on the books and records of Seaway or Seaway's Subsidiaries and paid when due or duly accrued as a liability.

         4.18.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension or retirement benefits; social security benefits; fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

         4.18.4 EMPLOYMENT CLAIMS. There are no disputes, claims, or charges, pending or threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment. There is no factual basis for any valid claim or charge with regard to such employment-related matters.

         4.18.5 DISCLOSURE OF MATERIAL AGREEMENTS. There is no written or oral, express or implied:

              (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of Seaway or any of Seaway's Subsidiaries which is not terminable by Seaway or Seaway's Subsidiaries upon 60 days' or less notice without penalty or obligation;

              (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

              (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee.

    4.19 EMPLOYEE BENEFIT PLANS. With respect to any Employee Benefit Plan (as defined in Section 3.10 (EMPLOYEE BENEFIT PLANS)) maintained by or for the benefit of Seaway or any of Seaway's Subsidiaries or to which Seaway or any of Seaway's Subsidiaries have made payments or contributions on behalf of its employees:



                      A-30
         4.19.1  ERISA COMPLIANCE.  Seaway and each of Seaway's
    Subsidiaries, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, including Sections 601-608 concerning continuation of health care coverage, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

         4.19.2 INTERNAL REVENUE CODE COMPLIANCE. Seaway and each of Seaway's Subsidiaries, each Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code, including
    Section 4980B concerning continuation of health care coverage.

         4.19.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

         4.19.4 PLAN TERMINATION. No Employee Benefit Plan which is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the Internal Revenue Service and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each such termination, all termination procedures have been completed and there are no pending or potential liabilities to the PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

         4.19.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

         4.19.6 DEFINED BENEFIT PLAN. Except for the Seaway Financial Corporation Employees' Pension Plan (the "SEAWAY DEFINED BENEFIT PLAN"), no Employee Benefit Plan in effect as of December 31, 1995, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

         4.19.7 PAYMENT OF CONTRIBUTIONS. Seaway and each of Seaway's Subsidiaries has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.




                      A-31
         4.19.8 PAYMENT OF BENEFITS. There are no payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from Seaway or any of Seaway's Subsidiaries which have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

         4.19.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

         4.19.10 FILING OF REPORTS. Seaway has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which, as of the making of this representation and warranty, would be material to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries.

    4.20  ENVIRONMENTAL MATTERS.

         4.20.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. <Section> 9601 et seq. ("CERCLA"), and also includes any substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

         4.20.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.



                      A-32
         4.20.3 OWNED OR OPERATED PROPERTY. With respect to: (i) the real estate owned or leased by Seaway or any of Seaway's Subsidiaries or used in the conduct of their businesses; (ii) other real estate owned by each of the Banks; (iii) real estate held and administered in trust by each of the Banks; and (iv) to Seaway's knowledge, any real estate formerly owned or leased by Seaway or any of Seaway's Subsidiaries (for purposes of this Section, properties described in any of (i) through (iv) are collectively referred to as "PREMISES"):

              (a) CONSTRUCTION AND CONTENT. To the best knowledge and belief of Seaway after reasonable inquiry, none of the Premises is constructed of, or contains as a component part, any material which (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any substance, whether gaseous, liquid, or solid, that is a Hazardous Substance or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises. Without limiting the generality of this Section, the Premises are, and during all applicable limitation periods have been, free of asbestos except to the extent properly sealed or encapsulated in compliance with all applicable Environmental Laws and all workplace safety and health laws and regulations.

              (b) USES OF PREMISES. To the best knowledge and belief of Seaway after reasonable inquiry, no part of the Premises has been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances.

              (c) UNDERGROUND STORAGE TANKS. To the best knowledge and belief of Seaway after reasonable inquiry, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Seaway Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment which has not been remediated.

              (d) ABSENCE OF CONTAMINATION. To the best knowledge and belief of Seaway after reasonable inquiry, the Premises do not contain and are not contaminated by any reportable quantity, or any quantity in excess of applicable cleanup standards, of a Hazardous Substance from any source.

              (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To the best knowledge and belief of Seaway after reasonable inquiry, there is no action, suit, investigation, liability, inquiry, or other


                      A-33
         proceeding, ruling, order, notice of potential liability, or citation involving Seaway or any of Seaway's Subsidiaries pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. Without limiting the generality of this Section, there is no basis for any claim against or involving Seaway, any of Seaway's Subsidiaries, or any of their respective properties or assets under Section 107 of CERCLA or any similar provision of any other Environmental Law.

         4.20.4 LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted:

              (a) INVESTIGATION. Seaway and each of Seaway's Subsidiaries have complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the Seaway Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

              (b) NO KNOWN CONTAMINATION. To Seaway's knowledge, no such property contains or is contaminated by any quantity of any Hazardous Substance from any source.

    4.21 DUTIES AS FIDUCIARY. Each Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Neither Bank has received notice of any claim, allegation, or complaint from any person that the Bank failed to perform these fiduciary duties in the required manner.

    4.22 INVESTMENT BANKERS AND BROKERS. Seaway has employed the investment banking firm of Austin Financial Services, Inc. Seaway's only financial obligation with respect to investment banking firms is the payment of fees and expenses as described in the Seaway Disclosure Statement. Seaway has not employed any other broker, finder, or investment banker in connection with the Merger. Seaway has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to the Merger.

    4.23 SEAWAY-RELATED PERSONS. For purposes of this Plan of Merger, the term "SEAWAY-RELATED PERSON" shall mean any director or executive


                      A-34
officer of Seaway or any of Seaway's Subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

         4.23.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a shareholder, director, or executive officer of Seaway or any of Seaway's Subsidiaries, no Seaway-Related Person owns or controls any material assets or properties which are used in the business of Seaway or any of Seaway's Subsidiaries.

         4.23.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no Seaway-Related Person has any contractual relationship with Seaway or any of Seaway's Subsidiaries.

         4.23.3 LOAN RELATIONSHIPS. No Seaway-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Seaway or any of Seaway's Subsidiaries in a principal amount of $10,000 or more.

    4.24 CHANGE IN BUSINESS RELATIONSHIPS. Neither Seaway nor any of Seaway's Subsidiaries has notice, whether on account of the Merger or otherwise, that (i) any customer, agent, representative, or supplier of Seaway or any of Seaway's Subsidiaries intends to discontinue, diminish, or change its relationship with Seaway or any of Seaway's Subsidiaries, the effect of which would be material to the business of Seaway or any of Seaway's Subsidiaries; or (ii) any executive officer of Seaway or any of Seaway's Subsidiaries intends to terminate his or her employment.

    4.25 INSURANCE. Seaway and each of Seaway's Subsidiaries maintains in full force and effect insurance on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $10,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering Seaway's or any of Seaway's Subsidiaries' assets, properties, premises, operations, or personnel. Seaway and each of Seaway's Subsidiaries has given adequate and timely notice to each insurance carrier, and has complied with all policy provisions, with respect to any known claim or potential claim for which a defense and/or indemnification may be available to Seaway or any of Seaway's Subsidiaries.

    4.26 CHANGE OF CONTROL. Neither Seaway nor any of Seaway's Subsidiaries is bound by or subject to any agreements, contracts, loans, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments which may be accelerated, terminated, or otherwise materially affected by virtue of the change of control of Seaway upon consummation of the Merger.

                      A-35
    4.27 BOOKS AND RECORDS. The minutes contained in corporate minute books and files of Seaway and each of Seaway's Subsidiaries properly and accurately record in all material respects all actions actually taken by its shareholders, directors, and committees of directors. The books, accounts, and records of Seaway and each of Seaway's Subsidiaries reflect only actual transactions and have been maintained in all material respects in the usual and regular manner, in accordance with generally accepted accounting principles consistently applied, and in compliance with all applicable laws and regulations.

    4.28 LOAN GUARANTEES. All guarantees of indebtedness owed to any of Seaway's Subsidiaries, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

    4.29 EVENTS SINCE DECEMBER 31, 1995. Neither Seaway nor any of Seaway's Subsidiaries has, since December 31, 1995:

         4.29.1 BUSINESS IN ORDINARY COURSE. Conducted its business OTHER THAN in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities which do not exceed $10,000.

         4.29.2 STRIKES OR LABOR TROUBLE. Experienced or, to the best knowledge of Seaway, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character which has been or could reasonably be expected to be materially adverse to the financial condition, income, expenses, business, operations, or prospects of Seaway or any of Seaway's Subsidiaries.

         4.29.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on Seaway's December 31, 1995, consolidated financial statements or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $10,000.

         4.29.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $10,000.

                      A-36
         4.29.5 EXTRAORDINARY TRANSACTIONS. Entered into any transaction involving more than $10,000 in the aggregate, other than in the ordinary course of business, or incurred any other liabilities, obligations, liens, or encumbrances for indebtedness that in the aggregate exceed $10,000.

         4.29.6 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or termination of any contract to which it is a party and which is material to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries, except as may be expressly provided in this Plan of Merger.

    4.30 RESERVE FOR LOAN LOSSES. The reserve for loan and lease losses as reflected in Seaway's Financial Statements and Call Reports for the periods ended December 31, 1995, March 31, 1996, June 30, 1996, and September 30, 1996, were and will be, as of their respective dates, adequate to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates.

    4.31 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, each of the Banks has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a material effect on the financial condition, income, expenses, business, operations, or prospects of Seaway or any of Seaway's Subsidiaries.

    4.32 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. No annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Seaway or any of Seaway's Subsidiaries to Seaway's shareholders or the public was false or misleading with respect to any material fact, or omitted to state any material fact necessary to make the statements therein not misleading.

    4.33 NO INSIDER TRADING. Seaway has reviewed its stock transfer records since December 31, 1994, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, to the best of Seaway's knowledge, (i) no director or officer of Seaway or any of Seaway's Subsidiaries; (ii) no person related to any such director or officer by blood or marriage and residing in the same household, and (iii) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of Seaway Common Stock during any period when Seaway was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "SECURITIES EXCHANGE ACT").

                      A-37
    4.34 CONTINUITY OF INTEREST. To the best of Seaway's knowledge, there is no plan or intention by the shareholders of Seaway who own Seaway Common Stock to sell, exchange, or otherwise dispose of a number of shares of Old Kent Common Stock received in the Merger that would reduce the Seaway shareholders' ownership of Old Kent Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding Seaway Common Stock as of the same time. For purposes of this representation, shares of Seaway Common Stock exchanged for cash in lieu of fractional shares will be treated as outstanding Seaway Common Stock at the Effective Time of the Merger. Shares of Seaway Common Stock and shares of Old Kent Common Stock held by Seaway shareholders and otherwise sold, redeemed, or disposed of before or after the transaction will be considered in making this representation.

    4.35 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Seaway in connection with this Plan of Merger, including the Seaway Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

    4.36 REPRESENTATIONS AND WARRANTIES AT CLOSING. Seaway further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


                   ARTICLE V - COVENANTS PENDING CLOSING

    Subject to the terms and conditions of this Plan of Merger, Seaway and Old Kent further agree that:

    5.1 SEAWAY DISCLOSURE STATEMENT. Seaway shall prepare the Seaway Disclosure Statement, certified with respect to Section 4.35 (TRUE AND COMPLETE INFORMATION) on behalf of Seaway by its chief executive officer and its chief financial officer, and shall deliver two copies of the Seaway Disclosure Statement to Old Kent prior to the execution of this Plan of Merger.

         5.1.1 FORM AND CONTENT. The Seaway Disclosure Statement shall be in the general form prescribed by Exhibit A and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, which pertain to one or more sections or articles of this


                      A-38
    Plan of Merger. In addition to any exceptions to Seaway's representations set forth in Article IV, the Seaway Disclosure Statement shall contain true and correct copies of each and every document specified in Exhibit A.

         5.1.2 UPDATE. Not less than 6 business days prior to the Closing, Seaway shall deliver to Old Kent an update to the Seaway Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, which are not contained in the Seaway Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

         5.1.3 CERTIFICATION. The Seaway Disclosure Statement and its update shall each be certified with respect to Section 4.35 (TRUE AND COMPLETE INFORMATION) on behalf of Seaway by its chief executive officer and its chief financial officer.

    5.2 OLD KENT DISCLOSURE STATEMENT. Old Kent shall prepare the Old Kent Disclosure Statement, certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its acting chief financial officer, and shall deliver two copies of the Old Kent Disclosure Statement to Seaway prior to the execution of this Plan of Merger.

         5.2.1 FORM AND CONTENT. The Old Kent Disclosure Statement shall be in the general form prescribed by Exhibit B and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, which pertain to one or more sections or articles of this Plan of Merger.

         5.2.2 UPDATE. Not less than 6 business days prior to the Closing, Old Kent shall deliver to Seaway an update to the Old Kent Disclosure Statement describing any material changes and containing any new or amended documents which are not contained in the Old Kent Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

         5.2.3 CERTIFICATION. The Old Kent Disclosure Statement and its update shall each be certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its acting chief financial officer.

    5.3 BREACHES OF REPRESENTATIONS. While this Plan of Merger is in effect, if either Seaway or Old Kent becomes aware of any facts or of the occurrence or impending occurrence of any event which (i) would cause one or more of the representations and warranties it has given in Article IV or


                      A-39
III, respectively, subject to the exceptions contained in the Seaway Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete, or (ii) would have caused one or more of such representations and warranties to be untrue or incomplete had such facts been known or had such event occurred prior to the execution of this Plan of Merger (the "BREACHING PARTY"), then:

         5.3.1 NOTICE. The Breaching Party shall immediately give detailed written notice of its breach or potential breach, including a detailed description of the underlying facts or events, to the other party; and

         5.3.2 REMEDY UNLESS WAIVED. Unless waived by the other party in writing, the Breaching Party shall use all reasonable efforts to take remedial or preventative action in order that such representations and warranties will be true and complete at the Closing.

         5.3.3 REMEDIAL ACTION NOT DEEMED TO CURE. No remedial action taken by a Breaching Party shall be deemed to cure a breach of any representation or warranty given by the Breaching Party in this Plan of Merger.

    5.4  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME OF THE
MERGER. From the execution of this Plan of Merger until the Effective Time of the Merger, Seaway agrees that, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Seaway shall, and it shall cause each of Seaway's Subsidiaries to:

         5.4.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the execution of this Plan of Merger, and not make any substantial change to its methods of management or operation in respect of such business or property.

         5.4.2 NO INCONSISTENT ACTIONS. Take no action which would be inconsistent with or contrary to the representations, warranties, and covenants made by Seaway in this Plan of Merger, and take no action which would cause Seaway's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

         5.4.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and Old Kent has been notified of such contest, and except where noncompliance is unintentional and not material to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries.

                      A-40
         5.4.4 NO AMENDMENTS. Make no change in its articles of incorporation or its bylaws.

         5.4.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

         5.4.6 NO CHANGE IN STOCK. Except as contemplated by this Plan of Merger, make no change in the number of shares of its capital stock issued and outstanding; grant no warrant, option, or commitment relating to its capital stock; enter into no agreement relating to its capital stock; and issue no securities convertible into its capital stock.

         5.4.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

         5.4.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

         5.4.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

         5.4.10 CHARGE-OFFS. Charge off loans and maintain its reserve for loan and lease losses, in each case in a manner in conformity with the prior practices of Seaway and each of Seaway's Subsidiaries and applicable industry, regulatory, and accounting standards.

         5.4.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

         5.4.12 NEW DIRECTORS OR OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings, not:

              (a) Increase the number of directors or fill any vacancy on the board of directors; or


                      A-41
              (b)  Elect or appoint any person to an executive office.

         5.4.13  COMPENSATION AND FRINGE BENEFITS.   Except for planned
    salary increases as set forth in the Seaway Disclosure Statement delivered to Old Kent simultaneously with the execution of this Plan of Merger, take no action to increase, or agree to increase, the salary, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except for increases, agreements or payments which are reasonable in amount and consistent with the prior year and which are announced or made only after first consulting with Old Kent, provided, that bonuses equal in amounts to bonuses paid during 1995 may be paid at the end of 1996 if Seaway's net income for 1996 (without deducting any expenses related to the Merger) is equal to or exceeds Seaway's net income for 1995 if and to the extent set forth in the Seaway Disclosure Statement.

         5.4.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger.

         5.4.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement which is not terminable by Seaway or any of Seaway's Subsidiaries without cost or penalty upon 60 days' or less notice.

         5.4.16 DIVIDENDS. With respect to Seaway only, not declare or pay any dividends, nor make any other distribution, in respect of any shares of its capital stock except as permitted by Section 5.5 (REGULAR DIVIDENDS AND COMPENSATION ADJUSTMENTS).

         5.4.17 BORROWING. Take no action to borrow money except in the ordinary course of business.

         5.4.18 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, except for property or assets, or any group of related properties or assets, which have a fair market value of less than $50,000.

         5.4.19 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (i) Seaway or any of Seaway's Subsidiaries; (ii) Seaway's or any of Seaway's Subsidiaries' directors, officers, or employees in their capacities as such;
    (iii) Seaway's or any of Seaway's Subsidiaries' assets, liabilities, businesses, or operations; or (iv) the Merger or this Plan of Merger.

                      A-42
         5.4.20 COOPERATION. Take such reasonable actions as may be necessary to cooperate in effecting the Merger.

         5.4.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities which have been accrued on its books as of the execution of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $10,000 individually or in excess of $50,000 in the aggregate with respect to Seaway or Seaway's Subsidiaries, except pursuant to prior commitments or plans made by Seaway or any of Seaway's Subsidiaries that are disclosed in the Seaway Disclosure Statement.

         5.4.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, data processing, or other services to Seaway or any of Seaway's Subsidiaries which is not terminable by Seaway or any of Seaway's Subsidiaries without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $10,000.

         5.4.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by Seaway or any of Seaway's Subsidiaries that are disclosed in the Seaway Disclosure Statement.

    5.5 REGULAR DIVIDENDS AND COMPENSATION ADJUSTMENTS. Seaway may declare and pay cash dividends upon Seaway Common Stock quarterly at a rate not to exceed $0.32 per share in a manner, on dates, and with respect to record dates consistent with its past practice, subject to maintaining capital ratios not less than as reported at December 31, 1995. If necessary, Seaway shall adjust the record date for its regularly scheduled dividend, if any (otherwise permissible under this Section), with respect to the period in which the Effective Time of the Merger occurs if necessary to assure that Seaway shareholders receive one and only one dividend payable in, or with a record date occurring in, the quarter in which the Effective Time of the Merger occurs, whether with respect to Seaway Common Stock or Old Kent Common Stock received in the Merger.

    5.6 DATA PROCESSING AND RELATED CONTRACTS. Until the Effective Time of the Merger, Seaway shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. Seaway agrees to cooperate with Old Kent in negotiating with those vendors the length of any extension or renewal term of those agreements, which, unless otherwise agreed with Old Kent, shall


                      A-43
not exceed one year from the date of renewal. Seaway agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between Seaway and Old Kent.

    5.7 AFFILIATES. The Seaway Disclosure Statement and the update to the Seaway Disclosure Statement shall identify every person who may, to Seaway's reasonable knowledge, be deemed to be an "affiliate" of Seaway for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Seaway shall cause its counsel to deliver to each person who is identified as an affiliate, on or prior to the Effective Time of the Merger, advice with respect to such person's obligations under the Securities Act and the regulations issued thereunder with respect to disposition of securities of Old Kent. Further, Seaway shall use all reasonable efforts to cause each person who is identified as an affiliate to deliver to Old Kent, simultaneously with the execution of this Plan of Merger, the form of written affiliates agreement reasonably requested by Old Kent. In each affiliates agreement, the affiliate will agree not offer to sell or otherwise dispose of any shares of Old Kent Common Stock issued to such person pursuant to the Merger in violation of the Securities Act or the regulations thereunder. Each new certificate for Old Kent Common Stock issued to one of Seaway's affiliates may bear a legend giving notice of any resale limitations that may be imposed by federal or state securities laws and regulations with respect to those shares.

    5.8 MAINTENANCE OF INSURANCE. Seaway shall use all reasonable efforts to obtain renewal of the directors' and officers' liability and corporation reimbursement insurance in effect on the execution of this Plan of Merger on terms and conditions reasonably agreeable to Seaway. Seaway shall consult with Old Kent regarding any renewals of, and the premiums to be paid for, such insurance prior to taking any action to renew or terminate such insurance. If Seaway's directors and officers liability insurance policy is canceled or not renewed by the issuer during the term of this Plan of Merger, Seaway shall, at Old Kent's option, purchase the discovery period offered under the policy.

    5.9  COMPETING PROPOSALS.  Neither Seaway nor any of Seaway's
Subsidiaries, nor any of their directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

         5.9.1 NO SOLICITATION. Neither Seaway nor any of Seaway's Subsidiaries, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall solicit, encourage, or negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer,


                      A-44
    exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Seaway or any of Seaway's Subsidiaries other than the Merger (a "BUSINESS COMBINATION").

         5.9.2 COMMUNICATION OF OTHER PROPOSALS. Seaway shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates or shall contain a copy of Seaway's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, Seaway shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

         5.9.3 FURNISHING INFORMATION. Neither Seaway nor any of Seaway's Subsidiaries, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall furnish any nonpublic information concerning Seaway or any of Seaway's Subsidiaries to any person who is not affiliated or under contract with Seaway or Old Kent, except as required by applicable law or regulations.

    5.10 REGISTRATION STATEMENT. As soon as is reasonably practical, Old Kent agrees to prepare and file with the SEC under the Securities Act the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent agrees to provide Seaway with the opportunity to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to provide Seaway, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify Seaway of any stop orders or threatened stop orders with respect to the Registration Statement. Seaway agrees to provide all necessary information pertaining to Seaway and Seaway's Subsidiaries promptly upon request, and to use its best efforts to obtain the cooperation of Seaway's independent accountants and attorneys, in connection with the preparation of the Registration Statement.

    5.11 OTHER FILINGS. Old Kent agrees to prepare and file, as soon as is reasonably practical, with the Federal Reserve Board and other regulatory agencies having jurisdiction all documents reasonably required to obtain approval of or consent to consummate the Merger. Old Kent agrees to provide Seaway with the opportunity to review and comment upon such


                      A-45
documents before filing and to make such amendments and file such supplements thereto as Seaway may reasonably request. Old Kent shall provide Seaway with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

    5.12 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger. Old Kent and Seaway will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

    5.13 EXCHANGE OF FINANCIAL INFORMATION. Subject to Section 5.14 (INVESTIGATION):

         5.13.1 QUARTERLY INFORMATION. Seaway and Old Kent shall each, as promptly as practicable, deliver to the other copies of each quarterly consolidated financial statement prepared for distribution to shareholders after the date of this Plan of Merger.

         5.13.2 SEAWAY INFORMATION. After the execution of this Plan of Merger until the Effective Time of the Merger, Seaway shall promptly deliver to Old Kent copies of:

              (a) Each monthly internal financial report prepared with respect to Seaway and each of Seaway's Subsidiaries on a consolidated or unconsolidated basis. Seaway represents and warrants that such information shall be consistent with the fundamental information as used for internal purposes by Seaway in the management of its consolidated business; and

              (b) Each financial report or statement submitted to regulatory authorities for Seaway and each of Seaway's
         Subsidiaries.

    5.14  INVESTIGATION.

         5.14.1 OLD KENT'S ACCESS TO INFORMATION. For the purpose of permitting an examination of Seaway by Old Kent's officers, attorneys, accountants, and representatives, Seaway shall:

              (a) Permit, and shall cause each of Seaway's Subsidiaries to permit, full access to their respective properties, books, and records at reasonable times;




                      A-46
              (b) Use reasonable efforts to cause its and each of Seaway's Subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by Old Kent's officers, attorneys, accountants, and representatives; and

              (c) Furnish to Old Kent, upon request, any information reasonably requested respecting its and each of Seaway's
         Subsidiaries' properties, assets, business, and affairs.

         5.14.2 CONSENT TO DISCLOSE. Old Kent acknowledges that certain information may not be disclosed by Seaway or Seaway's Subsidiaries without the prior written consent of persons not affiliated with Seaway or any of Seaway's Subsidiaries. If such information is requested by Old Kent, then Seaway shall use, or cause each of Seaway's Subsidiaries to use, reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained.

         5.14.3 SEAWAY'S ACCESS TO INFORMATION. For the purpose of permitting an examination of Old Kent by Seaway's officers, attorneys, accountants, and representatives, Old Kent shall:

              (a) Permit reasonable access to its properties, books, and records at reasonable times;

              (b) Use reasonable efforts to cause its officers, directors, employees, accountants, and attorneys to cooperate fully; and

              (c) Furnish to Seaway, upon request, any information reasonably requested respecting its properties, assets, business, and affairs.

         5.14.4 RETURN OF MATERIALS. In the event of termination of this Plan of Merger, Old Kent and Seaway each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and Seaway each agree to preserve intact all such materials which are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

    5.15 CONFIDENTIALITY. Except as provided in Subsection 5.15.3 (EXCEPTED INFORMATION), Old Kent and Seaway each agree:

         5.15.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as

                      A-47
    strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

         5.15.2 NO OTHER USE. Each party shall not make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or which may come into its possession from any other confidential source during the course of its investigation.

         5.15.3  EXCEPTED INFORMATION.  The provisions of this
    Section 5.15 (CONFIDENTIALITY) shall not preclude Old Kent or Seaway, or their respective subsidiaries, from using or disclosing information which is:

              (a) Readily ascertainable from public information or trade sources;

              (b) Known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger;

              (c) Received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential; or

              (d) Reasonably required to be included in any filing or application required by any governmental or regulatory agency, including without limitation Old Kent's application to the Federal Reserve Board, Old Kent's or Seaway's reports filed with the SEC, and Old Kent's or Seaway's annual report and proxy statement.

         5.15.4 PREVIEW OF FILINGS. Old Kent shall permit Seaway to review its application to the Federal Reserve Board and its Registration Statement prior to filing. Seaway may reasonably request that sensitive or competitive information be separately filed with the Federal Reserve Board as confidential in accordance with instructions, rules, and regulations issued by that agency.

         5.15.5 PROHIBIT INSIDER TRADING. Old Kent and Seaway shall take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will (i) treat the information confidentially as provided in this Section and (ii) not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

                      A-48
    5.16 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of Seaway's Real Property and, at Old Kent's option, (i) any other real estate formerly owned by Seaway or Seaway's Subsidiaries, and (ii) acquired by Seaway's Subsidiaries in satisfaction of a debt previously contracted. As to each such property:

         5.16.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant acceptable to Seaway to conduct a preliminary ("PHASE I") assessment of the property. Seaway and Seaway's Subsidiaries shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

         5.16.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment which, in its discretion, Old Kent believes could potentially pose a current or future risk of a material liability, interference with use, or diminution of value of the property, then Old Kent shall identify that risk to Seaway, identify the facts or conditions underlying that risk, and provide Seaway with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

         5.16.3 PHASE II AND III WORK. Old Kent may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk ("PHASE II AND III WORK"). Old Kent shall provide copies of those estimates to Seaway. The fees and expenses of any Phase II and III Work shall be paid by Seaway. Old Kent and Seaway shall cooperate in the review, approval, and implementation of all work plans for Phase II and III Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Old Kent and Seaway. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing. If the proposed work plans or removal or remediation actions would entail a material cost to complete, Old Kent and Seaway shall discuss a mutually acceptable modification to this Plan of Merger.

         5.16.4 OLD KENT'S TERMINATION RIGHTS. If Old Kent and Seaway are unable to agree upon a course of action to promptly complete any Phase II and III Work and/or a mutually acceptable modification to this Plan of Merger, then Old Kent may give Seaway notice of the unacceptable Environmental Risk. Seaway shall have 30 days following receipt of that notice to cure that Environmental Risk, if possible, to Old Kent's reasonable satisfaction. If not so cured within that 30 days, then Old Kent may terminate this Plan of Merger as provided in
    Section 8.2.8 (ENVIRONMENTAL RISKS).


                      A-49
    5.17 INDEMNIFICATION. Old Kent acknowledges that any and all rights to indemnification now existing in favor of the directors and officers of Seaway and each of Seaway's Subsidiaries under their respective articles of incorporation or bylaws shall survive the Merger and shall continue with respect to acts or omissions occurring before the Effective Time of the Merger with the same force and effect as prior to the Effective Time of the Merger.


        ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

    All obligations of Old Kent under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old
Kent), prior to or at the Closing, of each of the following conditions:

    6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         6.1.1 REPRESENTATIONS AND WARRANTIES. Seaway's representations and warranties shall then be true in all material respects or, if one or more representations or warranties shall then be untrue, the cumulative effect of all untrue representations and warranties shall not then be material relative to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway and Seaway's Subsidiaries on a consolidated basis. For purposes of this Subsection 6.1.1, representations and warranties made with respect to specified dates or events shall continue to be true in all material respects as of such dates or events. Any representation or warranty which becomes untrue because of any change intended by this Plan of Merger shall not be considered to be a breach of this Plan of Merger because of such change.

         6.1.2  COMPLIANCE WITH AGREEMENTS.  Seaway and Seaway's
    Subsidiaries shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Seaway and Seaway's Subsidiaries prior to or at the Closing in all material respects.

         6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Seaway and, with respect to agreements, conditions, and covenants pertaining to Seaway's Subsidiaries, by appropriate officers of Seaway's Subsidiaries, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

    6.2  OPINION OF LEGAL COUNSEL.  Seaway shall have delivered to Old
Kent an opinion of Bischoff, Kenney & Niehaus, counsel for Seaway, dated as


                      A-50
of the date of the Closing and reasonably satisfactory to counsel for Old Kent, substantially in the form contained in Exhibit C.

    6.3  REQUIRED APPROVALS.  Old Kent shall have received:

         6.3.1 REGULATORY. All such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Seaway and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

         6.3.2 SHAREHOLDER. Evidence reasonably satisfactory to Old Kent of the requisite approval of the shareholders of Seaway of this Plan of Merger and the Merger.

    6.4 ORDER, DECREE, ETC. Neither Old Kent nor Seaway shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

    6.5 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (i) against or relating to Seaway or any of Seaway's Subsidiaries or its or their respective properties or businesses which may result in any liability to Seaway or any of Seaway's Subsidiaries which could have a material adverse effect on the financial condition, income, expenses, business, properties, operations, or prospects of Seaway and Seaway's Subsidiaries on a consolidated basis; or (ii) which challenges the Merger or this Plan of Merger.

    6.6 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance, which Old Kent shall use reasonable efforts to obtain. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Seaway. The tax opinion shall be substantially to the effect that:

         6.6.1 REORGANIZATION. The Merger of Seaway with and into Old Kent will constitute a reorganization within the meaning of
    Section 368(a)(1)(A) of the Internal Revenue Code, and Old Kent and Seaway will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

         6.6.2 ASSETS' TAX BASIS. The basis of the Seaway assets in the hands of Old Kent will be the same as the basis of those assets in the hands of Seaway immediately prior to the Merger.

         6.6.3 NO GAIN OR LOSS. No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of Seaway in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of Seaway.

                      A-51
         6.6.4 HOLDING PERIOD. The holding period of the assets of Seaway in the hands of Old Kent will include the holding period during which such assets were held by Seaway.

    6.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

    6.8 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of Seaway on behalf of Seaway, and by the transfer agent for Seaway Common Stock, certifying (i) the total number of shares of capital stock of Seaway issued and outstanding as of the close of business on the day immediately preceding the Closing; and (ii) with respect to the secretary's certification, the number of shares of Seaway Common Stock, if any, which are issuable on or after that date, all in such form as Old Kent may reasonably request.

    6.9 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of Seaway upon consummation of the Merger under any agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments described in Section 4.26 (CHANGE OF CONTROL), all in form and substance reasonably satisfactory to Old Kent.

    6.10 ESTOPPEL CERTIFICATES. Seaway shall have obtained and delivered to Old Kent, in form and substance reasonably satisfactory to Old Kent, estoppel certificates from all lessors or licensors under leases or licenses pursuant to which Seaway or any of Seaway's Subsidiaries leases possession of or licenses access to Seaway's Real Property.

    6.11 ENVIRONMENTAL RISK. Any Environmental Risk identified during its Phase I assessments and all related Phase II and III Work shall have been substantially completed to Old Kent's satisfaction, all as provided in
Section 5.16, 5.17 (ENVIRONMENTAL INVESTIGATION).

    6.12 OTHER CLOSING TRANSACTION DOCUMENTS. Seaway shall have delivered to Old Kent at the Closing such other certificates, instruments, and documents as may be reasonably requested by Old Kent prior to the Closing.


        ARTICLE VII - CONDITIONS PRECEDENT TO SEAWAY'S OBLIGATIONS

    All obligations of Seaway under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Seaway), prior to or at the Closing, of each of the following conditions:



                      A-52
    7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         7.1.1 REPRESENTATIONS AND WARRANTIES. Old Kent's representations and warranties shall then be true in all material respects or, if one or more representations or warranties shall then be untrue, the cumulative effect of all untrue representations and warranties shall not then be material to Old Kent and its subsidiaries on a consolidated basis. For purposes of this Section 7.1.1 (REPRESENTATIONS AND WARRANTIES), representations and warranties made with respect to specified dates or events need only to have been true in all material respects as of such dates or events. Any representation or warranty which becomes untrue because of any change intended by this Plan of Merger shall not be considered to be a breach of this Plan of Merger because of such change.

         7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent prior to or at the Closing in all material respects.

         7.1.3  CERTIFICATES.  Compliance with Sections 7.1.1
    (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH
    AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the foregoing in such detail as Seaway may reasonably request, describing any exceptions to such compliance in such certificates.

    7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to Seaway an opinion of Warner Norcross & Judd LLP, counsel for Old Kent, dated as of the date of the Closing and reasonably satisfactory to counsel for Seaway, substantially in the form contained in Exhibit D.

    7.3  REQUIRED APPROVALS.  Seaway or Old Kent shall have received:

         7.3.1 REGULATORY APPROVALS. All such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by Seaway and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

         7.3.2 SEAWAY SHAREHOLDERS. The requisite approval of the shareholders of Seaway of this Plan of Merger and the Merger.

    7.4 ORDER, DECREE, ETC. Neither Old Kent nor Seaway shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.



                      A-53
    7.5 TAX MATTERS. Seaway shall have received a tax opinion from counsel for Old Kent, reasonably satisfactory in form and substance to Seaway's counsel. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent. The tax opinion shall be substantially to the effect that:

         7.5.1 NO GAIN OR LOSS. No gain or loss will be recognized by the shareholders of Seaway who receive shares of Old Kent Common Stock in exchange for all of their shares of Seaway Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

         7.5.2 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by shareholders of Seaway will, in each instance, be the same as the basis of the respective shares of Seaway Common Stock surrendered in exchange therefor.

         7.5.3 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by shareholders of Seaway will, in each instance, include the period during which the Seaway Common Stock surrendered in exchange therefor was held, provided that the Seaway Common Stock was, in each instance, held as a capital asset in the hands of the shareholder of Seaway at the Effective Time of the Merger.

    7.6 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

    7.7 FAIRNESS OPINION. Seaway shall have received an opinion from Austin Financial Services, Inc., or another financial expert reasonably acceptable to Seaway, dated approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to Seaway's shareholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

    7.8 OTHER CLOSING TRANSACTION DOCUMENTS. Old Kent shall have delivered to Seaway at the Closing such other certificates, instruments, and documents as may be reasonably requested by Seaway prior to the Closing.


                   ARTICLE VIII - ABANDONMENT OF MERGER

    This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger (notwithstanding that approval of this Plan of Merger by the shareholders of Seaway may have previously been obtained) as follows:



                      A-54
    8.1 MUTUAL ABANDONMENT PRIOR TO EFFECTIVE TIME OF THE MERGER. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and Seaway.

    8.2 OLD KENT'S RIGHTS TO TERMINATE. This Plan of Merger may be terminated and the Merger abandoned by the board of directors, or a duly authorized committee thereof, of Old Kent under any of the following circumstances:

         8.2.1 MATERIAL ADVERSE CHANGE. There has occurred since December 31, 1995, any material adverse change in the financial condition, income, expenses, business, properties, operations, or prospects of Seaway or any of Seaway's Subsidiaries on a consolidated basis for reasons unique to Seaway or Seaway's Subsidiaries and not the banking industry as a whole.

         8.2.2 BREACH OF WARRANTY. One or more of the representations and warranties made by Seaway in this Plan of Merger shall have been discovered to be or to have become untrue and the cumulative effect of all such untrue representations and warranties is material relative to the financial condition, income, expenses, business, properties, operations, or prospects of Seaway and Seaway's Subsidiaries on a consolidated basis.

         8.2.3 BREACH OF COVENANT. Seaway shall have committed one or more breaches of any provision of this Plan of Merger which would in the aggregate be material; provided, that if such breach or breaches can be cured, Old Kent shall have given Seaway specific notice of the breach or breaches in writing and Seaway shall have not cured such breach or breaches to the reasonable satisfaction of Old Kent within 30 days of receipt of such notice.

         8.2.4 UPSET DATE. The Merger has not yet become effective on or before March 31, 1997.

         8.2.5 INJUNCTION. A final unappealable injunction or other judgment shall have been issued by a court of competent jurisdiction restraining or prohibiting consummation of the Merger.

         8.2.6 NO SHAREHOLDER APPROVAL. The shareholders of Seaway have failed to approve this Plan of Merger by at least the minimum number of votes required by Seaway's articles of incorporation and bylaws, and by the Michigan Act, at an annual or special meeting, or adjournments thereof, called and held for that purpose, and at which the holders of not less than such minimum number of shares of Seaway Common Stock are present in person or represented by proxy, and such meeting has been finally adjourned.



                      A-55
         8.2.7 NO REGULATORY APPROVAL. The Federal Reserve Board or its delegate shall have refused to approve the Merger.

         8.2.8 ENVIRONMENTAL RISKS. If Old Kent has given Seaway notice of an unacceptable Environmental Risk pursuant to Section 5.16, 5.17 (ENVIRONMENTAL INVESTIGATION), and it is not cured within the 30-day period, or any extension thereof, as provided in Section 5.16.4 (OLD KENT'S RIGHT TO TERMINATE).

         8.2.9 REJECTION OF INCREASE NOTICE. If Old Kent receives and rejects an Increase Notice as provided in Section 2.2.3(b) (OLD KENT'S RIGHTS UPON RECEIPT OF INCREASE NOTICE), subject to Seaway's right to withdraw its Increase Notice under Section 2.2.4 (SEAWAY'S FURTHER RIGHTS IF ADJUSTED EXCHANGE RATIO IS REJECTED).

    8.3 SEAWAY'S RIGHTS TO TERMINATE. This Plan of Merger may be terminated and the Merger abandoned by the board of directors, or a duly authorized committee thereof, of Seaway under any of the following circumstances:

         8.3.1 MATERIAL ADVERSE CHANGE. There has occurred since December 31, 1995, any material adverse change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis for reasons unique to Old Kent and its subsidiaries and not the banking industry as a whole.

         8.3.2 BREACH OF WARRANTY. One or more of the representations and warranties made by Old Kent in this Plan of Merger shall have been discovered to be or to have become untrue and the cumulative effect of all such untrue representations and warranties is material to the financial condition, income, expenses, or business of Old Kent and its subsidiaries on a consolidated basis.

         8.3.3 BREACH OF COVENANT. Old Kent shall have committed one or more breaches of any provision of this Plan of Merger which would in the aggregate be material; provided, that if such breach or breaches can be cured, Seaway shall have given Old Kent specific notice of the breach or breaches in writing and Old Kent shall have not cured such breach or breaches to the reasonable satisfaction of Seaway within 30 days of receipt of such notice.

         8.3.4 UPSET DATE. The Merger has not yet become effective on or before March 31, 1997.

         8.3.5 INJUNCTION. A final unappealable injunction or other judgment shall have been issued by a court of competent jurisdiction restraining or prohibiting consummation of the Merger.




                      A-56
         8.3.6 NO SHAREHOLDER APPROVAL. The shareholders of Seaway have failed to approve this Plan of Merger by at least the minimum number of votes required by Seaway's articles of incorporation and bylaws, and by the Michigan Act, at an annual or special meeting, or adjournments thereof, called and held for that purpose, and at which the holders of not less than minimum number of shares of Seaway Common Stock are present in person or represented by proxy, and such meeting has been finally adjourned.

         8.3.7 NO REGULATORY APPROVAL. The Federal Reserve Board or its delegate shall have refused to approve the Merger; provided, that Old Kent shall have first had the opportunity to initiate and fully pursue its rights to appeal from, or seek judicial review of, any such refusal.

         8.3.8 UPSET CONDITION. If after a Closing is properly called pursuant to Section 1.2 (THE CLOSING) the Upset Condition shall then exist, as provided in Section 2.2.2(a) (SEAWAY'S RIGHTS IN UPSET CONDITION).


                   ARTICLE IX - LIABILITIES AND REMEDIES

    Subject to the terms and conditions of this Plan of Merger, the liabilities and remedies of Old Kent and Seaway with respect to the Merger and this Plan of Merger shall be as follows:

    9.1 TERMINATION FEE. In recognition of the efforts, expenses, other opportunities foregone by Old Kent while pursuing the Merger, and unascertainable losses that may be incurred by Old Kent in the event that the Merger is not consummated, and in recognition of Old Kent's potential role in attracting the interest of Unaffiliated Persons (as defined below), the parties agree that Old Kent shall, subject to the terms and conditions set forth in this Section 9.1 (TERMINATION FEE), be entitled to receive the Termination Fee (as defined below) in the event of a Business Combination by an Unaffiliated Person. For the purposes of this Plan of Merger, an "UNAFFILIATED PERSON" shall mean any individual, corporation, partnership, entity, group, or "person" as defined in Section 13(d)(3) of the Securities Exchange Act and the regulations issued thereunder, other than Old Kent, its subsidiaries and affiliates, and their respective directors, officers, employees, representatives, and agents. Seaway and Old Kent agree that the Termination Fee is reasonable and just compensation under such circumstances.

         9.1.1  "TERMINATION FEE."  The "TERMINATION FEE" shall be
    $7,400,000.

         9.1.2 RIGHTS TO THE TERMINATION FEE. Old Kent shall be paid the Termination Fee in the manner provided in Section 9.1.3 (MANNER OF PAYMENT) if, while this Plan of Merger is in effect:

                      A-57
              (a) Any Unaffiliated Person directly or indirectly, or acting through one or more intermediaries, acquires Control (calculated using 25 percent) of Seaway, or its successor by merger or consolidation, or acquires 25 percent or more of the consolidated assets of Seaway and Seaway's Subsidiaries; or

              (b) Seaway solicits, invites, negotiates, or enters into an agreement with an Unaffiliated Person to acquire such Control or such assets, or either Seaway or an Unaffiliated Person publicly announces an intention to do so, and within one year of the date of such solicitation, invitation, negotiation, agreement or announcement (whether or not this Plan of Merger is then in effect) the Unaffiliated Person acquires such Control or such assets.

              (c) For purposes of this Section, any transfer of Seaway Common Stock for purposes of estate planning or probating of an estate of an existing shareholder of Seaway shall not be deemed to effect a transfer of "Control;" provided, that the transferee is not another bank holding company, an affiliate of another bank holding company, or acting in concert with another bank holding company.

              (d) For purposes of this Section 9.1.1 (TERMINATION FEE), "Control" is defined in Section 2(a)(2) of the Federal Bank Holding Company Act using 25 percent as set forth therein.

         9.1.3 MANNER OF PAYMENT. The Termination Fee shall be paid to Old Kent by wire transfer or by cashier's check of immediately available funds. Old Kent shall be paid the Termination Fee:

              (a) In the event of a merger, consolidation, or share exchange, at or after the consummation of the transaction upon Old Kent's written demand; or

              (b) In any other case, upon termination of this Plan of Merger, after Old Kent becomes entitled to the Termination Fee.

    9.2 LIABILITY AFTER TERMINATION. In the event the Merger is not consummated and this Plan of Merger is terminated and the Merger is abandoned pursuant to Article VIII:

         9.2.1 CONTINUING OBLIGATIONS. The obligations of Old Kent and Seaway under Sections 5.14.4 (RETURN OF MATERIALS), 5.15
    (CONFIDENTIALITY), 9.1 (TERMINATION FEE), and 9.3 (EXPENSES) shall continue.

         9.2.2 LIABILITY. Neither Old Kent nor Seaway shall incur any liability whatsoever under, or pursuant to, this Plan of Merger, except for:

                      A-58
              (a)  Damages for breach of Sections 5.9 (COMPETING
         PROPOSALS), 5.14.4 (RETURN OF MATERIALS), or 5.15
         (CONFIDENTIALITY);

              (b) Payment of the fee, if any, provided under Section 9.1 (TERMINATION FEE); and

              (c) Reimbursement of costs and expenses, if any, provided under Section 9.3 (EXPENSES).

         9.2.3 ELECTION OF REMEDIES. If Old Kent is entitled to be paid, and is paid, the Termination Fee, that fee shall be in lieu of all other remedies Old Kent may have under this Plan of Merger, except for damages for breach of Sections 5.14.4 (RETURN OF MATERIALS) and 5.15 (CONFIDENTIALITY). If there has been a breach of Section 5.9 (COMPETING PROPOSALS), Old Kent shall be entitled to damages for breach of that Section or the Termination Fee, whichever is greater, but not both.

    9.3 EXPENSES. Except as otherwise provided in this Plan of Merger, Seaway and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of printing and all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by Seaway.

    9.4 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of Seaway, Seaway's Subsidiaries and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

    9.5 JURISDICTION; VENUE; JURY. Old Kent and Seaway each agree to the jurisdiction and venue of any state or federal court located in Kent County, Michigan. Old Kent and Seaway each hereby waive their right to a trial by jury.


                         ARTICLE X - MISCELLANEOUS

    Subject to the terms and conditions of this Plan of Merger, Old Kent and Seaway further agree as follows:



                      A-59
    10.1 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent and Seaway, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time of the Merger.

    10.2 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

    10.3 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

 If to Old Kent:                      With a copy to:

      Old Kent Financial Corporation    Warner Norcross & Judd LLP
      Attention: B. P. Sherwood III,    Attention: Gordon R. Lewis, Esq.
         Vice Chairman and Treasurer    900 Old Kent Building
      One Vandenberg Center             111 Lyon Street, N.W.
      Grand Rapids, Michigan 49503      Grand Rapids, Michigan 49503-2489
      Fax:  (616) 771-4378              Fax:  (616) 752-2500

    If to Seaway:                     With a copy to:

      Seaway Financial Corporation      Bischoff, Kenney & Niehaus
      Attention: Franklin H. Moore,     Attention: Charles D. Niehaus, Esq.
         Chairman and Treasurer         5630 North Main Street
      200 Riverside Avenue              Sylvania, Ohio 43560
      St. Clair, Michigan 48079-0028    Fax: (419) 885-2042
      Fax:  (810) 329-1011

     10.4 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan.




                      A-60
     10.5 ENTIRE AGREEMENT. The Seaway Disclosure Statement, the Old Kent Disclosure Statement, the updates to such disclosure statements, the exhibits, and the agreements expressly identified in this Plan of Merger are an integral part of this Plan of Merger. This Plan of Merger contains the entire agreement between the parties with respect to the Merger. This Plan of Merger supersedes all prior written and oral arrangements, agreements or understandings with respect to its subject matter. The parties have not relied upon any written or oral statements or representations other than as stated in this Plan of Merger, the Seaway Disclosure Statement, the Old Kent Disclosure Statement or the updates to such disclosure statements. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent and Seaway and their respective successors. Nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

     10.6 NO ASSIGNMENT. Neither party may assign any of its rights or obligations under this Plan of Merger to any other person.

     10.7 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     10.8 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     10.9 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     10.10  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.




                      A-61
     10.11 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.


                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]








































                      A-62
          In Witness Whereof, the undersigned parties hereto have duly executed and acknowledged this Plan of Merger as of the date first written above.


                              Old Kent Financial Corporation


                              By /S/ B.P. SHERWOOD, III
                                 B.P. Sherwood, III
                                 Vice Chairman and Treasurer


                              Seaway Financial Corporation


                              By /S/ FRANKLIN H. MOORE
                                 Franklin H. Moore
                                 Chairman and Treasurer
































                      A-63
                                APPENDIX B

                OPINION OF AUSTIN FINANCIAL SERVICES, INC.


















































DOUG AUSTIN'S
AUSTIN FINANCIAL SERVICES, INC.
3450 W. Central Avenue, Suite 120-124
Toledo, Ohio 43606-1403
(419) 531-9559
(419) 531-9598 FAX
                                                           DOUG AUSTIN'S
October 24, 1996                                                    AFSI


Board of Directors
Seaway Financial Corporation
200 S. Riverside Avenue
St. Clair, MI 48079

Members of the Board:

     You have requested our opinion, from a financial point of view, as to the fairness to Seaway Financial Corporation ("Seaway"), St. Clair, Michigan and its shareholders of the terms of the Agreement and Plan of Merger
("Plan of Merger"), dated August 21, 1996, between Seaway and Old Kent Financial Corporation ("Old Kent"), Grand Rapids, Michigan. The terms of the Plan of Merger provide for affiliation and merger of Seaway with and into Old Kent which will, as of the closing date of the transaction, own 100% of the capital stock of Seaway.

     AFSI is a nationally recognized investment banking firm specializing in the banking and financial services industry. AFSI is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, valuations for estate, corporate and other purposes. In the past ten years, AFSI has not provided professional services and/or products to Old Kent or Seaway in the ordinary course of business. Furthermore, AFSI does not contemplate any future business with Seaway and/or Old Kent arising from this engagement, nor has its opinion concerning the fairness of the Plan of Merger been subject to indications of future business with either Seaway or Old Kent.

     In connection with its opinion, AFSI reviewed material bearing upon the financial operating condition of Seaway and Old Kent including, but not limited to: (1) the audited financial statements of Seaway and Old Kent for the years ending 1990-1995; (2) the financial statements of Seaway and Old Kent for June 30, 1996; (3) certain other public information on Seaway and Old Kent; (4) other internal financial and operating information which was provided to AFSI by Seaway and Old Kent; (5) publicly available information concerning certain other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry; (6) discussed the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory

                       B-1
examinations, financial condition, current loan quality and trends, and future prospects of Seaway and Old Kent, both separately and on a combined basis with certain officers and representatives of Seaway and Old Kent;
(7) reviewed the reported price and trading activity for Seaway Common Stock and Old Kent Common Stock, compared certain financial and stock market information for Seaway and Old Kent with similar information for certain other companies the securities of which are publicly traded; (8) reviewed the financial terms of certain recent business combinations in the financial institution industry and performed such other studies and analyses as it considered appropriate; (9) the Plan of Merger; and (10) the prospectus and proxy statement related to the merger transaction. AFSI also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. AFSI's opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to AFSI through that date.

     AFSI relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to it by Seaway and Old Kent or from public sources. AFSI has not made an independent evaluation of the assets of Seaway or Old Kent, but has relied upon the books and records of Seaway, Old Kent, and the audited financial statements as presented to AFSI as the valuators of the fair value of Seaway. In addition, AFSI did not independently verify and relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of each of Seaway and Old Kent at June 30, 1996, were adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practice as of the date of such financial statements. Furthermore, AFSI did not independently verify the carrying values of other real estate owned and loans classified as in-substance foreclosures of each of Seaway and Old Kent in their respective June 30, 1996, balance sheets, and AFSI assumed that such carrying values complied fully with applicable law, regulatory policy and sound banking practice as of such date. AFSI was not retained to and did not conduct a physical inspection of any of the properties or facilities of Seaway or Old Kent, nor did AFSI make any independent evaluation or appraisal of the assets, liabilities or prospects of Seaway or Old Kent, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. AFSI also assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to Seaway and Old Kent.

     In its analyses, AFSI made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Seaway and Old Kent. Any estimates contained in AFSI's analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the price at which companies or their securities actually may be sold. No company or transaction utilized in

                       B-2
AFSI's analyses was identical to Seaway or Old Kent or the Merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interest, as well as other factors that could affect the public trading markets of the company or companies to which they are being compared. None of the analyses performed by AFSI was assigned a greater significance by AFSI than any other.

     The terms of the Merger between Old Kent and Seaway provide that each share of Seaway common stock will be exchanged for Old Kent common stock under the exchange ratio described in the Plan of Merger. The exchange ratio shall be equal to $43.9057 (the "Purchase Price Per Share") divided by the average of the closing prices per share of Old Kent common stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day prior to the closing date of the transaction
("Closing Price") subject to the following: (1) if the Closing Price is greater than $38.4524 ("Ceiling Price") then the exchange ratio shall be determined by dividing the Purchase Price Per Share by the Ceiling Price;
(2) if the Closing Price is less than $34.6429 ("First Floor Price") then the exchange ratio shall be determined by dividing the Purchase Price Per Share by the First Floor Price; and (3) an adjustment, only upon agreement by Seaway and acceptance by Old Kent, if Old Kent's Closing Price drops below $31.0655 and the percentage determined by dividing the Closing Price by $36.5476 is more than 15 percentage points less than the percentage determined by dividing the sum of the closing prices per share of a group of comparison stocks on the last day of the Pricing Period by the same as of May 14, 1996. Based on October 11, 1996 data, the Closing Price at
$43.875 still remained above the $38.4524 Ceiling Price.

     Using a discounted cash flow analysis, AFSI projected Seaway's bank subsidiaries earnings from December 31, 1996 through December 31, 2000, assuming a minimum equity capital to asset ratio of 6.00%. AFSI also estimated the residual value of Seaway's bank subsidiaries common equity as of December 31, 2000. The steps involved in determining the discounted cash flow value of Seaway's bank subsidiaries included the following: (1) the projected earnings in excess over the amount necessary to maintain a 6.00% equity capital to asset ratio were added to book charges such as depreciation less any projected capital expenditures in order to determine future cash flows; (2) the future cash flows were then converted to a present value equivalent using a discount rate of 12.40%, which was determined from the use of the Capital Asset Pricing Model ("CAPM");
(3) the residual value was then calculated by dividing the projected earnings for the year 2000 by the capitalization rate, which not only includes all aspects of the CAPM but also reflects the long-term income growth prospects of Seaway, as well as specific company risk factors;
(4) the present value equivalent of the projected residual value was calculated using the 12.40% discount rate; and (5) the present value of the cash flows and the residual value were added together. The present

                       B-3
value per fully diluted share of Seaway Common Stock resulting from this analysis was $32.31.

     Using an adjusted book value analysis, AFSI restated, where appropriate, the assets and liabilities to their fair market values of Seaway's bank subsidiaries. The adjusted book value calculation considers each major asset and liability account classification. For example, the loan portfolios of Seaway's bank subsidiaries were adjusted based upon their current yield, repricing, and maturity structure. Additionally, a core deposit valuation was calculated for each of Seaway's bank subsidiaries. A core deposit valuation is an analysis of the customer list which is unique to an institution. The value per fully diluted share of Seaway Common Stock resulting from this analysis was $35.76.

     AFSI used the same percentage weight (75% weight for the discounted cash flow value and 25% weight for the adjusted book value) to assign the results of each relevant valuation technique for each of Seaway's bank subsidiaries. AFSI then added together the weighted values of each of Seaway's bank subsidiaries resulting in a weighted average single value. Finally, AFSI substituted the weighted average single value in the parent company only balance sheet of Seaway in order to derive an aggregate fair value of Seaway. No other adjustments to Seaway's parent company only balance sheet were deemed necessary. The present value per fully diluted share of Seaway Common Stock resulting from this analysis was $33.94

     AFSI analyzed certain other mergers and acquisitions in the Midwest (including the states of Michigan, Ohio, and Indiana) involving financial institutions with assets between $200 million and $600 million. AFSI compared the multiples produced by the Old Kent offer to the median multiples for the transactions analyzed. Set forth below are the median transaction multiples:

                                  SELECTED
                                MIDWEST BANK        OLD KENT/
                                ACQUISITIONS         SEAWAY
          Price/Earnings             19.03             17.71
          Price/Book Value          147.14%           187.64%

     AFSI's analysis showed that the range of implied valuations of Seaway, applying the median transaction multiples described above to Seaway's earnings and book value was $47.18 to $34.43 per share. The results produced in this analysis do not purport to be indicative of actual values or expected values of Seaway or shares of Seaway Common Stock.



                       B-4
     The financial institution acquisition transactions announced for the Midwest during the period after January 1, 1995 included in the above multiples are:

   STATE OF      STATE OF                                                                 BANK/
    BUYER         TARGET                BUYER                         TARGET              THRIFT
     OH             OH         Fidelity Financial of Ohio      Circle Financial Corp.    Thrift
     IN             IN         Old National Bancorp            Workingmens Capital       Thrift
     OH             OH         BancFirst Ohio Corp.            County Savings Bank       Thrift
     MI             MI         Ottawa Financial Corp.          AmeriBank FSB             Thrift
     MI             IN         Pinnacle Financial Services     MACO Bancorp              Thrift

     AFSI also examined the operating and trading performance of Seaway in comparison to selected publicly-traded bank/bank holding companies located in the Midwest with total assets between $200 million and $600 million. The group of companies included:

          BancFirst Ohio Corp., OH           Belmont Bancorp, OH
          First-Knox Banc Corp., OH          Oak Hill Financial, Inc., OH
          Peoples Bancorp, Inc., OH          United Bancorp, Inc., OH
          ANB Corp., IN                      German American Bancorp, IN
          Indiana United Bancorp, IN         Peoples Bank Corp. of Indiana, IN
          Capitol Bancorp Ltd., MI           Firstbank Corp., MI
          Franklin Bank, MI                  Independent Bank Corp., MI

     AFSI analyzed the relative performance and outlook for Seaway by comparing certain financial and trading market information of Seaway with the group of comparable banks. AFSI compared Seaway with the comparable banks based upon selected operating statistics, including capitalization, profitability and credit quality. Using data at, or for the 12 months ended, June 30, 1996, the multiple of median market price to latest 12 months earnings was 11.78 for the comparable banks. The median price to stated book value was 154.10 percent for the comparable banks. The implied market trading values for Seaway derived from such comparable company analysis utilizing the resulting median valuation ratios ranged from approximately $29.21 to $36.06 per share.

     Seaway and AFSI have entered into a letter agreement, dated February 2, 1996 (the "AFSI Engagement Letter"), relating to the services to be provided by AFSI in connection with the Merger. Seaway has agreed to pay AFSI a fee (the "Fee") for its services equal to .50% of the value of the consideration received by Seaway and its shareholders which, based upon a

                       B-5
projected $43.9057 equivalent price for each share of Seaway Common Stock, will equal $370,000. The Fee, which will be paid in cash, will be paid according to the following schedule: $25,000 was paid upon the execution of the AFSI Engagement Letter, AFSI's billing charges above the initial $25,000 were paid on a monthly basis, and the remaining balance will be paid at the effective time of the Merger. All such payments are non-refundable. In the AFSI Engagement Letter, Seaway also has agreed to indemnify AFSI and its officers, directors, shareholders, employees and agents for all of the time, expenses, and any liability incurred as a result of AFSI's proposed engagement by means of legal action, administrative proceedings or threat thereof, unless such action, proceeding or threat thereof is caused by AFSI's own unlawful conduct, breach of duty or negligence during the course of performing AFSI's services.

     AFSI, in rendering its opinion, has assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to any of the parties involved, or to Seaway shareholders receiving holding company stock of Old Kent. In addition, AFSI has assumed that in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed upon Seaway or Old Kent that will have a material adverse impact on the contemplated benefits of the proposed transaction to Seaway and Old Kent and their shareholders.

     Based upon AFSI's analysis and subject to the qualifications described herein, considering all circumstances known to us and based upon other matters considered relevant, AFSI believes that as of the date of this letter, the terms of the Plan of Merger from a financial point of view are fair to Seaway and its shareholders.

     AFSI hereby consents to the reference to our firm in the proxy statement or prospectus related to the merger transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the merger transaction.

   On behalf of Austin Financial Services, Inc.


/S/ DR. DOUGLAS V. AUSTIN
Dr. Douglas V. Austin
President and CEO










                                      B-6
                                APPENDIX C





















               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                       AUDITED FINANCIAL STATEMENTS


           FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993



     Appendix C contains audited consolidated financial statements of Seaway Financial Corporation and Subsidiaries for the years ended December 31, 1995, 1994 and 1993, substantially in the form that appeared in Seaway's Form 10-K Annual Report for the fiscal year ended December 31, 1995.

















                          [PLANTE & MORAN, LLP LOGO]

Board of Directors

Seaway Financial Corporation

  We have audited the accompanying consolidated balance sheet of Seaway Financial Corporation as of December 31, 1995 and 1994, and the related consolidated statements of changes in stockholders' equity, income and cash flows for each year in the three-year period ended December 31, 1995.
These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Seaway Financial Corporation as of December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each year in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.



/S/ PLANTE & MORAN, LLP


Bloomfield Hills, Michigan


January 12, 1996








[PLANTE & MORAN, LLP LOGO]


                       C-1

               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                             DECEMBER 31,
                                                                        1995              1994
ASSETS

CASH AND CASH EQUIVALENTS
   Cash and due from banks (Note 2)                                   $ 11,058          $ 10,593
   Federal funds sold                                                   10,700                --

      Total cash and cash equivalents                                   21,758            10,593

INVESTMENT SECURITIES HELD-TO-MATURITY
   Fair value of $47,999 in 1995 and $57,315 in 1994 (Note 3)           46,779            57,464
SECURITIES AVAILABLE FOR SALE (Note 3)                                  77,423            80,810

LOANS (Note 4)                                                         192,283           178,894
LESS RESERVE FOR POSSIBLE LOAN LOSSES (Note 5)                          (2,294)           (2,182)

      Net loans                                                        189,989           176,712

BANK PREMISES AND EQUIPMENT (Note 6)                                     7,626             6,454
ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS                             4,254             5,787

      TOTAL ASSETS                                                    $347,829          $337,820


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
DEPOSITS (Note 7)
   Interest bearing deposits                                          $269,640          $248,085
   Noninterest bearing deposits                                         36,736            34,206

      Total deposits                                                   306,376           282,291

SHORT-TERM BORROWINGS (Note 8)                                             760            18,867
ACCRUED INTEREST, TAXES AND OTHER LIABILITIES                            1,662             1,717

      TOTAL LIABILITIES                                                308,798           302,875







                                      C-2
SHAREHOLDERS' EQUITY
   Preferred stock - No par value; 100,000 shares authorized;
      no shares issued                                                      --                --
   Common stock - $1 par value; 2,000,000 shares
      authorized; 1,685,430 and 1,532,375 issued and
         outstanding in 1995 and 1994, respectively                   $  1,685          $  1,532
   Capital surplus                                                      31,288            26,084
   Retained earnings                                                     5,965             9,244
   Unrealized gain (loss) on securities available for sale, net
      of tax of $48 and ($987) (Note 3)                                     93            (1,915)

      TOTAL SHAREHOLDERS' EQUITY                                        39,031            34,945

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $347,829          $337,820

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


































                                      C-3

               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                           UNREALIZED
                                                                                              GAIN
                                                        COMMON                             (LOSS) ON
                                                        STOCK                              SECURITIES
                                                  NUMBER       PAR                          RETAINED       AVAILABLE
                                                OF SHARES      VALUE         SURPLUS        EARNINGS       FOR SALE        TOTAL
BALANCE - December 31, 1992                       1,277        $1,277        $18,680        $12,617        $    --        $32,574
Net income                                           --            --             --          4,022             --          4,022
Stock dividend (Note 12)                            255           255          7,404         (7,659)            --             --
Cash dividends - $1.07 per common share              --            --             --         (1,804)            --         (1,804)
Unrealized gain on securities
   available-for-sale, net of tax of $232
   (Note 3)                                          --            --             --             --            451            451

BALANCE - December 31, 1993                       1,532         1,532         26,084          7,176            451         35,243
Net income                                           --            --             --          3,907             --          3,907
Cash dividends - $1.09 per common share              --            --             --         (1,839)            --         (1,839)
Change in unrealized loss on securities
   available-for-sale, net of tax of $1,219
   (Note 3)                                          --            --             --             --         (2,366)        (2,366)

BALANCE - December 31, 1994                       1,532         1,532         26,084          9,244         (1,915)        34,945
Net income                                           --            --             --          4,061             --          4,061
Stock dividend (Note 12)                            153           153          5,204         (5,357)            --             --
Cash dividends, $1.18 per common share               --            --             --         (1,983)            --         (1,983)
Change in unrealized gain on securities
   available-for-sale, net of tax of $1,034
   (Note 3)                                          --            --             --             --          2,008          2,008

BALANCE December 31, 1995                         1,685        $1,685        $31,288        $ 5,965        $    93         39,031

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS










                                      C-4

            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
             (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                                 YEAR ENDED DECEMBER 31,

                                                       1995               1994               1993
INTEREST INCOME
  Interest on loans (Note 4)                       $   16,595         $   14,386         $   15,035
  Interest on securities (Note 5):
     Taxable                                            5,482              5,612              5,021
     Tax-exempt                                         2,158              2,268              2,311
  Interest on short-term investments                      204                159                303
  Interest on mortgages held-for-sale                      41                 15                 47

       Total interest income                           24,480             22,440             22,717

INTEREST EXPENSE
  Interest on deposits                                  9,615              8,407              9,112
  Interest on short-term borrowings (Note 8)              736                736                446

       Total interest expense                          10,351              9,143              9,558

NET INTEREST INCOME                                    14,129             13,297             13,159
PROVISION FOR LOAN LOSSES (Note 5)                        189                 19                 58
NET INCOME INTEREST AFTER
  PROVISION FOR LOAN LOSSES                            13,940             13,278             13,101

OTHER OPERATING INCOME
  Service charges on deposit accounts                   1,047                949                893
  Income from fiduciary activities                      1,458              1,631              1,594
  Net losses on security transactions (Note 3)            (58)               (19)                --
  Gain on sales of mortgage loans                          15                 25                337
  Bankcard processing fees                                188                258                292
  Other                                                 1,043                936              1,048

       Total other operating income                     3,693              3,780              4,164

OTHER OPERATING EXPENSES
  Salaries and employee benefits (Note 10)              7,324              6,959              7,037
  Net occupancy expenses                                1,765              1,744              1,723
  Supplies                                                597                427                454
  Processing fees                                         730                707                826
  Professional fees                                       365                287                291
  FDIC assessment                                         329                648                643
  Other                                                 1,401              1,469              1,305

       Total other operating expenses                  12,511             12,241             12,279

                                      C-5
INCOME BEFORE INCOME TAXES                              5,122              4,817              4,986
PROVISION FOR INCOME TAXES (Note 9)                     1,061                910                964
NET INCOME                                         $    4,061         $    3,907         $    4,022

NET INCOME PER COMMON SHARE (Note 12)              $     2.41         $     2.32         $     2.39

CASH DIVIDENDS PER COMMON SHARE (Note 12)          $     1.18         $     1.09         $     1.07

AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING (Note 12)                             1,685,000          1,685,000          1,685,000

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






































                                      C-6

            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                        (DOLLARS IN THOUSANDS)
                                                                             YEAR ENDED DECEMBER 31,

                                                                     1995             1994             1993
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                       $  4,061         $  3,907         $  4,022
  Adjustments to reconcile net income to net
    cash from operating activities
     Depreciation and amortization                                    1,036              939              858
     Provision for loan losses                                          189               19               58
     Deferred income taxes                                              171               91               (9)
     Gain on sale of fixed assets                                       (77)              --               --
     Loss on sale of investment securities                               58               19               --
     Amortization and accretion on securities                         1,419            1,832            1,565
     Decrease (increase) in accrued interest receivable
        and other assets                                                444              113             (375)
     Increase (decrease) in accrued taxes, interest and
        other liabilities                                              (172)              50              226
     Net (increase) decrease in mortgages held for sale                  --              957             (480)

       NET CASH PROVIDED BY OPERATING ACTIVITIES                      7,129            7,927            5,865

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in other short-term investments                           --              250            1,001
  Proceeds from sales of securities available-for-sale                4,445            4,551               --
  Proceeds from maturities of securities available-for-sale          16,836           25,395               --
  Purchase of securities available-for-sale                         (15,763)         (33,671)              --
  Proceeds from maturities of securities held-to-maturity            15,287           12,549           49,000
  Purchase of securities held-to-maturity                            (5,167)          (8,820)         (64,979)
  Proceeds from sale of fixed assets                                    203               --               --
  Net decrease (increase) in loans                                  (13,466)          (8,460)           4,793
  Capital expenditures                                               (2,334)            (724)          (1,890)

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                41           (8,930)         (12,075)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits,
     NOW accounts and savings accounts                                2,134           (2,792)          11,705
  Net increase (decrease) in certificates of deposit                 21,951          (10,394)          (7,056)
  Cash dividends                                                     (1,983)          (1,839)          (1,804)
  Net increase (decrease) in short-term borrowings                  (18,107)           1,705           11,418

      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES             3,995          (13,320)          14,263



                                      C-7
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                        11,165          (14,323)           8,053
CASH AND CASH EQUIVALENTS - Beginning of Year                        10,593           24,916           16,863
CASH AND CASH EQUIVALENTS - End of Year                            $ 21,758         $ 10,593         $ 24,916

CASH PAID FOR INTEREST AND INCOME TAXES
  Interest                                                         $ 10,083         $  9,104         $  9,660

  Income taxes                                                     $  1,050         $    767         $    837

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS







































                                      C-8
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Seaway Financial Corporation and its wholly owned subsidiaries: The Commercial and Savings Bank of St. Clair County and The Algonac
Savings Bank. All significant intercompany transactions are eliminated in consolidation.

NATURE OF OPERATIONS

     The Commercial and Savings Bank of St. Clair County and The Algonac Savings Bank operate in rural and suburban communities in the county of St. Clair in the State of Michigan. The Banks' primary source of revenue results primarily from providing real estate and commercial loans, and to a lesser extent, consumer loans, to customers who are predominantly small and middle-market businesses and to individuals in the local communities served by the Banks.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SECURITIES

     Securities are recorded in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires an investment in a security to be classified based on Seaway's intent with respect to holding securities. The following summarizes the classification of securities held at December 31, 1995 and 1994.

     Securities purchased, where Seaway has both the positive intent and ability to hold to maturity, are classified as held-to-maturity and are recorded at cost adjusted for accumulated amortization of premium and accretion of discount. Realized gains and losses on sales of held-to-maturity securities, while rare, are included in net securities gains based on the adjusted cost of the specific item sold.


                                      C-9
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     When securities are purchased and Seaway intends to hold the securities for an indefinite period of time but not necessarily to maturity, they are classified as available-for-sale and recorded at market value. Any decision to sell a security available-for-sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of Seaway's assets and liabilities, liquidity demands, regulatory capital considerations and other similar factors. Cost is adjusted for amortization of premiums and accretion of discounts to maturity or, for mortgage-backed securities, over the estimated life of the security. Unrealized gains and losses on available-for-sale securities are excluded from earnings and recorded as an amount, net of tax, in a separate component of shareholders' equity.

LOANS

     Loans are generally reported as the principal amount outstanding, net of unearned income. Non-refundable loan origination and certain direct loan origination costs are deferred and included in interest income over the term of the related loan as a yield adjustment.

     Interest on loans is accrued and credited to income based upon the principal amount outstanding. The accrual of interest on loans is discontinued when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Upon such discontinuance, all unpaid interest accrued is reversed. Interest accruals are generally resumed when all delinquent principal and/or interest have been brought current or the loan becomes both well secured and in the process of collection.

     Seaway will adopt Financial Accounting Standards Board Statement No. 122, "Accounting for Mortgage Servicing Rights," effective January 1, 1996. As a result of applying the new rules, servicing rights retained on mortgage loans sold (or securitized) will be required to be recorded as a separate asset. For loans with servicing rights retained, an allocation of the cost of the mortgage loans is made between the mortgage servicing rights and the loans (without mortgage servicing rights) based on their relative fair values. Any subsequent impairments will be recognized through a valuation allowance. Seaway does not expect the adoption of SFAS No. 122 to have a material impact on Seaway's financial position or results of operations.




                                      C-10
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESERVE FOR POSSIBLE LOAN LOSSES

     The reserve for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the reserve is based on evaluations that take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and current and anticipated economic conditions that may affect the borrower's ability to pay.

     Seaway adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," on January 1, 1995. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.
When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. The valuation allowance and provision for loan losses are adjusted for changes in the present value of the impaired loans for which impairment is measured based on the present value of expected future cash flows or for changes in the appraised value of the loans that are collateral dependent. Interest income on impaired loans is recognized when received. There was no significant effect of adopting SFAS No. 114 on Seaway's financial statements.

BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost, less accumulated depreciation computed using straight-line and declining balance methods over estimated useful lives ranging from 3 to 50 years.

OTHER REAL ESTATE

     Other real estate is carried at the lower of the recorded investment in the property or its fair value. If a write-down to fair value is necessary, the allowance for loan losses is charged and is done so prior to foreclosure. Any subsequent write-downs are charged against operating expenses. Estimated costs to sell the real estate are considered in determining its fair value.



                      C-11
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Effective January 1, 1995, SFAS No. 114 requires that impaired loans for which foreclosure is probable (in-substance foreclosed) be accounted for as loans. In prior years, in-substance foreclosed loans were reported as other real estate. However, other real estate at January 1, 1995, did not include any in-substance foreclosed loans and no reclassification was required.

INCOME FROM FIDUCIARY ACTIVITIES

     Income from fiduciary activities is recognized on the accrual basis.

INCOME TAXES

     Seaway files a consolidated federal income tax return. Seaway accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS
No. 109 requires the use of the asset and liability method of accounting for income taxes. Current taxes are measured by applying the provisions of enacted tax laws to taxable income to determine the amount of taxes receivable or payable. Deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. SFAS No. 109 also provides for the utilization of tax planning strategies in the computation of deferred federal income taxes.

PENSION COSTS

     Seaway accounts for pension cost under the provisions of Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions." This pronouncement requires the use of the "projected unit credit" method in the determination of accumulated benefits and periodic cost.

CASH EQUIVALENTS

     For purposes of the statement of cash flows, Seaway considers cash on hand, cash due from banks and federal funds sold to be cash equivalents.





                      C-12
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 - RESTRICTED CASH BALANCES

     The required reserve balance calculated, based on a percentage of deposits, was approximately $2,003,000 at December 31, 1995. These reserve requirements were met through a combination of vault cash and deposits with correspondent banks.

NOTE 3 - SECURITIES

     The amortized cost and estimated market value of securities held-to-maturity are as follows at December 31, 1995 and 1994 (dollars in thousands):

                                                                                      1995
                                                                             GROSS           GROSS         ESTIMATED
                                                             AMORTIZED     UNREALIZED     UNREALIZED        MARKET
                                                               COST          GAINS          LOSSES          VALUE
     Obligations of states and political subdivisions        $38,136         $1,359         $ (33)         $39,462
     Corporate securities                                      8,643             19          (125)           8,537

       Total                                                 $46,779         $1,378         $(158)         $47,999

                                                                                      1994
                                                                             GROSS           GROSS         ESTIMATED
                                                             AMORTIZED     UNREALIZED     UNREALIZED        MARKET
                                                               COST          GAINS          LOSSES          VALUE
     Obligations of states and political subdivisions        $38,541         $585           $(250)         $38,876
     Corporate securities                                     18,923           19            (503)          18,439

       Total                                                 $57,464         $604           $(753)         $57,315


                                      C-13
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - SECURITIES (CONTINUED)

     The amortized cost and estimated market value of securities held-to-maturity at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands):

                                                                  ESTIMATED
                                                  AMORTIZED        MARKET
                                                    COST           VALUE
     Due in 1 year or less                         $ 5,224         $ 5,261
     Due in 1 year through 5 years                  28,432          29,319
     Due after 5 years through 10 years              9,617           9,784
     Due after 10 years                              3,506           3,635

       Total                                       $46,779         $47,999

     The amortized cost and estimated market value of investments in securities available-for-sale are as follows at December 31, 1995 and 1994 (dollars in thousands):

                                                                                      1995
                                                                             GROSS           GROSS         ESTIMATED
                                                             AMORTIZED     UNREALIZED     UNREALIZED        MARKET
                                                               COST          GAINS          LOSSES          VALUE
     U.S. treasury securities and obligations of
        U.S. government corporations and agencies            $39,278         $148           $(110)         $39,316
     Obligations of states and political subdivisions          1,097           17              --            1,114
     Mortgage-backed securities                               35,044          228            (229)          35,043
     Other                                                     1,863           87              --            1,950

          Total                                              $77,282         $480           $(339)         $77,423






                      C-14
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - SECURITIES (CONTINUED)

                                                                                      1994
                                                                             GROSS           GROSS         ESTIMATED
                                                             AMORTIZED     UNREALIZED     UNREALIZED        MARKET
                                                               COST          GAINS          LOSSES          VALUE
     U.S. treasury securities and obligations of
        U.S. government corporations and agencies            $49,096         $  8           $(1,754)       $47,350
     Mortgage-backed securities                               32,754           40            (1,334)        31,460
     Other                                                     1,863          137                --          2,000

          Total                                              $83,713         $185           $(3,088)       $80,810

     The amortized cost and estimated market value of securities available-for-sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (dollars in thousands):

                                                              ESTIMATED
                                                 AMORTIZED      MARKET
                                                   COST         VALUE
     Due in 1 year or less                        $27,292      $27,348
     Due in 1 year through 5 years                 11,548       11,653
     Due after 5 years through 10 years             3,398        3,379
                                                   42,238       42,380
     Mortgage-backed securities                    35,044       35,043

       Total                                      $77,282      $77,423

     Securities having a carrying value of $10,997,000 (market value of $11,467,000) were pledged at December 31, 1995, to secure public deposits, repurchase agreements and for other purposes required by law.




                      C-15
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - SECURITIES (CONTINUED)

     Proceeds from sales of securities available-for-sale during 1995, 1994 and 1993 were $4,445,000, $4,551,000 and $0, respectively. Gross gains of $3,000, $2,000 and $0 and gross losses of $61,000, $21,000 and $0 were recognized on those sales in 1995, 1994 and 1993, respectively.

NOTE 4 - LOANS

     Major categories of loans included in the portfolio at December 31, 1995 and 1994 are as follows (dollars in thousands):

                                               1995          1994
     Commercial Loans                        $ 68,497      $ 62,553
     Mortgage Loans                            98,523        95,404
     Consumer Loans                            25,263        20,937

         Total Loans                         $192,283      $178,894

     Final loan maturities and rate sensitivity of the loan portfolio at December 31, 1995, are as follows (dollars in thousands):

                                           WITHIN          ONE-            AFTER
                                            ONE            FIVE            FIVE
                                            YEAR           YEARS           YEARS              TOTAL
     Commercial Loans                      $17,060        $46,913          $ 4,524          $ 68,497
     Mortgage Loans                         10,994         21,375           66,154            98,523
     Consumer Loans                          4,300         18,371            2,592            25,263

                                           $32,354        $86,659          $73,270          $192,283

     Loans at fixed interest rates         $20,602        $61,118          $41,863          $123,583
     Loans at variable interest rates       11,752         25,541           31,407            68,700

                                           $32,354        $86,659          $73,270          $192,283



                      C-16
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - LOANS (CONTINUED)

     Certain directors and executive officers of Seaway, including their associates, were loan customers of the Banks during 1995 and 1994. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectibility. Total loans to these persons at December 31, 1995 and 1994 amounted to $13,157,000 and $11,285,000, respectively. During 1995, $6,907,000 of new loans were made and repayments totaled $5,035,000. The total unused commitments for these loans were $3,190,000 at December 31, 1995.

     Mortgage loans serviced for others are not included in the accompanying consolidated statements of financial condition. The unpaid principal balances of mortgage loans serviced for others was $42,154,000 and $39,742,000 at December 31, 1995 and 1994,
respectively. Seaway has not purchased mortgage servicing rights from others.

     Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were approximately $175,000 and $225,000 at December 31, 1995 and 1994, respectively.

NOTE 5 - RESERVE FOR POSSIBLE LOAN LOSSES

     Transactions in the reserve for possible loan losses for the years ended December 31, 1995, 1994 and 1993 were as follows (dollars in thousands):

                                                              1995         1994         1993
     BALANCE - Beginning of year                             $2,182       $2,182       $2,178
     Provision for loan losses charged to operations            189           19           58
                                                              2,371        2,201        2,236
     Loans charged off - Net of recoveries of
       $34, $99 and $65                                         (77)         (19)         (54)

     Balance - End of year                                   $2,294       $2,182       $2,182

     As a percent of total loans                               1.19%        1.22%        1.28%




                      C-17
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - RESERVE FOR POSSIBLE LOAN LOSSES (CONTINUED)

     As disclosed in Note 1, Seaway adopted SFAS No. 114 as of January 1, 1995. The following is a summary of nonperforming loans, troubled debt restructured and other impaired loans as of December 31, 1995 (dollars in thousands):

                                                                1995
          Nonperforming loans                                  $1,236
          Troubled debt restructured                               --
          Other impaired loans                                     --

          Total                                                $1,236

          Based on the analysis of expected cash flows and collateral values, no additional reserve for possible loan losses was deemed necessary for impaired loans at December 31, 1995. The average recorded investment in total impaired loans was $650,000 during 1995. The amount of interest income recognized on total impaired loans was $34,000 during 1995.

          The aggregate balances of non-accrual loans and the reduction of interest income associated with these loans at December 31, 1994 are as follows (dollars in thousands):

                                                                 1994
          Nonaccrual loans                                      $1,188

          Income in accordance with original loan terms         $  129
          Income recognized                                         79
          Reduction in interest income                          $   50








                      C-18
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - BANK PREMISES AND EQUIPMENT

          Bank premises and equipment at December 31, 1995 and 1994 consisted of the following (dollars in thousands):

                                                            1995           1994
     Land                                                 $   929        $ 1,011
     Buildings and improvements                             5,913          5,595
     Furniture, fixtures and equipment                      9,049          7,980

          Total bank premises and equipment                15,891         14,586

     Less accumulated depreciation and amortization        (8,265)        (8,132)

          Net carrying amount                             $ 7,626        $ 6,454

NOTE 7 - DEPOSITS

     The following is a summary of the distribution of deposits at December 31 (dollars in thousands):

                                                   1995            1994
     Noninterest bearing - Demand                $ 36,736       $ 34,206

     Interest bearing
       NOW accounts                              $ 47,794       $ 47,150
       Savings                                     55,921         56,195
       Money market demand                         40,284         41,050
       Time:
         $100,000 and over                         28,827         16,437
         Under $100,000                            96,814         87,253

           Total interest bearing                $269,640       $248,085






                      C-19
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - SHORT-TERM BORROWINGS

     Seaway includes both agreements to repurchase and federal funds purchased in short-term borrowings. Securities sold under agreements to repurchase generally mature within 90 days. Federal funds purchased generally mature within 1 to 4 days. The following is a summary of short-term borrowings for the 3 years ended December 31, 1995 (dollars in thousands):

                                                            1995          1994          1993
     Amount outstanding at year-end                       $   760       $18,867       $17,162
     Weighted average interest rate at year-end              5.62%         5.73%         3.19%
     Daily average amount outstanding                     $12,284       $17,981       $13,967
     Weighted average interest rate for the year             5.99%         4.09%         3.19%
     Maximum amount outstanding at any month-end          $27,268       $23,410       $19,747

NOTE 9 - INCOME TAXES

     The provision for income taxes reflected in the consolidated statements of income for the 3 years ended December 31, 1995, consists of the following (dollars in thousands):

                                              1995        1994       1993
     Current expense                         $  890       $819       $973
     Deferred expense (benefit)                 171         91         (9)

          Total income tax expense           $1,061       $910       $964

     Tax expense includes charges applicable to securities gains or losses in the amounts of ($20,000), ($6,000) and $0, respectively for the years ended December 31, 1995, 1994 and 1993.

     Total income tax expense was less than the amount computed by applying the statutory federal income tax rate to income before income taxes. The reasons for the difference are explained as follows:




                      C-20
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - INCOME TAXES (CONTINUED)

                                                PERCENT OF PRETAX INCOME
                                                1995      1994      1993
     Income tax at statutory rate                34%       34%       34%
     Tax exempt interest                        (13)      (16)      (14)
     Other                                       --         1        (1)

          Actual income tax expense              21%       19%       19%

     The current and deferred net tax asset/liabilities are reflected in the balance sheet and are as follows (dollars in thousands):

                                         1995         1994
     Deferred liability (asset)          $118       $(1,218)

     Current liability (asset)           $(95)      $   102

     Deferred income taxes are provided for the temporary differences between the financial reporting bases and the tax bases of Seaway's assets and liabilities. The sources of such temporary differences and the resulting net deferred tax expense (benefit) for the years ended December 31, 1995, 1994 and 1993 are as follows (dollars in thousands):

                                              1995        1994        1993
     Provision for loan losses                $(38)      $  --       $ (1)
     Pension expense                            89          70        (52)
     Reserve for security loss                 (20)        (24)        --
     Original issue discount                    39         169         --
     Other                                     101        (124)        44

                                              $171       $  91       $ (9)


                      C-21
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 - INCOME TAXES (CONTINUED)

     The detail of the net deferred tax asset reflected in the balance sheet is as follows (dollars in thousands):

                                                                            1995         1994
     Deferred tax asset
       Bad debts                                                           $ 424       $  386
       Deferred loan fees                                                     72           65
       Unrealized losses on investment securities available-for-sale          --          987
       Security reserve                                                       44           24
       Other                                                                  36          195

          Total deferred tax assets                                          576        1,657

       Valuation allowance for deferred tax assets                            --           --

     Deferred tax liabilities:
       Depreciation                                                        $(263)      $ (176)
       Accretion on investment securities                                    (82)         (71)
       Pension                                                               (91)          (2)
       Original issue discount                                              (208)        (169)
       Unrealized gains on investment securities available-for-sale          (48)          --
       Other                                                                  (2)         (21)

          Total deferred tax liabilities                                    (694)        (439)

            Net deferred tax asset (liability)                             $(118)      $1,218

     The tax effect of the unrealized gains (losses) on investment securities available-for-sale is charged directly to its related component of shareholders' equity.











                      C-22
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - EMPLOYEE BENEFIT PLANS

RETIREMENT PLAN

     Seaway has a defined benefit plan covering substantially all of the employees of Seaway and the Banks. The following table sets forth the retirement plan's funded status and amounts recognized on Seaway's balance sheet at December 31, 1995 and 1994 (dollars in thousands):

                                                                         1995          1994
     Accumulated benefit obligation                                     $3,680       $ 3,053

     Projected benefit obligation                                       $5,439       $ 5,180
     Plan assets at fair value                                           5,725         3,986
     Funded status                                                         286        (1,194)

     Unrecognized net (gain) loss from past experience different
       from that assumed                                                   (48)        1,047
     Unrecognized prior service cost                                       (65)          (69)
     Unrecognized transition asset                                         (89)          (97)

     Prepaid (accrued) pension cost                                     $   84       $  (313)

     In 1995 and 1994, the weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8 percent. The rate of increase in future compensation levels was 5 percent and the expected long-term rate of return on assets was 8.5 percent in 1995 and 8 percent in 1994 and 1993.

     Net pension cost includes the following components for the years ended December 31, 1995, 1994 and 1993 (dollars in thousands):

                                                            1995       1994       1993
     Service cost benefits earned during the period       $   278     $ 293      $ 247
     Interest cost on projected benefit obligation            388       368        315
     Actual return (gain) loss on plan assets              (1,181)      248         63
     Net amortization and deferral                            810      (613)      (433)

     Net pension cost                                    $    295     $ 296      $ 192

                      C-23
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - EMPLOYEE BENEFIT PLANS (CONTINUED)

DEFINED CONTRIBUTION PLAN

     Seaway has a 401(k) Plan which is a defined contribution and voluntary savings plan for employees. Employer contributions are discretionary and are determined by an annual resolution of the Board of Directors. No employer contributions were paid or accrued for the 3 years ended December 31, 1995.

POSTRETIREMENT BENEFITS

     The Banks provide certain health care benefits for certain retired employees. Employees may become eligible for these benefits if they reach normal retirement age and meet certain vesting requirements. Such benefits for retired employees are provided through insurance companies.

     Expense for postretirement benefits is recorded on the accrual basis. However, postretirement benefits do not have a material impact on Seaway's consolidated financial position or results of operations.

INCENTIVE PLANS

     Seaway has established incentive compensation plans for management groups and profit-sharing plans for employees not covered under the incentive compensation plans. The plans were established to pay incentive compensation to employees of Seaway based on achieving certain operating results. For the years ended December 31, 1995, 1994 and 1993, incentive compensation under the plans totaled $366,000, $172,000 and $497,000, respectively.

NOTE 11 - RESTRICTIONS ON DIVIDENDS

     Dividends paid to Seaway by the Banks amounted to $2,877,000 in 1995, $1,857,000 in 1994 and $1,804,000 in 1993. Unless prior regulatory approval is obtained, banking regulations limit the amount of dividends that the Banks can declare in 1995 to the 1995 "net profits," as defined in the Federal Reserve Act, and "retained net profits" for 1994 and 1993.







                      C-24
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - COMMON STOCK

     In January 1995, Seaway declared a 10 percent stock dividend. Seaway also declared a 20 percent stock dividend in 1993.
Accordingly, per share amounts for all periods presented have been retroactively adjusted to reflect these transactions.

NOTE 13 - FINANCIAL INSTRUMENTS

FAIR VALUES OF FINANCIAL INSTRUMENTS

     Seaway has disclosed the following fair values of its financial instruments in accordance with Statement of Financial Accounting
Standards No. 107, "Disclosures About Fair Value of Financial
Instruments" (dollars in thousands):

                                                                 1995                              1994
                                                                       ESTIMATED                          ESTIMATED
                                                       CARRYING          FAIR            CARRYING           FAIR
                                                        AMOUNT           VALUE            AMOUNT            VALUE
     Assets:
      Cash and cash equivalents                        $ 21,758         $ 21,758         $ 10,593         $ 10,593
      Securities                                        124,202          125,422          138,274          138,125
      Loans                                             189,989          190,718          176,712          176,166
      Accrued interest receivable                         2,816            2,816            2,844            2,844
     Liabilities:
      Deposits                                          306,376          306,516          282,291          281,912
      Securities sold under agreements to
       repurchase                                           760              760           18,867           18,867
      Accrued interest payable                              873              873              607              607

     The following methods and assumptions were used by Seaway in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS

     The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.





                      C-25
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - FINANCIAL INSTRUMENTS (CONTINUED)

INVESTMENT SECURITIES (INCLUDING MORTGAGE-BACKED SECURITIES)

     Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS

     For variable rate loans that reprice frequently, and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of loan commitments and standby letters of credit, valued on the basis of fees currently charged for commitments for similar loan terms to new borrowers with similar credit profiles is not considered material.

ACCRUED INTEREST RECEIVABLE

     The carrying amount of accrued interest receivable approximates fair value.

DEPOSIT LIABILITIES

     The fair values disclosed for demand deposits are by definition equal to the amount payable on demand at the reporting date. The carrying amounts for variable rate, fixed term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar certificates.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     The carrying amounts of federal funds purchased, borrowings under repurchase agreements and other short-term borrowings approximate their fair values.

ACCRUED INTEREST PAYABLE

     The carrying amount of accrued interest payable approximates its fair value.

                      C-26
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - FINANCIAL INSTRUMENTS (CONTINUED)

LIMITATIONS

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, Seaway's entire holdings of a particular financial instrument.

     Because no market exists for a significant portion of Seaway's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

OFF-BALANCE SHEET RISK

     Seaway is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and financial guarantees and involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the statement of financial condition.

     Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Fees from issuing these commitments to extend credit are recognized over the period to maturity. Since a portion of the commitments is expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. Seaway evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer.

     Exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and financial guarantees written is represented by the



                      C-27
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 13 - FINANCIAL INSTRUMENTS (CONTINUED)

contractual notional amount of those items. Seaway generally requires collateral to support such financial instruments in excess of the contractual notional amount of those instruments.

     Seaway had outstanding loan origination commitments and standby letters of credit aggregating $50,686,000 and $50,992,000 at December 31, 1995 and 1994, respectively, of which $20,910,000 and $26,329,000 was outstanding at year end and included in Seaway's balance sheet.

NOTE 14 - PARENT ONLY CONDENSED FINANCIAL INFORMATION

     The condensed financial information that follows presents the financial condition of Seaway Financial Corporation (the "Parent Company"), along with the results of its operations and its cash flows. The Parent Company has recorded its investment in subsidiaries at cost plus its share of the undistributed earnings of the Banks since they were acquired. The Parent Company recognizes dividends from the Banks as revenue and undistributed earnings of the Banks as other income. The Parent Company's financial information should be read in conjunction with its consolidated financial statements.

     The condensed balance sheets at December 31 are the following (dollars in thousands):

                                                                      1995           1994
     ASSETS
       Cash on deposit at subsidiary bank                           $    43        $    85
       Time deposits                                                    100            250
       Securities available-for-sale                                  1,114             --
       Investment in subsidiaries                                    37,642         34,419
       Deferred tax receivable                                          --           1,218
       Other assets                                                     190            140

          Total assets                                              $39,089        $36,112

     LIABILITIES - Accounts payable and accrued expenses            $    58        $ 1,167
     SHAREHOLDERS' EQUITY                                            39,031         34,945

       Total liabilities and shareholders' equity                   $39,089        $36,112


                      C-28
            SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - PARENT ONLY CONDENSED FINANCIAL INFORMATION (CONTINUED)

     The condensed statement of income for the year ended December 31 is the following (dollars in thousands):

                                                                   1995         1994         1993
     DIVIDENDS FROM SUBSIDIARY BANKS                              $2,877       $1,857       $1,804
     MANAGEMENT FEES                                                 488          539          380
     OTHER                                                            29            6           14
                                                                   3,394        2,402        2,198

     OPERATING EXPENSES                                              595          630          424
     INCOME - Before tax benefit and equity in
      undistributed income of subsidiaries                         2,799        1,772        1,774
     INCOME TAX CREDIT                                                32           29           38
     INCOME - Before equity in undistributed income of
      subsidiaries                                                 2,831        1,801        1,812
     EQUITY IN UNDISTRIBUTED INCOME OF
      SUBSIDIARIES                                                 1,230        2,106        2,210

     NET INCOME                                                   $4,061       $3,907       $4,022

     The condensed statement of cash flows for the year ended December 31 is the following (dollars in thousands):

                                                                  1995           1994           1993
     CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                                $ 4,061        $ 3,907        $ 4,022
      Adjustment to reconcile net income to net cash
        provided by operating activities:
          Equity in undistributed income of
            subsidiaries                                         (1,230)        (2,106)        (2,210)
          Amortization and depreciation expense                      17             19             26
          Decrease (increase) in other assets and
            deferred tax receivable                               1,151           (900)            65
          Increase (decrease) in accounts payable and
            accrued expenses                                     (1,109)         1,032             86
          Amortization on securities                                  2             --             --

          Net cash provided by operating activities               2,892          1,952          1,989

                                      C-29
     CASH FLOWS FROM INVESTING ACTIVITIES
      Decrease (increase) in time deposits                          150           (125)          (125)
      Purchase of municipal bonds                                (1,101)            --             --

          Net cash used in investing activities                    (951)          (125)          (125)

     CASH FLOWS USED IN FINANCING ACTIVITIES -
      Dividends paid                                             (1,983)        (1,839)        (1,804)
     NET INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS                                                   (42)           (12)            60
     CASH AND CASH EQUIVALENTS - Beginning of year                   85             97             37

     CASH AND CASH EQUIVALENTS - End of year                    $    43        $    85        $    97





































                      C-30
                                APPENDIX D




















               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                      UNAUDITED FINANCIAL STATEMENTS


                            AS OF JUNE 30, 1996
                AND FOR THE THREE AND SIX MONTHS THEN ENDED




     Appendix D contains unaudited financial statements of Seaway Financial Corporation and Subsidiaries for the three and six months ended June 30, 1996, substantially in the form that appears in Seaway's Form 10-Q Quarterly Report for the period ended June 30, 1996.

















              SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)
                          (DOLLARS IN THOUSANDS)
                                                               JUNE 30,         DECEMBER 31,
                                                                 1996               1995
ASSETS

CASH AND CASH EQUIVALENTS
 Cash and due from banks                                       $ 10,849          $ 11,058
 Federal funds sold                                               7,000            10,700

   Total cash and cash equivalents                               17,849            21,758

MORTGAGES HELD FOR SALE                                           1,454                --

INVESTMENT SECURITIES HELD TO MATURITY (At cost)                 52,944            46,779

INVESTMENT SECURITIES AVAILABLE FOR SALE (At market)             73,216            77,423

   Total investment securities                                  126,160           124,202

LOANS                                                           206,038           192,283
LESS RESERVE FOR POSSIBLE LOAN LOSSES                            (2,463)           (2,294)

   Net loans                                                    203,575           189,989

BANK PREMISES AND EQUIPMENT                                       7,929             7,626
ACCRUED INTEREST RECEIVABLE AND OTHER ASSETS                      4,920             4,254

   Total assets                                                $361,887          $347,829

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

DEPOSITS
 Interest bearing deposits                                     $283,326          $269,640
 Non-interest bearing deposits                                   37,429            36,736

   Total deposits                                               320,755           306,376

SHORT-TERM BORROWINGS                                                30               760

ACCRUED INTEREST, TAXES AND OTHER LIABILITIES                     1,353             1,662

   Total liabilities                                            322,138           308,798

                                      D-1

SHAREHOLDERS' EQUITY
 Common stock - $1 par value; 2,000,000 shares authorized;
   1,685,430 issued and outstanding in 1996 and 1995,
   respectively                                                   1,685             1,685
 Capital surplus                                                 31,288            31,288
 Undivided profits                                                7,059             5,965
 Unrealized gain/loss on securities available-for-sale             (283)               93

   Total shareholders' equity                                    39,749            39,031

   Total liabilities and shareholders' equity                  $361,887          $347,829







































                                      D-2

               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF INCOME
                 THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                (UNAUDITED)
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                           1996             1995
INTEREST INCOME
Interest and fees on loans                             $    4,523       $    4,151

Interest on investment securities
 Taxable                                                    1,246            1,443
 Tax-exempt                                                   526              515

Interest on short-term investments                            104               66

Interest on mortgages held-for-sale                             6                4

     Total interest income                                  6,405            6,179

INTEREST EXPENSE
Interest on deposits                                        2,690            2,397

Interest on short-term borrowings                               3              279

     Total interest expense                                 2,693            2,676

NET INTEREST INCOME                                         3,712            3,503

PROVISION FOR LOAN LOSSES                                     116               23

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                            3,596            3,480

OTHER OPERATING INCOME
 Service charges on deposit accounts                          288              269
 Income from fiduciary activities                             409              404
 Gains (losses) on security transactions                      (23)              10
 Gains (losses) on sales of mortgage loans                    (19)               5
 Bankcard processing fees                                      44               31
 Other                                                        266              247

     Total other operating income                             965              966






                                      D-3
OTHER OPERATING EXPENSES
 Salaries and employee benefits                             1,862            1,779
 Net occupancy expense                                        507              442
 Supplies                                                     135              128
 Processing fees                                              154              175
 Professional fees                                            150              110
 FDIC assessment                                                1              160
 Marketing                                                     54               44
 Other                                                        338              322

     Total other operating expenses                         3,201            3,160

INCOME BEFORE INCOME TAXES                                  1,360            1,286

PROVISION FOR INCOME TAXES                                    282              266

NET INCOME                                             $    1,078       $    1,020

NET INCOME PER SHARE OF COMMON STOCK                   $      .64       $      .61

CASH DIVIDENDS PER SHARE OF COMMON STOCK               $      .32       $      .30

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             1,685,430        1,685,430



























                                      D-4

               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF INCOME
                  SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                (UNAUDITED)
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                                           1996             1995
INTEREST INCOME
Interest and fees on loans                             $    8,871       $    8,080

Interest on investment securities
 Taxable                                                    2,522            2,870
 Tax-exempt                                                 1,069            1,063

Interest on short-term investments                            223               92

Interest on mortgages held-for-sale                             9                4

     Total interest income                                 12,694           12,109

INTEREST EXPENSE
Interest on deposits                                        5,352            4,634

Interest on short-term borrowings                              10              589

     Total interest expense                                 5,362            5,223

NET INTEREST INCOME                                         7,332            6,886

PROVISION FOR LOAN LOSSES                                     167               41

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                            7,165            6,845

OTHER OPERATING INCOME
 Service charges on deposit accounts                          554              520
 Income from fiduciary activities                             858              849
 Gains (losses) on security transactions                      (23)              10
 Gains (losses) on sales of mortgage loans                    (26)               6
 Bankcard processing fees                                      87               78
 Other                                                        460              428

     Total other operating income                           1,910            1,891






                                      D-5
OTHER OPERATING EXPENSES
 Salaries and employee benefits                             3,674            3,501
 Net occupancy expense                                      1,009              898
 Supplies                                                     276              250
 Processing fees                                              331              352
 Professional fees                                            217              196
 FDIC assessment                                                2              319
 Marketing                                                    133               88
 Other                                                        657              623

     Total other operating expenses                         6,299            6,227

INCOME BEFORE INCOME TAXES                                  2,776            2,509

PROVISION FOR INCOME TAXES                                    604              509

NET INCOME                                             $    2,172       $    2,000

NET INCOME PER SHARE OF COMMON STOCK                   $     1.29       $     1.19

CASH DIVIDENDS PER SHARE OF COMMON STOCK               $      .64       $      .57

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING             1,685,430        1,685,430



























                                      D-6

               SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                  SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                (UNAUDITED)
                          (DOLLARS IN THOUSANDS)
                                                              1996              1995
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                 $  2,172          $  2,000
 Adjustments to reconcile net income to net
   cash provided by operating activities:
     Gains (loss) on sale of investment securities               (23)               10
     Loss on sale of fixed assets                                 81                --
     Depreciation and amortization                               534               512
     Provision for possible loan losses                          167                41
     Increase in accrued interest and other assets              (432)              (57)
     Decrease in accrued expenses and other liabilities         (262)             (422)
     Amortization and accretion on securities                    434             1,005
     Net increase in mortgages held-for-sale                  (1,454)             (307)

       Total adjustments                                        (955)              782

NET CASH PROVIDED BY OPERATING ACTIVITIES                      1,217             2,782

CASH FLOWS FROM INVESTING ACTIVITIES
 Investment securities
   Proceeds from maturities available-for-sale                17,361             6,507
   Proceeds from maturities held-to-maturity                  28,547             7,996
   Proceeds from sales available-for-sale                      2,728               991
   Purchases available-for-sale                              (16,859)           (8,399)
   Purchases held-to-maturity                                (34,713)           (2,673)
 Net increase in loans                                       (13,753)           (4,548)
 Capital expenditures                                         (1,008)           (1,302)

NET CASH USED IN INVESTING ACTIVITIES                        (17,697)           (1,428)

CASH FLOWS FROM FINANCING ACTIVITIES
 Net (decrease) increase in demand, NOW and savings
   deposits                                                   (4,177)            1,853
 Net increase in certificates of deposit                      18,556             9,084
 Dividends paid                                               (1,078)             (972)
 Net (decrease) increase in short-term borrowing                (730)           (4,492)

NET CASH USED IN FINANCING ACTIVITIES                         12,571             5,473

Net increase (decrease) in cash and cash equivalents          (3,909)            6,827



                                      D-7
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                21,758            10,593

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $ 17,849          $ 17,420















































                                      D-8
                                APPENDIX E

















                          STATISTICAL INFORMATION
          REGARDING SEAWAY FINANCIAL CORPORATION AND SUBSIDIARIES



     Appendix E contains additional statistical information concerning Seaway Financial Corporation and Subsidiaries for the periods presented as prepared by Seaway Financial Corporation.


























                                              TABLE 1
                                       GROSS MARGIN ANALYSIS
                                       (DOLLARS IN THOUSANDS)
                                                                    YEARS ENDED DECEMBER 31,
                                             1995                             1994                              1993
                                AVERAGE               AVERAGE    AVERAGE                AVERAGE    AVERAGE                AVERAGE
                                BALANCE    INTEREST YIELD/RATE   BALANCE    INTEREST  YIELD/RATE   BALANCE    INTEREST  YIELD/RATE
ASSETS
Interest Earning Assets:
  Loans <F1>                    $183,496    $16,595    9.04%     $170,695    $14,386     8.43%     $173,680    $15,035     8.66%
  Loans held for sale                535         41    7.66           195         15     7.69           688         47     6.83

Investment Securities:
  Taxable                         96,530      5,482    5.68       110,278      5,612     5.09        94,752      5,021     5.30
  Non-taxable <F2>                35,978      2,158    6.00        35,877      2,268     6.32        36,318      2,311     6.36

   Total investment
    securities                   132,508      7,640    5.77       146,155      7,880     5.39       131,070      7,332     5.59

Federal funds sold                 3,216        204    6.34         3,946        147     3.73         8,698        260     2.99

Other bank time deposits              --         --      --           138         12     8.70           715         43     6.01

   Total interest earning
     assets                      319,755     24,480    7.66       321,129     22,440     6.99       314,851     22,717     7.22

Noninterest Earning Assets:
  Cash and due from banks         11,151                           10,129                            10,016

  Premises and equipment (net)     6,354                            6,528                             6,317

  Other assets                     6,822                            5,864                             4,866
  Allowance for loan losses       (2,206)                          (2,186)                           (2,191)

   Total assets                 $341,876                         $341,464                          $333,859

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
  Deposits:
   Demand                       $ 87,128    $ 2,248    2.58%     $ 89,986    $ 2,248     2.50%     $ 86,976    $ 2,345     2.70%
   Savings                        56,500      1,437    2.54        56,724      1,518     2.68        53,173      1,413     2.66
   Time                          113,473      5,930    5.23       108,880      4,641     4.26       115,571      5,354     4.63
   Total Deposits                257,101      9,615    3.74       255,590      8,407     3.29       255,720      9,112     3.56
Short-term borrowings             12,306        736    5.98        17,978        736     4.09        13,965        446     3.19
   Total interest-bearing
    liabilities                  269,407     10,351    3.84       273,568      9,143     3.34       269,685      9,558     3.54

                                      E-1
Non-interest-bearing
 liabilities:
  Demand deposits                 32,931                           31,077                            28,746
  Other liabilities                2,499                            1,577                             1,888
   Total non-interest bearing
    liabilities                   35,430                           32,654                            30,634
  Shareholders' equity            37,039                           35,242                            33,540

   Total liabilities and
     shareholders' equity       $341,876                         $341,464                          $333,859

Net interest earnings                       $14,129    3.82%                 $13,297     3.65%                 $13,159     3.67%

Net yield on interest-earning
 assets                                                4.42%                             4.14%                             4.18%
__________________________

<F1> Nonaccrual loans have been included in the average loan amounts outstanding. Loan fees are treated as interest income. The amounts are not material.
<F2> Income from nontaxable investment securities has not been adjusted to a tax equivalent basis.



























                                      E-2

                                TABLE 2

                   ANALYSIS OF GROSS INTEREST MARGIN
                         (DOLLARS IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER 31,
                                                1995 COMPARED TO 1994                              1994 COMPARED TO 1993
                                                 INCREASE (DECREASE)                                INCREASE (DECREASE)

                                                             VOLUME/                                           VOLUME/
                                   VOLUME        RATE         RATE       TOTAL        VOLUME        RATE        RATE         TOTAL
INTEREST INCOME:
 Loans                             $1,079       $1,051       $  79       $2,209       $(258)       $(398)       $   7       $(649)
 Loans held-for-sale                   26           (0)         (0)          26         (34)           6           (4)        (32)
 Investment securities:
   Taxable                           (700)         651         (81)        (130)        823         (199)         (33)        591
   Non-taxable                          6         (116)         (0)        (110)        (28)         (15)          --         (43)
 Federal funds sold                   (27)         103         (19)          57        (142)          64          (35)       (113)
 Other bank time deposits             (12)         (12)         12          (12)        (35)          19          (15)        (31)

   Total                              372        1,677          (9)       2,040         326         (523)         (80)       (277)

INTEREST EXPENSE:
 Deposits:
   Demand                             (72)          74          (2)          --          81         (172)          (6)        (97)
   Savings                             (6)         (75)         --          (81)         94           10            1         105
   Time                                196       1,049          44        1,289        (310)        (428)          25        (713)
 Short-term borrowings                (232)        339        (107)          (0)        128          126           37         291

   Total                              (114)      1,387         (65)       1,208          (7)        (464)          57        (414)

Increase (decrease) in
 net interest income                $  486      $  290       $  56       $  832       $ 333        $ (59)       $(137)      $ 137

<F1> Yields on non-taxable securities have not been adjusted to a tax-equivalent basis.









                                      E-3

                                TABLE 3

              INVESTMENT SECURITIES MATURITY DISTRIBUTION

                        SECURITIES AVAILABLE FOR SALE <F1>                                SECURITIES HELD TO MATURITY <F1>
                            (DOLLARS IN THOUSANDS)                                            (DOLLARS IN THOUSANDS)

                        AVERAGE         CARRYING VALUE                                 AVERAGE              CARRYING VALUE
                         YIELD            DECEMBER 31,                                  YIELD                DECEMBER 31,
      Maturities of:     1995      1995      1994      1993           Maturities of:    1995        1995         1994       1993
     U.S. Treasury &                                                 U.S. Treasury &
              Agency                                                          Agency
       within 1 year     5.17%   $27,348   $12,947   $10,483           within 1 year       --      $    --     $    --     $    --
         1 - 5 years     5.97%    10,651    33,134    31,711            1 - 5  years       --           --          --          --
        5 - 10 years     4.95%     3,267     3,269     6,737            5 - 10 years       --           --          --          --
       Over 10 years       --         --        --       255           Over 10 years       --           --          --          --

               Total     5.36%   $41,266   $49,350   $49,186                   Total       --      $    --     $   --      $    --

     Mortgage Backed                                                 Mortgage Backed
          Securities     6.20%   $35,043   $31,460   $30,334              Securities       --      $    --     $    --     $    --

States and Political                                            States and Political
   Subdivisions <F2>                                               Subdivisions <F2>
       within 1 year       --    $    --   $    --   $    --           within 1 year     6.10%     $ 4,053     $ 3,863     $ 5,306
         1 - 5 years     4.52%     1,002        --        --            1 - 5  years     5.80%      21,915      24,610      17,697
        5 - 10 years     5.11%       112        --        --            5 - 10 years     5.14%       8,662       9,551      14,800
       Over 10 years       --         --        --        --           Over 10 years     5.55%       3,506         517       3,364

               Total     4.58%   $ 1,114   $    --   $    --                   Total     5.66%     $38,136     $38,541     $41,167

                                                                          Other <F3>
                                                                       within 1 year     5.88%     $ 1,171     $ 4,436     $ 4,555
                                                                        1 - 5  years     5.89%       6,517      13,611      13,570
                                                                        5 - 10 years     8.48%         955         622       3,478
                                                                       Over 10 years       --           --         254       1,424

                                                                               Total     5.94%     $ 8,643     $18,923     $23,027

<F1>    Seaway adopted SFAS No. 115 on December 31, 1993.
<F2>    Yields on non-taxable securities have not been adjusted to a tax equivalent base.
<F3>    Contains no concentrations of securities originated by a single issuer other than the U.S. Government and its agencies that exceed 10 percent of shareholders' equity.

                                      E-4

                                TABLE 4

                        OUTSTANDING LOAN BALANCE
                         (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,

                                       1995          1994          1993          1992          1991
     Commercial                      $ 68,497      $ 62,553      $ 62,029      $ 57,757      $ 50,952
     Real Estate Construction           2,884         3,511         3,187         4,285         2,691
     Real Estate Mortgage              95,639        91,893        88,557        93,248        91,550
     Installment                       25,263        20,937        16,680        20,010        18,404

        Total loans                  $192,283      $178,894      $170,453      $175,300      $163,597

     Loans held for sale             $     --      $     --      $    957      $    477      $    706

                                                     MATURITIES OF LOANS
                                                              DECEMBER 31, 1995

                                              UNDER        FROM ONE       AFTER
                                             ONE YEAR   TO FIVE YEARS   FIVE YEARS       TOTAL
     Commercial                              $17,060       $46,913       $ 4,524       $ 68,497
     Real Estate Construction                  2,884            --            --          2,884
     Real Estate Mortgage                      8,110        21,375        66,154         95,639
     Installment                               4,300        18,371         2,592         25,263

        Total loans                          $32,354       $86,659       $73,270       $192,283

     Percent of total                           16.8%         45.1%         38.1%        100.00%

Of the loans maturing after 1 year at December 31, 1995, the following table illustrates the sensitivity of the loan portfolio to changes in interest rates:









                                      E-5

                                          FIXED RATE              VARIABLE RATE            TOTAL
     Commercial                     $ 33,119       64.4%       $18,318       35.6%       $ 51,437
     Real Estate Construction             --         --             --         --              --
     Real Estate Mortgage             56,361       64.4         31,168       35.6          87,529
     Installment                      13,501       64.4          7,462       35.6          20,963

                                    $102,981       64.4%       $56,948       35.6%       $159,929








































                                      E-6

                                TABLE 5

                         NON-PERFORMING ASSETS
                         (DOLLARS IN THOUSANDS)

                                                           DECEMBER 31,
                                     1995          1994        1993          1992        1991
Nonperforming loans

 Impaired loans
   under SFAS No. 114 <F1>          $1,236       $   --       $   --       $   --       $   --

 Nonaccrual
   restructured <F2>                    --          224           --          511          916

 Nonaccrual
   original terms <F2>                 130          964           94          278          304

Accruing loans past
  due 90 days or more <F2>             210          507        1,326          787        1,115

Nonperforming loans                  1,576        1,695        1,420        1,576        2,335

Other real estate                      120          299          807          656          230

Nonperforming assets                $1,696       $1,994       $2,227       $2,232       $2,565

Nonperforming loans as
 a percentage of total
 loans                                  .8%          .9%          .8%          .9%         1.4%

Reserve for loan losses
 as a percentage of
 nonperforming loans                 145.6%       128.7%       153.7%       138.2%        83.3%

Reserve for loan losses
 as a percentage of
 nonperforming assets                135.3%       109.4%        98.0%        97.6%        75.8%
_________________________

<F1> Seaway adopted SFAS No. 114 on January 1, 1995.

<F2> Data for 1995 includes residential mortgage loans and consumer installment loans. For all periods prior to 1995, all loan types are included.

                                      E-7
Loans are placed on a non-accrual basis when management believes that there is a reasonable doubt as to their collectibility and interest is recorded to income only as collected.

At December 31, 1995, other than the nonperforming loans noted above, management is not aware of any other potential loan problems.

There are no concentrations of loans which exceed 10 percent of total loans.

Based on the analysis of expected future cash flows and collateral values, no additional reserve for possible loan losses was deemed necessary for impaired loans at December 31, 1995. The average recorded investment in total impaired loans was $650,000 during 1995. The amount of interest income recognized on total impaired loans was $34,000 during 1995.



































                                      E-8

                                TABLE 6

                    SUMMARY OF LOAN LOSS EXPERIENCE
                         (DOLLARS IN THOUSANDS)

                                                               DECEMBER 31,

                                     1995           1994           1993           1992           1991
Loans outstanding                  $192,283       $178,894       $170,453       $175,300       $163,597

Average total loans                 183,496        170,695        173,680        165,926        156,936

Allowance for loan loss
 at beginning of year                 2,182          2,182          2,178          1,945          1,613
Loans charged off:
  Commercial                              8              2             30             41             68
  Real Estate Construction               --             --             --             --             --
  Real Estate Mortgage                   11             13              7             --             17
  Installment                            91            103             82            126             75

     Total charge-offs                  110            118            119            167            160
Recoveries:
  Commercial                             --             32             11             31             43
  Real Estate Construction               --             --             --             --             --
  Real Estate Mortgage                    1             39              1             --              1
  Installment                            32             28             53             50             31

     Total recoveries                    33             99             65             81             75

     Net charge-offs                     77             19             54             86             85
Provision for loan loss                 189             19             58            319            417

Allowance for loan loss
 at end of year                    $  2,294       $  2,182       $  2,182       $  2,178       $  1,945

Ratio of net charge-offs
 to average loans                       .04%           .01%           .03%           .05%           .05%

The reserve for possible loan losses is maintained at a level considered by management to be adequate to absorb losses inherent in existing loans and loan commitments. The adequacy of the reserve is based on evaluations which take into consideration such factors as prior loss experience, changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans and commitments and current and anticipated economic conditions that may affect a borrower's ability to pay.

                                      E-9

                                TABLE 7

                  ANALYSIS OF RESERVE FOR LOAN LOSSES
                         (DOLLARS IN THOUSANDS)

                                                          DECEMBER 31,

                                          1995         1994         1993         1992         1991
Commercial Loans                         $  549       $  361       $  818       $2,113       $  788
Real Estate Construction                     --           --           --           --           58
Real Estate Mortgage                         22          103          101           61          749
Installment Loans                           114          143          201            4          350
Unallocated                               1,609        1,575        1,062           --           --

Total reserve for loan
 losses                                  $2,294       $2,182       $2,182       $2,178       $1,945


Percentage of loans
 to total loans:
 Commercial Loans                          35.6%        34.9%        36.4%        32.9%        31.1%
 Real Estate Construction                   1.5          2.0          1.8          2.5          1.7
 Real Estate Mortgage                      49.8         51.4         52.0         53.2         56.0
 Installment Loans                         13.1         11.7          9.8         11.4         11.2

      Total                               100.0%       100.0%       100.0%       100.0%       100.0%

For 1991 and prior years, the loan loss reserve was allocated to the various portfolios by specific identification and historical charge-off percentages. The remaining unallocated reserve was then allocated based on the outstanding balance of each loan portfolio. In 1992, as part of Seaway's compliance with SFAS No. 107, the reserve was allocated based on the inherent risk in each portfolio. For 1993, 1994 and 1995 the reserve is allocated as in 1991, with the remaining reserve being allocated to a new category called unallocated.












                                      E-10

                                TABLE 8

                            AVERAGE DEPOSITS
                         (DOLLARS IN THOUSANDS)

                                       1995                     1994                     1993
                               AVERAGE      AVERAGE     AVERAGE      AVERAGE     AVERAGE      AVERAGE
                               BALANCE       RATE       BALANCE       RATE       BALANCE       RATE
Demand deposits:
 Noninterest bearing          $ 32,931         --%      $ 31,077        --%     $ 28,746         --%
 Interest-bearing               87,128       2.58%        89,986      2.50%       86,976       2.70%
Savings                         56,500       2.54%        56,724      2.68%       53,173       2.66%
Time                           113,473       5.23%       108,880      4.26%      115,571       4.63%


Total Deposits                $290,032       3.32%      $286,667      2.93%     $284,466       3.20%

Maturities of time certificates of deposit and other time deposits of $100,000 or more outstanding at December 31, 1995, were as follows:

                                       DECEMBER 31,1995
Under 3 months                             $16,328
3 through 6 months                           7,137
Over 6 through 12 months                     2,235
Over 12 months                               3,127

Total                                      $28,827

                                TABLE 9

                            FINANCIAL RATIOS
                                               YEAR ENDED
                                               DECEMBER 31,
                                       1995        1994        1993
     Return on Equity                 10.96%      11.09%      11.99%
     Return on Assets                  1.19%       1.14%       1.20%
     Dividend Payout Ratio            48.83%      42.75%      40.68%
     Equity to Assets Ratio           10.83%      10.32%      10.05%

                                      E-11

                                TABLE 10

                              GAP ANALYSIS

                       Balances December 31, 1995
                         (dollars in thousands)

INTEREST EARNING ASSETS                  0-3               4-12               1-5             AFTER
                                        MONTHS            MONTHS             YEARS           5 YEARS            TOTAL
Federal funds sold                     $ 10,700          $     --          $     --          $    --          $ 10,700
Investment securities
 held-to-maturity                         4,824             6,067            26,619            9,269            46,779
Investment securities
 available-for-sale                      24,980            25,071            25,003            2,369            77,423
Loans                                    47,871            47,729            81,980           14,703           192,283

     TOTAL                             $ 88,375          $ 78,867          $133,602          $26,341          $327,185


INTEREST BEARING LIABILITIES

Interest bearing demand                $     --          $ 47,794<F1>      $     --          $    --          $ 47,794
Savings                                  96,205<F2>                              --               --            96,205
Time                                     37,274            49,958            37,314            1,095           125,641

Subtotal deposits                       133,479            97,752            37,314            1,095           269,640
Short-term borrowing                        760                --                --               --               760

     TOTAL                             $134,239          $ 97,752          $ 37,314          $ 1,095          $270,400

INTEREST RATE SENSITIVITY
  GAP                                   (45,864)          (18,885)           96,288           25,246            56,785

CUMULATIVE INTEREST RATE
  SENSITIVITY GAP                       (45,864)          (64,749)           31,539           56,785            56,785

INTEREST RATE SENSITIVITY
  GAP RATIO                              -14.02%            -5.78%            29.43%            7.72%            17.35%

CUMULATIVE INTEREST RATE
  SENSITIVITY GAP                        -14.02%           -19.80%             9.63%           17.35%            17.35%







                                      E-12

<F1> NOW accounts included in 4-12 months based on the assumption that if rates change unfavorably the funds would be withdrawn over a period of 1 year.

<F2> Savings accounts included in 0-3 months based on the assumption that if rates change unfavorably the funds would be withdrawn over a period of 90 days.









































                                      E-13
===========================================================================

No person is authorized to give any information or to make any representation not contained in this Prospectus and Proxy Statement in connection with the offering and solicitation made hereby. If given or made, such information or representation should not be relied upon as having been authorized. This Prospectus and Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus and Proxy Statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer, or solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this Prospectus and Proxy Statement nor any distribution of the securities this Prospectus and Proxy Statement offers shall, under any circumstances, create any implication that there has been no change in the information contained herein or in the affairs of Old Kent or Seaway since the date hereof.

                             TABLE OF CONTENTS
                                                                       PAGE

INTRODUCTION AND SUMMARY . . . . . . . . . . . . . . . . . . . . . . . .  1
  Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  Old Kent Financial Corporation . . . . . . . . . . . . . . . . . . . .  2
  Seaway Financial Corporation . . . . . . . . . . . . . . . . . . . . .  2
  Summary of Certain Aspects of the Merger . . . . . . . . . . . . . . .  3
  Market Value of Shares . . . . . . . . . . . . . . . . . . . . . . . .  6
  Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . .  7
  Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . . .  8

GENERAL MEETING INFORMATION. . . . . . . . . . . . . . . . . . . . . . . 10
  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Voting by Proxy. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  Proxy Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Voting Rights and Record Date. . . . . . . . . . . . . . . . . . . . . 11
  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . 12
  Merger Recommendation and Reasons
     for the Transaction . . . . . . . . . . . . . . . . . . . . . . . . 12
  Opinion of Financial Adviser . . . . . . . . . . . . . . . . . . . . . 14
  Conversion of Seaway Shares. . . . . . . . . . . . . . . . . . . . . . 17
  Stock Price Condition. . . . . . . . . . . . . . . . . . . . . . . . . 17
  Distribution of Old Kent Common Stock. . . . . . . . . . . . . . . . . 18
  Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . 19
  Business of Seaway Pending the Merger. . . . . . . . . . . . . . . . . 19
  Management After the Merger. . . . . . . . . . . . . . . . . . . . . . 20
  Conditions to the Merger and Abandonment . . . . . . . . . . . . . . . 20
  Termination Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  Description of Old Kent Capital Stock. . . . . . . . . . . . . . . . . 22
  Provisions Affecting Control . . . . . . . . . . . . . . . . . . . . . 23

  Comparison of Rights of Old Kent Shareholders
     and Seaway Shareholders . . . . . . . . . . . . . . . . . . . . . . 24
  Agreements of Affiliates . . . . . . . . . . . . . . . . . . . . . . . 25
  Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . . 26
  Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . 27

SEAWAY FINANCIAL CORPORATION . . . . . . . . . . . . . . . . . . . . . . 27
  Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  Market Price and Dividends . . . . . . . . . . . . . . . . . . . . . . 29

Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . 38
  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 38

NO DISSENTERS' RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . 39

VOTING AND MANAGEMENT INFORMATION. . . . . . . . . . . . . . . . . . . . 39
  Voting Securities and Principal Shareholders
     of Seaway . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Interests of Certain Persons . . . . . . . . . . . . . . . . . . . . . 41

GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . 41
  Independent Public Accountants . . . . . . . . . . . . . . . . . . . . 42
  Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . 42
  Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  Sources of Information . . . . . . . . . . . . . . . . . . . . . . . . 43

Appendix A--   Agreement and Plan of Merger
Appendix B--   Opinion of Austin Financial Services, Inc.
Appendix C--   Seaway Financial Corporation and Sub-
               sidiaries Audited Financial Statements
Appendix D--   Seaway Financial Corporation and Subsi-
               diaries Unaudited Financial Statements
Appendix E--   Statistical Information Regarding Seaway
               Financial Corporation and Subsidiaries
===========================================================================











===========================================================================





                               [SEAWAY LOGO]








                              PROSPECTUS AND
                              PROXY STATEMENT








                    SPECIAL MEETING OF SHAREHOLDERS OF
                             SEAWAY FINANCIAL
                                CORPORATION



                  IN CONNECTION WITH AN OFFERING OF UP TO
                             2,382,100 SHARES





                                 OLD KENT
                           FINANCIAL CORPORATION
                        COMMON STOCK, $1 PAR VALUE







                              [OLD KENT LOGO]


===========================================================================
             PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Sections 561-571 of the Michigan Business Corporation Act (the "Michigan Act"), directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     Old Kent is obligated under its Restated Articles of Incorporation to indemnify its directors and executive officers to the full extent permitted under the Michigan Act. Old Kent may similarly indemnify persons who are not directors or executive officers to the extent authorized by the board of directors of Old Kent.

     The Michigan Act provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Old Kent or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (i) expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by, or in the right of, Old Kent) arising out of a position with Old Kent (or with some other entity at Old Kent's request); and (ii) expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of Old Kent, unless the director or officer is found liable to Old Kent, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The Michigan Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (i) and (ii) above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders.

     In certain circumstances, the Michigan Act further permits advances to cover such expenses before a final determination that indemnification is


                      II-1
permissible or required, upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the applicable standard of conduct and an undertaking, which need not be secured, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct.

     Indemnification under the Michigan Act is not exclusive of other rights to indemnification to which a person may be entitled under the Restated Articles of Incorporation, Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the Michigan Act continues as to a person who ceases to be a director or executive officer.

     The Michigan Act permits Old Kent to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with Old Kent, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Old Kent maintains such insurance on behalf of its directors and officers.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS. The following exhibits are filed as part of this Registration Statement:

NUMBER                                  EXHIBIT

2.1 AGREEMENT AND PLAN OF MERGER. Attached as Appendix A to the Prospectus and Proxy Statement.

4.1 LONG-TERM DEBT. The registrant is a party to several long-term debt agreements which at the time of this Registration Statement do not exceed 10 percent of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of the other parties thereto to the Securities and Exchange Commission upon request.

4.2            RESTATED ARTICLES OF INCORPORATION.  Previously filed as
               Exhibit 3(a) to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

4.3 BYLAWS. Previously filed as Exhibit 3(b) to the registrant's Form 8-K filed February 23, 1996. Here incorporated by reference.


                      II-2
   5* OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SECURITIES BEING REGISTERED.

   8*          OPINION OF COUNSEL REGARDING CERTAIN TAX MATTERS.

12 STATEMENT REGARDING COMPUTATION OF OTHER RATIOS. Previously filed as Exhibit 11 to the registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1995. Here incorporated by reference.

   23.1*       CONSENT OF COUNSEL (included in Exhibits 5 and 8).

23.2           CONSENT OF INDEPENDENT ACCOUNTANTS (OLD KENT FINANCIAL
               STATEMENTS).

23.3           CONSENT OF INDEPENDENT ACCOUNTANTS (SEAWAY FINANCIAL
               STATEMENTS).

23.4              CONSENT OF AUSTIN FINANCIAL SERVICES, INC. (included
               in the opinion of Austin Financial Services, Inc., which appears as Appendix B to the Prospectus and Proxy
               Statement).

   24**        POWERS OF ATTORNEY.

99.1           SEAWAY PRESIDENT'S LETTER.

99.2           FORM OF PROXY FOR SEAWAY.
_____________

*  Previously filed.

** Powers of attorney for Messrs. Hackett, Jandernoa and Secchia and Ms.
   Hanka are filed herewith.  All others previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are not applicable.

     (c) OPINION OF FINANCIAL ADVISER. The opinion of Austin Financial Services, Inc. appears as Appendix B to the Prospectus and Proxy Statement.











                      II-3
ITEM 22.  UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (2) (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (b) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or
     (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-


                      II-4
          effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (b) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                      II-5
     (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.





































                      II-6
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 17, 1996.


                              OLD KENT FINANCIAL CORPORATION
                              (Registrant)


                              By */S/ B.P. SHERWOOD, III
                                  B.P. Sherwood, III
                                  Vice Chairman and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


_____________, 1996                 _______________________________
                                    John M. Bissell
                                    Director


   October 17, 1996                */S/ JOHN D. BOYLES
                                    John D. Boyles
                                    Director


   October 17, 1996                */S/ RICHARD M. DEVOS, JR.
                                    Richard M. DeVos, Jr.
                                    Director


   October 17, 1996                */S/ JAMES P. HACKETT, SR.
                                    James P. Hackett, Sr.
                                    Director


   October 17, 1996                */S/ ERINA HANKA
                                    Erina Hanka
                                    Director


   October 17, 1996                */S/ EARL D. HOLTON
                                    Earl D. Holton
                                    Director


   October 17, 1996                */S/ MICHAEL J. JANDERNOA
                                    Michael J. Jandernoa
                                    Director


   October 17, 1996                */S/ JOHN P. KELLER
                                    John P. Keller
                                    Director


   October 17, 1996                */S/ WILLIAM U. PARFET
                                    William U. Parfet
                                    Director


   October 17, 1996                */S/ PERCY A. PIERRE
                                    Percy A. Pierre
                                    Director


   October 17, 1996                */S/ ROBERT L. SADLER
                                    Robert L. Sadler
                                    Vice Chairman of the Board and
                                    Director


   October 17, 1996                */S/ PETER F. SECCHIA
                                    Peter F. Secchia
                                    Director


   October 17, 1996                */S/ B.P. SHERWOOD, III
                                    B.P. Sherwood, III
                                    Vice Chairman of the Board and
                                    Treasurer and Director
                                    (Principal Financial Officer)


   October 17, 1996                */S/ DAVID J. WAGNER
                                    David J. Wagner
                                    Chairman, President, Chief
                                    Executive Officer and
                                    Director (Principal Executive
                                    Officer)


   October 17, 1996                */S/ ALBERT T. POTAS
                                    Albert T. Potas
                                    Senior Vice President (Principal
                                    Accounting Officer)


                                   *By /S/ MARY E. TUUK
                                       Mary E. Tuuk
                                       Attorney-In-Fact

















































                                 EXHIBIT INDEX


NUMBER                                  EXHIBIT

2.1 AGREEMENT AND PLAN OF MERGER. Attached as Appendix A to the Prospectus and Proxy Statement.

4.1 LONG-TERM DEBT. The registrant is a party to several long-term debt agreements which at the time of this Registration Statement do not exceed 10 percent of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of the other parties thereto to the Securities and Exchange Commission upon request.

4.2            RESTATED ARTICLES OF INCORPORATION.  Previously filed as
               Exhibit 3(a) to the registrant's Form 10-Q Quarterly Report for the quarter ended March 31, 1993. Here incorporated by reference.

4.3 BYLAWS. Previously filed as Exhibit 3(b) to the registrant's Form 8-K filed February 23, 1996. Here incorporated by reference.

   5* OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SECURITIES BEING REGISTERED.

   8*          OPINION OF COUNSEL REGARDING CERTAIN TAX MATTERS.

12 STATEMENT REGARDING COMPUTATION OF OTHER RATIOS. Previously filed as Exhibit 11 to the registrant's Form 10-K Annual Report for its fiscal year ended December 31, 1995. Here incorporated by reference.

   23.1*       CONSENT OF COUNSEL (included in Exhibits 5 and 8).

23.2           CONSENT OF INDEPENDENT ACCOUNTANTS (OLD KENT FINANCIAL
               STATEMENTS).

23.3           CONSENT OF INDEPENDENT ACCOUNTANTS (SEAWAY FINANCIAL
               STATEMENTS).

23.4              CONSENT OF AUSTIN FINANCIAL SERVICES, INC. (included
               in the opinion of Austin Financial Services, Inc., which appears as Appendix B to the Prospectus and Proxy
               Statement).

   24**        POWERS OF ATTORNEY.

99.1           SEAWAY PRESIDENT'S LETTER.

99.2           FORM OF PROXY FOR SEAWAY.
_____________

*  Previously filed.

** Powers of attorney for Messrs. Hackett, Jandernoa and Secchia and Ms.
   Hanka are filed herewith.  All others previously filed.


                       FINANCIAL STATEMENT SCHEDULES

     Financial statements have been omitted because they are not applicable.


                             FAIRNESS OPINION

     The opinion of Austin Financial Services, Inc. appears as Appendix B to the Prospectus and Proxy Statement.